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                                                                    EXHIBIT 99.8

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

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TYCO INTERNATIONAL LTD.,                                          NO. 02-CV-7317
A BERMUDA CORPORATION, AND
TYCO INTERNATIONAL (US) INC.,
A NEVADA CORPORATION,

                                    PLAINTIFFS,

           V.                                                          COMPLAINT

L. DENNIS KOZLOWSKI,

                                    DEFENDANT.

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     Plaintiffs Tyco International Ltd. and Tyco International (US) Inc.
(collectively "Tyco" or "the Company"), by their undersigned counsel Boies, Schiller & Flexner LLP, as and for their Complaint against Defendant L. Dennis Kozlowski ("Kozlowski"), allege as follows upon information and belief as to all matters:

                              NATURE OF THE ACTION

     1. Kozlowski was the Chairman and Chief Executive Officer of Tyco from July 1992 through June 3, 2002 when the Board sought and received his resignation. During that time he gained a reputation as one of the best managers in Corporate America. He was also one of the highest, if not the highest, compensated executive in the country. Despite that substantial compensation, Kozlowski, beginning at least as early as 1995, contrived a scheme to abuse the trust that had been placed in him by Tyco's Board of Directors by misappropriating money and assets from the Company, and engaging in a concerted pattern of conduct to conceal his larcenous acts from the Board.

     2.   In addition to his own wrongful conduct, Kozlowski also induced and

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conspired with certain other senior officers and agents of Tyco to breach their own fiduciary duties to the Company. Kozlowski did this by allowing these persons to share in his misappropriations of money and assets, also without notice to or approval by the Company's Compensation Committee of the Board of Directors, and by entering into various undisclosed agreements with these persons, including agreements that gave them excessive and undisclosed compensation, and tied their compensation to Kozlowski's, in ways that were affirmatively concealed from the Company's Board.

     3. Specifically, Kozlowski concealed (and induced or conspired with others to conceal) from the Board and its relevant committees the following:

            a. Kozlowski transformed an approved 1995 relocation program that complied with IRS regulations and was available to all employees (SEE Ex. 3 attached hereto) into a special program for senior executives that permitted them to use millions of dollars of Company funds to purchase and speculate in New York real estate (SEE Ex. 4, attached hereto);


            b. Kozlowski abused the Company's Key Employee Loan ("KEL") program (SEE Ex. 6 and 7 attached hereto), which had been established for the purpose of facilitating the continued ownership of Tyco stock, from at least 1997 onward, by using it as his personal line of credit to fund myriad personal expenditures;

            c. Kozlowski misappropriated the Compensation Committee's approval of the 1995 relocation program, effectuating a 1998 Florida relocation that allowed select executives to acquire multiple residences (SEE Ex. 9 and 10, attached hereto);


            d. Kozlowski directed Tyco's CFO, Mark Swartz, in 1999 to enter unapproved credits against $25 million of Kozlowski's own KEL loans, $12.5 million of Swartz's KEL loans and $1 million of an event planner's KEL loans (SEE Ex. 8, attached hereto);

            e. Kozlowski awarded unauthorized "special bonuses" to himself and over 40 other Tyco employees in September of 2000 (SEE Ex. 12 attached hereto) that forgave the employees' relocation loans and paid their additional tax liabilities owed on the forgiveness (SEE Ex. 13, attached hereto);

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            f. Kozlowski fabricated another bonus program in favor of himself and two dozen select executives in November of 2000 (SEE Ex. 17-19, attached hereto);

            g. Kozlowski made fraudulent affirmative misrepresentations to the Compensation Committee of the Board in order to secure benefits for himself and make unauthorized awards of compensation to certain senior executives and key managers;

            h. Kozlowski paid an unauthorized $20 million fee to Frank Walsh, a friend and then-Tyco director, in July 2001 in connection with the acquisition of The CIT Group and specifically asked Walsh to conceal it from the Board;

            i. Kozlowski engaged in self-dealing transactions involving Company assets, including various real estate purchases and sales in which appraisals were not obtained, and allowed members of his extended family to use Company property; and

            j. Kozlowski concealed from the Board a criminal investigation into his own conduct and the service of subpoenas upon the Company.

The Company now seeks to recover these monies already expended, yet misappropriated by Kozlowski, which although they are not material to a company with total current assets over $55 billion, are nevertheless substantial to any chief executive and represent an egregious violation of the trust reposed in him by the Board and its shareholders.

     4. Kozlowski carried out this pattern of misconduct directly, through his own conduct - including the creation of memoranda that purported to reflect some level of Compensation Committee knowledge and approval for some of his actions, when in fact there was none - and indirectly, with the assistance of others at the Company with whom Kozlowski agreed and conspired to breach their fiduciary duties.

     5. Kozlowski has damaged the Company in a variety of ways, including the following:

            a. Misappropriating for himself over $100 million that he was not authorized to receive;

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            b. Wrongfully diverting to others millions of dollars in cash and stock, used to induce their cooperation or buy their silence;

            c. Failing to provide faithful and competent services that were the consideration for his authorized compensation;

            d. Inducing other officers and agents to fail to provide the faithful and competent services they were obligated to provide to the Company; and

            e. Damaging the Company's reputation and relationships with investors, employees, lenders, customers and suppliers, public authorities and the public generally.

     6. The total amount of damages proximately caused by Kozlowski's misconduct is not yet known, but as set forth herein Kozlowski's conduct caused him to be enriched, and the Company to be harmed, in at least the following amounts:

          a. KEY EMPLOYEE LOANS

               - $18,840,461 -- principal balance as of May 31, 2002, plus accrued interest from January 31, 2002

               - $25,000,000 -- adjustment, plus accrued interest from August, 1999

          b. UNAUTHORIZED "TYCOM BONUS" - forgiveness of Florida Relocation
             Loans

               -    $32,644,338 -- Kozlowski's own unauthorized bonus

               - $95,962,653 -- total cost to the Company (of which $79,177,081 represent senior executives benefits Kozlowski awarded without obtaining requisite Board approvals)

          c. UNAUTHORIZED "ADT AUTOMOTIVE BONUS" - including loan forgiveness, cash bonus, and restricted shares:

               - $17,188,034 and 148,000 shares -- Kozlowski's own unauthorized bonus

               - $36,584,338 and 261,500 shares -- total cost to the Company (of which $34,822,412 and 259,500 shares represent senior executives benefits Kozlowski awarded without obtaining the requisite Board approvals).

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          d. UNAUTHORIZED "FLAG TELECOM BONUS"

               -    $8,219,650 -- Kozlowski's own unauthorized amount

               - $15,378,700 -- total cost to the Company (including senior executives)

          e. UNAUTHORIZED FEE TO DIRECTOR FRANK WALSH

               -    $20,000,000 -- unauthorized payment

          f. DISHONESTY AND ENGAGEMENT IN ILLEGAL ACTIVITIES IN THE COURSE OF EMPLOYMENT

               -    An amount to be determined ("TBD")

          g. DISGORGEMENT OF ALL COMPENSATION

               -    $26,454,603 -- 1997

               -    $70,329,840 -- 1998

               -    $21,074,097 -- 1999

               -    $137,493,424 -- 2000

               -    $32,551,801 -- 2001

               -    An amount TBD -- 2002

          h. FORFEITURE OF ALL BENEFITS SINCE AT LEAST 1999

               -    $12,294,085 -- forfeiture of Deferred Compensation Benefits

               - $1,872,813 -- forfeiture of Supplemental Executive Retirement Plan, valued as of August 6, 2002

               - $45,147,415 -- forfeiture of Executive Retirement Arrangement, valued under a lump sum election

               - $23,823,887 -- forfeiture of FY 2000 Executive Life Insurance, valued as of June 30, 2002

               - $28,710,708 -- forfeiture of FY 2001 Executive Life Insurance valued as of June 30, 2002

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               -    An amount TBD -- forfeiture of all entitlements under the
                    2001 Retention Agreement, as amended

          i. CHARITABLE CONTRIBUTIONS PAID BY COMPANY:

               -    $43,000,000 -- Company contributions that enriched Kozlowski

          j. UNAUTHORIZED PROPERTY TRANSACTIONS:

               - $3,000,000 -- overpayment on sale of 10 Runnymede, North Hampton, NH property to the Company in 2000

               -    An amount TBD -- bargain sale on 610 Park Avenue, New York

               - An amount TBD -- unauthorized interest free loan of $7,011,669 for 610 Park Avenue

               - An amount TBD -- imputed interest on purchase of 2365 South Ocean Blvd., FL

               - An amount TBD -- imputed interest on purchase of 37 Squam Rd., Nantucket, MA

               - An amount TBD -- imputed interest on purchase of Old North Wharf (cottages and boat slip), Nantucket, MA

          k. PERSONAL USE OF COMPANY PROPERTY OR ASSETS:

               -    An amount TBD -- personal use of the following real estate:

                        (10 Runnymede, North Hampton, NH -- post July 6, 2000; 471 East Alexander Palm Rd, Boca Raton, FL -- from 1997 to 2001; 817 Fifth Avenue, NY, NY -- from 1996 to 2001; 950 Fifth Avenue, NY, NY -- from 2001 to 2002; 167 Little Harbor Rd., New Castle, NH -- from 1995 to 2002)

               -    An amount TBD -- Questionable business expenses

                        (including at least $20,000,000 -- purchase of artwork, antiques, furnishings; $700,000 -- movie rights; $1,000,000 -- Sardinia birthday party; $110,000 -- use of Endeavour; $1,144,000 -- jewelry, clothing, florist, club memberships, wines, private ventures; $150,000 -- personal expenses at 59 Harbor Rd., Rye, NH from 1996 to
                        2002)

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                                     PARTIES

     7. Plaintiff Tyco International Ltd. is a Bermuda corporation with its principal place of business at The Zurich Centre, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

     8. Plaintiff Tyco International (US) Inc., a wholly owned indirect subsidiary of Tyco International Ltd., is a Nevada corporation with its principal place of business at One Tyco Park, Exeter, New Hampshire 03833.

     9. Defendant Kozlowski is a citizen and resident of the State of Florida, residing at 4101 Ibis Point Circle, Boca Raton, Florida.

                             JURISDICTION AND VENUE

     10. The Court has jurisdiction over this action based on diversity of citizenship pursuant to 28 U.S.C. Section 1332(a)(2). The amount in controversy, exclusive of interest and costs, exceeds $75,000.

     11. Venue is proper in this District pursuant to 28 U.S.C. Section 1391(a)(2) because Tyco maintains corporate offices in this District; Kozlowski regularly attended business meetings (including the May 23 meeting at which he concealed his criminal investigation) in this District; other meetings, communications and events relating to the events set forth herein occurred in this District; and several parcels of real estate that Kozlowski used or acquired as part of his unlawful conduct are located in this District.

                           FACTS COMMON TO ALL CLAIMS

     12. In September 1975, L. Dennis Kozlowski ("Kozlowski"), former Chairman and Chief Executive Officer of Tyco, joined one of the then-Tyco subsidiaries as an internal auditor. He rose through the ranks of the Company and, in July 1992, Kozlowski

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became the Company's chief executive. By 2001 he was widely recognized as one of the best managers in Corporate America.

     13. The level of Kozlowski's compensation increased with the successful performance of the Company. By the end of 1992, Kozlowski's regular salary was $999,666 and his total W-2 wages, inclusive of the $2.6 million stock grants he was awarded, were already over $3.6 million.

     14. As Tyco's Chief Executive Officer from July 1993 until June 3, 2002 (when the Board requested his resignation - upon learning for the first time that he was to be charged by the Manhattan District Attorney), Kozlowski owed the Company fiduciary duties of honesty, good faith, care, and loyalty. Kozlowski knew that Tyco's Board of Directors reposed great trust and confidence in him.

     15. Kozlowski was obligated to pursue and protect the interests of the Company and its shareholders to the exclusion of his own interests or the interests of any other person. Kozlowski was also obligated to advise the Company's Board promptly of any instance in which his interests might conflict with those of the Company.

     16. Yet, through a pattern of conduct abundant with conflicts of interest, self-dealing, and other serious legal and ethical problems, Kozlowski secretly devised means to enrich himself with corporate assets outside the attention of the Company's Board, its Compensation Committee and the public's eye.

              1995 - KOZLOWSKI'S INCIPIENT FRAUD AND SELF-DEALING:
                 RELOCATION TO NEW YORK UNDER SPECIALLY TAILORED
                           UNAPPROVED RELOCATION PLAN

     17. By March of 1995, Kozlowski had accomplished approximately 25 acquisitions for the Company. The Company's earnings had increased significantly, in

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recognition whereof, Kozlowski's salary was increased and he was granted a performance-based bonus. Part of his income qualified for a "top hat" deferred compensation plan, adopted the preceding April, for its top executives.

     18. Kozlowski then decided to move his corporate suite from Exeter, New Hampshire to New York City. In anticipation of a Company-sponsored relocation plan and under Kozlowski's direction, then-Treasurer Barbara Miller requested a legal opinion, concerning the form of proxy disclosure required for relocation arrangements "tailored to each individual's circumstances" for five or six contemplated executives. (SEE Ex. 1, attached hereto).

     19. After an unfavorable opinion (SEE Ex. 2, attached hereto) advising that the benefits of an individually tailored plan would likely be characterized as, and therefore should be disclosed as, compensation for Named Officers in the Company's proxy statements, a more modest, generally-circulated program (the "Modest Program") was developed. (SEE Ex. 3, attached hereto). In August of 1995, the Modest Program was proposed to, and adopted by, the Compensation Committee and reported to the Board of Directors.

     20. By its very terms, the Modest Program was "intended not to discriminate in scope, terms or operation in favor of executive officers or directors of the Company and is to be available generally to all applicable salaried employees." As such, SEC Regulation S-K Item 402(a)(3) Instruction
(7)(ii) authorized public companies to omit compensation associated with such a general relocation plan from compensation proxy disclosures of Named Officers.

     21.  Kozlowski's accounting background, the legal opinion provided to the

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Company, and his experience as the Chief Executive signatory of the Company's proxy statements afforded him an adequate understanding about the importance of applying, and the disclosure requirements relating to, a nondiscriminatory relocation plan.

     22. Nevertheless, although the Modest Program had been approved by the Compensation Committee and was generally proposed to many employees who ultimately chose not to relocate, it was never implemented. Rather, a second, more generous plan, "tailored to each individual's circumstances" - as originally contemplated - and limited to five or six executives and one assistant was in fact implemented (the "Generous Plan"). (SEE Ex. 4, attached hereto.) The Generous Plan, nearly identical in appearance to the Modest Program, differed in several significant ways, chief among which were that it was almost doubly as generous as the Modest Plan and, though it contained recitations that it had been duly approved by the Compensation Committee of the Board, had never been submitted to, much less approved by that Committee or the Board.

     23. The New York relocation, effected under his direction and in conformity with the provisions of the unapproved Generous Plan, permitted Kozlowski to benefit in many ways that would not have been permitted by the Modest Plan. Among other things, Kozlowski was able to:

            a. Rent a lavish Fifth Avenue apartment (817 FIFTH AVENUE, NEW YORK
          CITY), with annual rental of $264,000, paid for by the Company, from 1997 to 2001. The Modest Program would not have permitted this benefit.

            b. Purchase with interest free loans in 2000 - at depreciated book value and without appraisals - a Company-owned $7 million Park Avenue apartment (610 PARK AVENUE, NEW YORK CITY), previously acquired by the Company at his behest. Kozlowski never occupied the apartment, but rather deeded it to his ex-wife a few

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          months after the purchase. (Kozlowski repaid $5,118,125 of the loan on this apartment and then simply forgave the remainder of his own loan balance ($1,893,544) within a few months of the purchase.) The Modest Program would not have permitted this benefit.

            c. Sell his New Hampshire home (10 RUNNYMEDE, NORTH HAMPTON, NH) to the Company without appraisals for an amount significantly in excess of its market value in 2000. Less than 24 months later, the Company wrote down the corporate asset by approximately $3 million. (SEE Ex. 5, attached hereto). The Modest Program would not have permitted this benefit.

            d. Purchase a second, more extravagant apartment on Fifth Avenue (950 FIFTH AVENUE, NEW YORK) in 2001 for $16.8 million and expend $3 million in improvements and $11 million in furnishings - all without disclosing to the Board or its Compensation or Audit Committees that the apartment was paid for and carried by the Company as a corporate asset. The Modest Program would not have permitted this benefit.

            e. "Gross-up" benefits received under the Generous Plan so as to insulate Kozlowski from all state income tax liability that he incurred after relocating to New York. Kozlowski also enjoyed the benefits for considerably more time than the Modest Program was designed to operate. The Modest Program would not have permitted this benefit.

     24. At that time, Kozlowski knew that the Compensation Committee was required to "set the level of compensation and benefits for the Company's executive officers and key managers." [Definitive Proxy Statement, Form DEF 14A, filed Sept. 25, 1995]. Kozlowski also knew that the relocation program used by him and his few key executive officers circumvented the appropriate approvals required by the Compensation Committee.

                 1997-2000 - KOZLOWSKI'S FRAUD AND SELF-DEALING:
                   ABUSE OF THE KEY EMPLOYEE LOAN PROGRAM AND
                            UNAUTHORIZED 1999 CREDITS

     25. Kozlowski continued to achieve successes for the Company - and for himself:

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            a. Between 1995 and 1999 he had accomplished nearly 400 acquisitions for the Company. In 1997, he negotiated a reverse merger with ADT, Ltd., a Bermuda Company,

            b. By the end of 1998, Kozlowski had received restricted stock grants of 1,200,000 shares (August, 1996) and an additional 760,000 shares (July, 1998). His 1998 Proxy Compensation had grown to a salary of $1,250,000, a performance-based bonus of $2,500,000, grants of restricted stock valued at $21,140,000, and options grants on 3,832,000 underlying shares. The Company's Compensation Committee had adopted two more "top hat" plans to benefit select highly paid executives: a Supplemental Executive Retirement Plan and an Executive Retirement Agreement, which would provide security and comfort for Kozlowski's retirement years. His total compensation for the year, including the value for his options, exceeded $70 million.

            c. By August 1999, the Company's balance sheet had grown significantly from its size when Kozlowski had taken the helm.

     26. As his compensation grew, so too did his level of indebtedness to the Company under relocation loans and the Key Employee Loan ("KEL") Program adopted in 1983 by a predecessor to the current Company. The KEL program was instituted to encourage ownership of the Company's common stock by executives and other key employees. (SEE Ex. 6 and 7, attached hereto.) Through the KEL program Kozlowski and others were permitted to borrow funds to pay taxes that became due when shares granted under Tyco's restricted share ownership plan vested. The purpose of the program was to obviate the necessity for key employees to liquidate shares to satisfy tax liability - i.e. to allow key employees to retain their ownership interests in the Company and thus align their economic incentives with those of the Company.

     27. By the end of 1998, Kozlowski owed the Company $23,542,000 of relocation loans and $132,310 of KEL Loans. Eight months later, his total indebtedness had grown to more than $84.4 million - $28,541,813 in interest free "relocation loans"

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and $55,943,843 in KEL loans. By August 1999, having just signed a proxy declaring that:

               [t]he Compensation Committee of the Board of Directors of the Company sets the level of compensation and benefits for the Company's executive officers and key managers and oversees the administration of executive compensation programs" (Definitive Proxy Statement, Form DEF 14A, filed Feb. 20, 1998 at 12),

     Kozlowski's KEL indebtedness had reached a level of approximately $56 million.

     28. Kozlowski achieved these extraordinary levels of indebtedness to the Company by systematically and flagrantly violating both the purpose and the specific restrictions of the KEL program, turning it into a revolving line of credit on which he borrowed money more than 200 times from 1997 to 2002. During that period, Kozlowski borrowed a resounding $274,205,452 in KEL loans, much of which has been repaid. Of that total, more than $245 million was not in accordance with the stated purpose of the program and was used instead by Kozlowski for such sundry purposes as "Busy Body Home Fitness," the funding of his art purchases, paying for his real estate maintenance fees and for construction and remodeling costs to his homes, purchasing a yacht and investment property, and paying for domestics, antiques and furniture.

     29. Moreover, Kozlowski frequently abandoned his investment in the Company by selling substantially all of his restricted shares when they vested (or shortly thereafter), thus violating both the spirit and the letter of the KEL program, since its terms eliminated or substantially reduced his eligibility to borrow if he sold his stock.

     30. In violation of his duty against self-dealing and in contravention of his obligation to seek Compensation Committee approval for all matters relating to his own compensation, Kozlowski devised a scheme to reduce the amount of money he owed the

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Company by directing - with no prior Board or Compensation Committee approval -
Mark Swartz, the Chief Financial Officer ("Swartz") to cause Kozlowski's KEL account to be credited in the amount of $25 million. (See Ex. 8, attached hereto.) He also advised Swartz to credit Swartz's own KEL account in the amount of $12.5 million and that of a corporate event planner another $1 million (even though doing so created a credit balance in her account). These "credits" were not disclosed to, or approved by, the Compensation Committee or the Board, and were simply Kozlowski's way of attempting to reduce his extraordinary level of indebtedness in the KEL program. (Upon discovery of these unauthorized journal entries during the course of the Company's investigation, the Board directed that they be reversed.)

     31. However, even after the unauthorized credits, Kozlowski nevertheless continued to misuse his KEL privileges for non-program purposes. By the date of his resignation on June 3, 2002, Kozlowski's KEL account had climbed to an adjusted balance of $43,840,461, plus interest.

     32. Under the KEL plan, when an employee's termination is for "dishonesty or engagement in illegal activities in the course of employment..." - as Kozlowski's was - the plan requires immediate repayment of all outstanding loans. (SEE Ex. 6 and 7, attached hereto.) Since his termination, Kozlowski has made no payments on these loans, all of which are immediately due and payable.

             1998 -- KOZLOWSKI'S NEXT ACT OF FRAUD AND SELF-DEALING:
                   THE UNAUTHORIZED FLORIDA RELOCATION PROGRAM

     33. After Tyco's 1997 reverse merger with ADT Ltd., a Bermuda company, with U.S. operations conducted from Boca Raton, Florida, Kozlowski decided to relocate

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more than 40 corporate employees from Tyco's headquarters in Exeter, N.H. to
Boca Raton, FL. To do so, Kozlowski decided to appropriate the terms of the New York program without bothering to obtain Board or Compensation Committee approvals.

     34. Kozlowski knew that the Board's Compensation Committee was required to "oversee the compensation and benefits of the executive officers and key managers of the Company ... and such other benefit plans of the Company as the Board shall determine from time to time," having only six months earlier been a party to a unanimous resolution defining this specific role for the Compensation Committee. [Unanimous Board Resolution, Minutes of the Board of Directors, July 2, 1997.]

     35. Kozlowski circumvented the approval requirement for the Florida Relocation Program by creating a program somewhat similar in appearance to the New York Relocation Program. (SEE Ex. 9, attached hereto.) As with its progenitor, the Florida Relocation Program recited the same, August 1, 1995 Board approval - although the 1995 Board represented a predecessor company and, in any event, its approval had been limited to a New York relocation program.

     36. Again, two versions of the program document were crafted, one for general application - administered through the Human Resources Department - and a second, more generous plan, maintained in the files of the then-Treasurer, for use by certain executives only. (SEE Ex. 10, attached hereto.) Most importantly, the special executive program did not condition participation in the program upon the sale of a principal residence.

     37. While still maintaining his primary residence in Exeter, Kozlowski then used the special Florida Relocation Program in 1998 to obtain $29,756,110 in interest-

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free loans, which he used to purchase five lots and build a home at 4101 Ibis
Point Circle, Boca Raton, located in a development called "The Sanctuary." No mortgages were recorded on the Florida properties, as required by the purported program guidelines and as required to qualify for tax-exempt status for interest free loans.

     38. Kozlowski knew, as a member of the Board of Directors, that neither the Board nor its Compensation Committee ever authorized any of the benefits or the loans he granted to himself. By taking benefits under the unapproved plan, he breached his fiduciary obligations to the Company and misappropriated corporate monies.

     39. Kozlowski also knew that the Compensation Committee never authorized any of the benefits for his senior executive officers and key managers under the (unauthorized) Florida Relocation Program. By expending corporate funds and incurring corporate liabilities under that program, Kozlowski ensured that others who were aware of his misconduct would not report it to he Board or the Compensation Committee.

         1998 - KOZLOWSKI GRANTED HIS CHIEF CORPORATE COUNSEL AND OTHERS
                     UNAUTHORIZED COMPENSATION AND BENEFITS

     40. Through repeated unauthorized grants of stock and benefits, Kozlowski bought the silence of his Chief Corporate Counsel Mark Belnick ("Belnick"), whose acquiescence to Kozlowski's nondisclosures and subsequent self-dealing was crucial to the success of Kozlowski's scheme.

     41. In addition to Belnick's regular salary, Kozlowski awarded Belnick cash bonuses in the amounts of $1.5 million in 1999 and $4 million in 2000. Kozlowski also made three large awards of restricted shares to Belnick, one award of 200,000 shares in 1998 upon his arrival and two awards in the year 2000 (the first for 100,000 shares, the

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other for 200,000 shares), for a total of 500,000 shares in less than three years. None of the bonuses or share awards was approved by the Compensation Committee.

     42. The vesting of those restricted shares, and Belnick's immediate resale thereof, permitted him to realize income in the amounts of more than $7 million in 1999; $11 million in 2000; and $16 million in 2001. In addition, Kozlowski permitted Belnick to take unauthorized relocation loans that exceeded $14 million in value. As with the bonus and share awards, none of the loans were approved by the Compensation Committee.

     43. Kozlowski's most significant largesse towards Belnick is coincident with the events in the year 2000, described in paragraphs 44-63 below.

         2000 (SEPTEMBER) - ADDITIONAL KOZLOWSKI FRAUD AND SELF-DEALING:
             UNAUTHORIZED FORGIVENESS OF FLORIDA RELOCATION LOANS -
                           THE SO-CALLED "TYCOM" BONUS

     44. By the summer of 2000, Kozlowski's indebtedness had again risen to over $37 million, in large part because of his $25 million Florida Relocation interest free loans on the acquisition of his compound in "The Sanctuary."

     45. Kozlowski then contrived, promoted and fraudulently executed a plan to grant himself relief from his excessive level of relocation indebtedness by granting himself benefits of a type that, if legitimate, would not need to be disclosed in the Company's proxy statement and could therefore be concealed from the Board.

     46. Thus, in early September 2000, Kozlowski falsely informed Tyco's Senior VP of Human Resources that, in addition to cash and share bonuses for the successful completion of a public offering ("IPO") of some of the shares of a Company subsidiary (TyCom) the Board had decided to forgive all of the relocation loans for all of the more

                                     99.8-17
than 40 employees who had relocated to Florida in 1998. He exacerbated his fraud even further by falsely representing that the Board agreed to "gross-up" the benefits, making each employee whole on an after-tax basis for the forgiveness of a loan. In effect, he falsely represented that the Company would both forgive the loans and pay the employee's income taxes associated therewith.

     47. The Human Resources executive requested a memorandum for her files documenting the benefit. Kozlowski complied by giving her and her supervisor, Chief Financial Officer Swartz, his own memorandum indicating "a decision has been made to forgive the relocation loans for those individuals . . .whose efforts were instrumental to successfully completing the TyCom IPO." (SEE Ex. 11 and 12, attached hereto.)

     48. The total cost to the Company for the September 2000 forgiveness and gross-up benefit was almost $100 million. The aggregate cost of the benefits received by Kozlowski and his officers and key managers was in excess of $76.5 million. (SEE Ex. 12 and M, attached hereto.)

     49. Kozlowski knew that a "compensation program" of the magnitude of the Florida loan forgiveness for executive officers and key managers was not within the discretion of the chief executive to award and that it represented an unauthorized and ULTRA VIRES act. (Definitive Proxy Statement, Form DEF 14A, filed March 1, 2000 at 16).

     50. Kozlowski also knew that neither the Compensation Committee nor the Board had approved such a relocation loan forgiveness program. (Indeed, the very next month, the Compensation Committee, unaware of Kozlowski's fraud, considered and approved other, more limited, cash bonuses and restricted share awards - but not forgiveness benefits -- for the successful completion of the TyCom IPO.)

                                     99.8-18

     51. Kozlowski then aggravated the fraud by contriving a scheme to ensure the secrecy of the program. He directed the Human Resources executive to obtain confidentiality agreements from each of the participating employees providing that the breach thereof would result in forfeiture of the award, (SEE Ex. 14, attached hereto), purportedly because morale would be diminished if information about this seemingly generous benefit were generally known. The entire program was quietly announced to each participant and fully implemented with the execution of confidentiality agreements within four days at the end of September 2000.

     52. To further conceal this unapproved program and forgiveness benefits from the Board and its Audit Committee, Kozlowski authorized and approved the allocation of these costs to disparate accounts (SEE Ex. 15, attached hereto), where its impact was lost in the context of a balance sheet with net income in 2000 of over $4.5 billion.

     53. The benefit to Kozlowski, alone, from the unauthorized loan forgiveness program was $32,976,067. (SEE Ex. 13 and 14, attached hereto.) He reported none of these larcenous proceeds in the proxy statement, thereby concealing the fruits of his theft and revealing to the Board and the public only his authorized compensation of: salary $1,350,000; performance bonus $2,800,000; restricted stock $21,207,540; options on 5,357,798 underlying shares; and deferred compensation of $143,652.

               NOVEMBER 2000 - KOZLOWSKI'S FRAUD AND SELF-DEALING:
                 UNAUTHORIZED, SO-CALLED "ADT AUTOMOTIVE" BONUS

     54. The net benefit to Kozlowski under the unauthorized forgiveness was still insufficient to fully repay his Sanctuary loans and, only a few short weeks later, in November 2000, Kozlowski contrived another special bonus program, also containing

                                     99.8-19
purported relocation benefits. This time, however, he awarded ALL elements (cash bonus, restricted share awards, and forgiveness) of this special bonus without Compensation Committee approval.

     55. On November 7, 2000 Kozlowski advised eight of his executive officers and key managers that they had "vested in shares of restricted stock in conjunction with work related to the sale of ADT Automotive." (SEE Ex..16, attached hereto.)

     56. One week later, Kozlowski sent a letter to 15 of the Company's executive officers and key managers (and two of his personal assistants) thanking them for their many contributions towards the successful divestiture of Tyco's ADT Automotive business and describing cash bonuses and "relocation" payments they would receive in recognition of their contribution. (SEE Ex. 17, attached hereto.)

     57. However, all of the intended recipients of the purported relocation benefits (SEE Ex. 18, attached hereto) had already recovered all of the grossed-up costs associated with their recent relocations under the just completed unauthorized "TyCom Forgiveness Bonus." (CF. Ex. 13, attached hereto.)

     58. The total cost to the Company of the so-called ADT Automotive bonus was nearly $56 million. The benefit received by Kozlowski alone was approximately $25.6 million, of which approximately $8.3 million represented the vesting of restricted shares never approved by the Compensation Committee, and another $17.3 million represented the purported relocation benefits. (SEE Ex. 19, attached hereto.)

     59. Kozlowski again circumvented the Board and its Compensation Committee, and committed an ULTRA VIRES act by implementing the so-called ADT Automotive bonus

                                     99.8-20
program of substantial magnitude for executive officers and key managers that was not within his discretion as the Company's chief executive to award.

     60. As with the "TyCom" unauthorized bonus, other senior executives were led by a Kozlowski letter to believe that the "ADT-Automotive" share bonus was a Board-approved program. (SEE Ex. 16 and 18, attached hereto.) No such Compensation Committee or Board approval exists for the issuance of those restricted shares.

     61. Since a smaller, more select group of executives was involved in the special "ADT Automotive Bonus," Kozlowski did not require a confidentiality agreement. However, the expenses were again allocated to various accounts and were added to the direct selling costs, which were in turn netted against the gain associated with the divestiture.

     62. As was the case with the "TyCom Forgiveness Bonus," Kozlowski concealed the existence of the "ADT Automotive Bonus" from the Board and its Compensation Committee.

     63. Both of the unauthorized purported relocation benefits were individually reported on his 2000 W-2 wage statements. (SEE Ex. 20, attached hereto.) Thus, only Kozlowski's confidants, a few personnel in the Human Resources department, and the IRS knew that, in calendar year 2000 alone, Kozlowski's W-2 income was an incredible $137,491,353.39.

                    2001 - KOZLOWSKI'S COMPENSATION BENEFITS:
            FRAUDULENTLY PROCURED RETENTION AGREEMENT AND AMENDMENT,
                UNJUSTIFIED EXECUTIVE LIFE INSURANCE BENEFIT AND
                UNWARRANTED "FLAG TELECOM HOLDINGS LTD." VESTING

     64. Through these "special bonus" artifices, Kozlowski ensured that neither the Compensation Committee nor the Board would learn about the total of his unauthorized

                                     99.8-21
and true compensation. Then, at fiscal year-end, in October 2000 he permitted the Compensation Committee - from whom he had concealed his forgiveness benefits
- to expand his compensation and, based upon the Company's successful results in the millennium year, to grant him another 600,000 shares on October 3, 2000. Deceived by Kozlowski's fraud, the Committee also funded a lucrative Executive Life Insurance Program with approximately $20 million.

     65. Shortly thereafter, on January 22, 2001 Kozlowski pressed the Company to sign a retention agreement "to ensure the continued leadership by Tyco's CEO until retirement and solidify his commitment towards succession planning." (SEE Term Sheet attached as Ex. 21, hereto.)

     66. According to the Term Sheet presented at the January 22, 2001 Compensation Committee meeting, the retention agreement would provide for:

            a. ongoing compensation and benefits for three years following age 62 in the form of annual base salary and proxy bonus;

            b. the continuation of all applicable benefits such as welfare, relocation, and other perquisites including New York City gross-up for state and city taxes;

            c. lifetime welfare benefits and access to Company facilities and services comparable to those provided while CEO, such as financial planning, use of company planes, cars, and "services," office, secretarial and administrative support; and

            d. an additional 800,000 shares of Company stock to vest pro rata through the age of 62. (Id.)

The monetary value of paragraph "a" above would have been approximately $19,950,000. It was approved by the Compensation Committee in March 2001, although

                                     99.8-22
the agreement was back dated to the date of the Compensation Committee's agreement in principle. [Compensation Committee Minutes, January 22 and March 12, 2001].

     67. However, in July 2001 Kozlowski, through the Senior Vice President of HR, suggested an amendment to the formula, substituting for the term "highest annual proxy bonus" the term "highest annual bonus earned (including cash, shares and other forms of consideration)." The Compensation Committee approved the amendment in principle on August 1, 2001, after the Chair of the Committee was assured by the Senior Vice President of HR (on July 26, 2001) that Kozlowski's "earned bonus" was not materially different from his "proxy bonus." (Though dated in August, the Compensation Committee members never formally executed the amendment until December 12, 2001.)

     68. As a result of the change, the monetary value of paragraph "a" increased nearly tenfold to an amount claimed by Kozlowski to exceed at least $197,667,618. Yet Kozlowski never personally, or through his HR representatives, disclosed to the Compensation Committee that there was an enormous difference between his "proxy bonus" and his "cash, shares and other forms of consideration" annual bonuses.

     69. In addition, in October, 2001 the Compensation Committee - still uninformed about the true income that Kozlowski had manufactured for himself through secret benefits - approved a second funding stream for his Executive Life Insurance Program with approximately $20 million.

     70. Another Kozlowski deception about his purported compensation in 2001 related to the vesting of 290,000 Company shares for Kozlowski's executive officers and key managers as the result of a purported gain on the swap of TyCom shares for an equity interest in Flag Telecom Holdings Ltd. ("Flag"). The Company reported a $79,264,700

                                     99.8-23
gain associated with the swap of TyCom shares for the Flag equity on June 20, 2001. Shortly thereafter Kozlowski authorized the accelerated vesting of shares to various key individuals, including at least 155,000 shares for himself; 77,500 for Swartz; and 60,000 shares for certain of Kozlowski's other senior executives and key managers, based upon that apparent gain on the transaction. Those shares were sold back to the Company and cash delivered to the recipients in August 2001.

     71. However, Kozlowski did not seek or obtain approval for his own and Swartz's bonuses until two months later, at the October 1, 2001 Compensation Committee meeting. By this time, the gain had become an unrealized loss - significantly in excess of the June 20 gain - yet the Committee was misled into awarding the bonuses "in conjunction with the gain on the sale of TyCom shares." (SEE Ex. 22, attached hereto.) Kozlowski never sought any approval from the Compensation Committee for the grant of shares awarded to the other senior executives and key managers.

     72. The total cost to the Company related to the award of these shares exceeded $15,378,700. More than half of this amount, $8,219,650, accrued to the benefit of Kozlowski individually.

     73. In a breach of his fiduciary duty to the Company, Kozlowski never disclosed the true economics of the Flag transaction to the Compensation Committee. In short, he never corrected the misinformation upon which the Committee predicated the Flag awards.

     74. The combined cost of these unauthorized "special bonus" programs - TyCom Forgiveness Program ($95,962,653), the ADT Automotive Bonus ($55,954,455),

                                     99.8-24
and Flag Vesting ($15,378,700) - cost the Company over $167,295,808. None of these programs was properly approved by the Board or its Compensation Committee. The net benefit from these combined programs accrued overwhelmingly to Kozlowski and permitted him to realize more than $66,760,551 in undisclosed income in less than twelve months.

                      2001 - KOZLOWSKI'S SECRET PAYMENTS TO
             THEN-LEAD DIRECTOR WALSH AND THE BOARD'S INVESTIGATIONS

     75. Kozlowski also breached his fiduciary duties, and engaged in deliberate acts of fraud and concealment in 2001 and 2002 when he paid $20 million in Company funds to his friend, then-director Frank Walsh, in July 2001.

     76. Walsh was a personal friend of Kozlowski and had served as a Tyco director for several years; in the late 1990s, he was the Chairman of the Board's Compensation Committee, and by early 2001 he had been appointed Lead Director, making him the principal conduit for communications between the Company's management and the Board.

     77. In early 2001, Walsh recommended to the Board that Tyco acquire a financial services company, and later proposed that he introduce Kozlowski to Al Gamper, the Chairman and CEO of The CIT Group, a large financial services company. Subsequent negotiations led to an agreement for Tyco to acquire CIT, which closed in June 2001.

     78. After the terms of the CIT transaction had been agreed to, Walsh and Kozlowski agreed that Tyco would pay Walsh a $20 million fee for his role in the transaction. Consistent with his pattern of concealment and self-dealing, Kozlowski told Walsh, and Walsh agreed, that they should conceal this payment from the Board.

                                     99.8-25

     79. Tyco's directors (other than Kozlowski, Swartz and Walsh) were not aware of the Walsh payment until early January 2002, when they read draft language from the Company's annual proxy statement disclosing the payment. Contrary to later statements made by Kozlowski, the directors did NOT condone the payment; on the contrary, angry directors confronted Kozlowski and Walsh and demanded that the money be returned immediately. When Walsh refused, and Kozlowski offered no explanation other than that he had "screwed up", the matter was added to the agenda of an informal meeting of directors scheduled for January 16, 2002.

     80. The January 16 meeting had been scheduled to discuss Kozlowski's plan to realize tens of billions of dollars in shareholder value by breaking up the Company into four parts - each a multi-billion dollar entity in its own right - and selling billions of other assets.

     81. The directors reviewed the facts and circumstances relating to the Walsh payment at the January 16 meeting and gave Walsh the opportunity to explain himself. Walsh was then excused from the discussion, and upon his return was told that it was the UNANIMOUS view of the directors that the money should be returned. Walsh responded by gathering up his papers, saying "adios" to the other directors, and walking out of the meeting.

     82. The Board never ratified the Walsh payment, at that meeting or later. The Board never expressed the view that the Walsh payment was reasonable or appropriate. And the Board never authorized or approved any of the public statements Kozlowski later made, or caused to be made, suggesting that the Board had approved or condoned the payment.

                                     99.8-26

     83. When the board learned about the Walsh payment, it undertook close scrutiny of management and a review of the Company's compensation and corporate governance procedures. Kozlowski's unauthorized statements regarding the payment after it was disclosed, which misrepresented the Board's views, were an additional cause of concern.

     84. Accordingly, in February 2002, the Audit Committee undertook a review of all transactions involving senior management. Each of the members of the Corporate Governance and Nominating Committee then met with Kozlowski to express their concerns about the Walsh situation and to stress to Kozlowski the importance that the Board be fully informed of, and approve, management's actions.

     85. In particular, John Fort, Chairman of the Audit Committee, had a long conversation with Kozlowski on February 19, 2002 in which Fort stressed the need for full disclosure of management's action to the Board. Kozlowski reassured Fort that the payment to Walsh was an isolated mistake, that there were no other problematic or undisclosed transactions.

     86. While Kozlowski claimed to welcome this heightened Board oversight, this was only lip service; at no time did Kozlowski disclose the unauthorized benefits and loans that he had lavished on himself and other senior management in the preceding years as described above. And while Kozlowski told the Board that he would continue to try to get Walsh to return the money, he actually encouraged and worked with Belnick to induce the Board to ratify retroactively the Walsh payments, or to take no action to recover the money.

                                     99.8-27

     87. The Board nevertheless continued its efforts, in February 2002 and later, to get Walsh to return the money he had received - even though Kozlowski repeated on more than one occasion that since he had agreed to the payment, an action against Walsh to recover the payment was equivalent to an action against Kozlowski.

     88. Notwithstanding Kozlowski's assurances, the Corporate Governance Committee also announced a review of Company records and policies in April 2002. This review raised further questions regarding how certain approved programs were being run, and regarding certain persons (including Mark Belnick). Thus in early May 2002, director Richard Bodman, at the request of the Corporate Governance Committee instructed Chief Financial Officer Mark Swartz to provide comprehensive records on various subjects, including:

          a.   charitable contributions over $10,000;

          b.   all use of apartments and other company assets by employees;

          c.   all use of company planes;

          d. all stock transactions by Kozlowski, Swartz and Belnick for the preceding five years;

          e.   all loans to members of management; and

          f. any other matters that Swartz, in his judgment, thought should be brought to the Board's attention

     89. Also in early May 2002, the Corporate Governance Committee hired independent counsel with no prior connection to the Company, Boies, Schiller & Flexner LLP, to represent the Company with regard to the Walsh matter.

     90. In sum, the Board promptly initiated internal reviews and investigations, which it continued despite repeated, express assurances from the CEO that there were no

                                     99.8-28
other undisclosed transactions. The Board's investigations covered a variety of areas of potential concern - indeed, it included all the areas in which problematic transactions have now been found - and also covered others in senior management (Swartz and Belnick) who seemed to have engaged in unapproved transactions, such as Belnick's relocation loans, which had only just been disclosed a few months earlier.

     91. From February through May 2002, Kozlowski, Swartz and Belnick each knew that the Board's investigation was continuing and had been broadened to include the subject areas noted above. Kozlowski, Swartz and Belnick each knew that they had engaged in unapproved and unauthorized transactions within the scope of that inquiry, enriching them by millions of dollars. Rather than disclose those facts, Kozlowski, Swartz and Belnick worked together to delay and frustrate the investigation: for example, Swartz did not disclose the unapproved bonuses and forgiveness from 2000 in response to Director Bodman's questions in May 2002.

     92. When Kozlowski received a subpoena from the New York County District Attorney's office on May 3, 2002 seeking information regarding his purchase of artwork and his compensation from the Company - areas that were also the subject of the Board's ongoing investigation - that subpoena was not revealed to the Board. Instead, Kozlowski and Belnick agreed and conspired to conceal that subpoena from the Board, and to stall and frustrate the Board's investigation, in a desperate hope that they could weather both investigations. That agreement constituted a further breach of their duties to the Company and frustrated for a time the Board's independent investigation.

     93. On June 10, 2002, John Fort, interim CEO, discovered that Belnick was attempting to remove confidential Company documents from the Company's New York

                                     99.8-29
offices. Thereupon the Board authorized Fort to terminate Belnick. Only then did the internal investigation start to make substantial progress.

                      2002 - WITH BELNICK'S HELP, KOZLOWSKI
               CONCEALS HIS CRIMINAL INVESTIGATION FROM THE BOARD

     94. As alleged earlier, in 2001 Kozlowski purchased with Company money a second more lavish apartment at 950 Fifth Avenue and improved and appointed it with art and antiques without ever advising the Board that the apartment was paid for by the Company and carried as a corporate asset.

     95. Kozlowski acquired, sometimes through intermediaries, artwork and antiques from New York merchants in an amount exceeding $11 million. Since his termination, the Company's investigation has discovered that Kozlowski rarely paid any sales taxes for these purchases. Thus, Kozlowski violated the trust reposed in him as the Chief Executive of the Company and breached his fiduciary duties to the Company by engaging in criminal conduct.

     96. Upon suspicion of Kozlowski's nonpayment of sales tax, the Manhattan District Attorney opened an investigation and, on May 3, 2002, served Kozlowski with a subpoena seeking documents relating to (a) Kozlowski's compensation and
(b) Kozlowski's recent art purchases.

     97. Kozlowski had affirmative duties to disclose to the Board any potential conflict or self-interest of any executive, including himself, in any pending legal matter. Kozlowski was immediately aware of the seriousness of this investigation and the danger it posed to the Company: that same day, Tyco's Chief Corporate Counsel retained criminal counsel to represent Kozlowski. Yet Kozlowski failed to inform the Board, its

                                     99.8-30

Corporate Governance Committee, or its Lead Director of that active criminal investigation in a timely fashion. Nor did Belnick do so.

     98. For example, on May 23, 2002 Kozlowski met and conferred with the members of the Board in New York (with eight directors present in person and three by phone). At no time did Kozlowski or Belnick mention (on or off the record) the pending criminal investigation or the subpoena to the Company.

     99. Kozlowski did not begin to inform Tyco's Board, the Corporate Governance Committee, or the Lead Director of the criminal investigation or of the subpoenas until the evening of Friday May 31, after Kozlowski had been told that he was about to be indicted. Only then did he begin to call directors to inform them of his impending indictment.

     100. As a result of Kozlowski's breach of fiduciary duties, the Company was harmed in various ways. In the early morning hours of Monday, June 3 - at 1:30 am - the Tyco Board met by phone and demanded and accepted Kozlowski's resignation as Chairman, CEO and director. On Monday, June 3, the District Attorney held a press conference to announce its investigation and on Tuesday June 4, Kozlowski was indicted.

                 KOZLOWSKI'S OTHER BREACHES OF FIDUCIARY DUTIES

     101. Kozlowski's conduct since 1995 - and especially since 1999 - constitutes a clear and deliberate breach of his duties to the Company through a pattern of non-disclosure, concealment, and obstruction, which has caused substantial harm to the Company.

     102. Throughout this same time period, Kozlowski engaged in a pattern of self-dealing and exploitation of the corporate assets of the Company:

                                     99.8-31

            a. After the 1995 purchase of 167 LITTLE HARBOR, NEW CASTLE, NH, Kozlowski furnished it at a cost of $269,000, which he expensed to the Company, and thereafter reportedly made exclusive use of the property, while charging the maintenance costs to the Company.

            b. After the 1996 purchase of 59 HARBOR ROAD, RYE, NH, for which he used Company funds that he later reimbursed, Kozlowski has reportedly made personal use of the property, while expensing its maintenance to the Company.

            c. After the lavish Fifth Avenue apartment at 817 FIFTH AVENUE, NEW YORK was provided to Kozlowski in 1996 through a corporate lease with an annual rent of $264,000, Kozlowski reportedly exclusively used it for nearly four years.

            d. After the 1997 purchase of 471 EAST ALEXANDER PALM RD, BOCA RATON, which he effected through the Company, Kozlowski reportedly made personal use of the property for himself and visiting family members.

            e. After the sale of his New Hampshire home, 10 RUNNYMEDE DRIVE, NORTH HAMPTON, NH, to the Company in 2000, Kozlowski reportedly continued to make personal use of the property by permitting his ex-wife to reside there for two years, without a lease or without even reimbursement to the Company of expenses.

            f. Kozlowski neither sought nor obtained any approvals from the Board or its Compensation Committee prior to the purchase of a second, more extravagant apartment at 950 FIFTH AVENUE at a total cost to the Company of more than $20 million, including improvements, in 2000 and concealed this extraordinary benefit from the Board.

            g. After his purchase of 950 FIFTH AVENUE using corporate funds, Kozlowski further improved the apartment with $3 million of corporate funds and furnished it with art and antiques using an additional $11 million of corporate funds, without obtaining the approval for this exceptional compensatory benefit from the Board or its Compensation Committee.

     103. Kozlowski also freely used Company funds to pay for his other personal interests, including the following:

            a. In January 2002, Kozlowski expensed the $700,000 cost of a personal investment in the film "Endurance," produced by White Mountain Films, to the Company. No basis for the business expense

                                     99.8-32
          for this film was provided to the Company. (SEE Ex. 23, attached hereto.)

            b. In June 2001, Kozlowski expensed more than $1 million to the Company for an extravagant birthday party celebration for his wife in Sardinia and justified the purported business purpose thereof by putting some executives from the Company on the guest list. (SEE
          Ex. 24, attached hereto.)

            c. From 1998 through 2002, Kozlowski claimed and was reimbursed for $1 million of business expenses without proper documentation. Among the items claimed were a private venture (West Indies Management - $134,113); jewelry ($72,042); clothing ($155,067); flowers ($96,943);
          club membership dues ($60,427); and wine ($52,334).

            d. Kozlowski also charged the Company at least $110,000 for the corporate use of his personal yacht, "the Endeavour," an antique J-class sloop on which he has had occasional business guests. No records were submitted to justify this expense.

     104. From 1997 to 2002, in his capacity as Chief Executive of the Company, Kozlowski committed sizable donations and pledges to charitable organizations with Company money amounting to more than $106 million. Fully $43 million of these donations were represented as his personal donations or made using the Company's funds for Kozlowski's personal benefit. For example, in 2001 Kozlowski donated to the Nantucket Conservation Foundation, Inc. a total of $1,300,000 in Company money. (SEE Ex. 25, attached hereto). Reportedly, the donation was used to purchase property (Squam Swamp) adjacent to Kozlowski's own Nantucket estate on Squam Road, so as to preclude future development of the land.

     105. In addition, while causing Tyco to fund donations, Kozlowski's accompanying letters often indicated that the contribution was made "on behalf of L. Dennis Kozlowski," conveying the erroneous impression to the recipient that the donations were made by Kozlowski. For example:

                                     99.8-33

            a. In 1997, Kozlowski made a pledge to his alma mater Seton Hall University, with a $1 million Tyco check with a letter stating "I have enclosed a check for $1 million in payment toward my pledge to Seton Hall University." (SEE Ex. 26, attached hereto).

            b. In making a contribution to the Shackleton Schools, Inc. Kozlowski claimed, "I hereby pledge $1,000,000" while remitting a Company check. (SEE Ex. 27, attached hereto).

            c. Kozlowski used Company money to promote his own name. Middlebury College thanked Kozlowski for his "additional commitment," suggesting that they create "THE KOZLOWSKI FUND." (SEE Ex. 28, attached hereto). Kozlowski funded the "Koz Plex" at Berwick Academy by causing Tyco to donate $300,000 to the school. (SEE Ex. 29, attached hereto). In 1996 Kozlowski, after committing to a pledge of $1 million, wrote to discuss "a naming opportunity" with a hospital. (SEE Ex. 30, attached hereto).

            d. Organizations also recognized Tyco contributions as "Dennis' donations." For example, the California International Sailing Association acknowledged a $10 million pledge, funded by Tyco, as "Dennis' donation." (SEE Ex. 31, attached hereto).

            e. He also caused a $1,000,000 contribution to be made to Cambridge University and charged it to his KEL account. This amount was later transferred out of his KEL account and booked by Tyco as a charitable contribution.

            f. Kozlowski also claimed partial credit for a $2.5 million pledge to Angell Memorial Hospital (SEE Ex. 32, attached hereto) and a million dollar pledge to the Nantucket Historical Association (SEE Ex.33, attached hereto).

                              FIRST CAUSE OF ACTION
                           (BREACH OF FIDUCIARY DUTY)

     106. Plaintiffs reallege paragraphs 1 through 105 as if fully set forth herein.

     107. As the Chairman and Chief Executive Officer of the Company, Kozlowski owed strict fiduciary duties to the Company. Kozlowski was required to act at all times honestly and in good faith with a view to the best interests of the Company and to

                                     99.8-34
exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances.

     108. Kozlowski failed to fulfill his obligations to the Company, failed to faithfully execute service, and breached his duties to Tyco in various ways, including by:

            a. failing to seek or obtain authorization for substantial amounts of purported compensation;

            b. failing to seek or obtain authorization for compensation programs, loans and awards for other senior executives of the Company;

            c. failing to inform, and affirmatively concealing from, the Board the true facts concerning amounts he had taken as purported compensation for himself and the unauthorized compensation programs and loans he had approved for other senior executives of the Company;

            d. misappropriating hundreds of millions of dollars in Company funds and assets, which have not been repaid;

            e. failing to seek or obtain approval for the $20 million payment to Frank Walsh before such payment was made, and conspiring with Walsh to conceal that payment from the Board until Walsh was forced to disclose it in early 2002 as part of the Company's preparation of its proxy statement;

            f. failing to inform the Board about the criminal investigation of him that began in early May 2002, and the fact that he had used Company resources to carry out his unlawful sales tax avoidance scheme; and

            g. failing to cooperate with and actively impeding the Board's efforts to investigate the above matters.

     109. As a direct and proximate result of Kozlowski's breaches of his fiduciary duties detailed above, the Company has been damaged in an amount that far exceeds the amounts Kozlowski directly misappropriated for himself. The total amount of these damages can only be determined at trial.

                                     99.8-35

     110. Because of the willful, wanton, and intentional nature of Kozlowski's conduct, and his abuse of his position of trust, Kozlowski is also liable for punitive damages, in an amount to be determined at trial.

                             SECOND CAUSE OF ACTION
                       (INDUCING BREACH OF FIDUCIARY DUTY)

     111. Plaintiffs reallege Paragraphs 1 through 105 as if fully set forth herein.

     112. As the three executive officers of the Company, each of Kozlowski, Mark Swartz and Mark Belnick owed Tyco strict fiduciary duties. Each of Kozlowski, Swartz and Belnick was required to act at all times honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     113. Kozlowski was well aware of the duties that each of he, Swartz and Belnick owed to the Board and the Company, and he deliberately used his position as Chairman and Chief Executive Officer to induce others within the Company to breach their fiduciary duties to Tyco, and to fail to faithfully execute service to their principal, Tyco.

     114. Specifically, Kozlowski induced Swartz and Belnick, and each of them, to breach their duties to the Company in various ways, including:

            a. enabling Kozlowski to obtain, and to conceal from the Board, the unapproved and undisclosed purported compensation and benefits described above; and

            b. enriching persons in the Company whom Kozlowski particularly wished to reward, through undisclosed and unauthorized benefits and loans.

     115. As a direct and proximate result of these breaches of fiduciary duty induced by Kozlowski, the Company has been damaged in an amount that far exceeds the

                                     99.8-36
amounts Kozlowski directly misappropriated for himself. Kozlowski is therefore liable to Tyco for all damages proximately caused by the breaches of fiduciary duty he induced, in an amount that can only be determined at trial.

     116. Because of the willful, wanton, and intentional nature of Kozlowski's conduct, and his abuse of his position of trust, Kozlowski is also liable for punitive damages in an amount to be determined at trial.

                              THIRD CAUSE OF ACTION
                      (CONSPIRACY TO BREACH FIDUCIARY DUTY)

     117. Plaintiffs reallege paragraphs 1 through 105 as if fully set forth herein.

     118. Kozlowski, Mark Swartz and Mark Belnick were the most senior officers of the Company. Each of Kozlowski, Swartz and Belnick were required to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     119. Rather than fulfill their duties to the Company, Kozlowski, Swartz and Belnick agreed among themselves to breach their duties to the Company and fail to faithfully execute service to their principal.

     120. Kozlowski, Swartz and Belnick, in furtherance of their common scheme and objective, acted in concert to:

            a. failing to inform the Compensation Committee of the true facts concerning the amount of Kozlowski's purported compensation;

            b. failing to obtain Compensation Committee approval for Kozlowski's purported compensation and agreements related thereto;

                                     99.8-37

            c. failing to inform the Board about the criminal investigation of Kozlowski and the hiring of criminal defense counsel for Kozlowski and the Company; and

            d. failing to cooperate with and actively impeding the Board's efforts to investigate these matters.

     121. As a direct and proximate result of the joint and concerted action between and among Kozlowski, Swartz and Belnick to breach their fiduciary duties, the Company has been damaged in an amount that far exceeds the amounts Kozlowski directly misappropriated for himself. Kozlowski is therefore liable to Tyco for all damages proximately caused by his agreement and his joint and concerted action with Swartz and Belnick to breach their fiduciary duties to Tyco.

     122. Because of the willful, wanton, and intentional nature of Kozlowski's unlawful joint and concerted action, and his abuse of his position of trust, Kozlowski is also liable for punitive damages in an amount to be determined at trial.

                             FOURTH CAUSE OF ACTION
                                     (FRAUD)

     123. Plaintiffs reallege paragraphs 1 through 105 as more fully set forth herein.

     124. From 1997 through 2000, Kozlowski made representations to the Company, and in its financial documents, including but not limited to the Company's Officers and Directors' Questionnaires (dated November 30, 1997, November 30, 1998, August 1, 1999, December 30, 1999, and December 20, 2000) about (a) his KEL indebtedness and the indebtedness of other key executives; and (b) the total purported compensation and other benefits received by him and his key executives from the Company.

     125. In fact, Kozlowski represented in each of the Officers and Directors' Questionnaires that he had no indebtedness to the Company in excess of $60,000 "other

                                     99.8-38
than indebtedness arising from transaction in the ordinary course of business and indebtedness owed Tyco in connection with any loan granted in connection with the Company's [KEL program]." Kozlowski concealed from the Company, the extent of: his individually tailored relocation loans; his KEL loans used for non-program purposes; and his KEL loans that violated the authorization limits of the program.

     126. As shown above, Kozlowski's representations to the Company regarding his loans and other compensation were false, and he knew they were false:
Kozlowski had borrowed money from programs, such as the relocation program, to which he was not entitled; and he had received other amounts as purported compensation that was not authorized by the Compensation Committee or Board.

     127. Moreover, Kozlowski fraudulently concealed facts from the Board, namely all amounts received by him as purported compensation and benefits arising from his illegal conduct.

     128. Kozlowski made his representations - and failed to disclose his illegal conduct - knowing that the Company would rely on his misrepresentations and concealment in preparing its financial disclosures to the public, and that it was absolutely vital for those disclosures to be true, complete, and accurate.

     129. Each of the above representations was made for the purpose of inducing the Company, the Compensation Committee, or Board of Directors, to rely upon them.

     130. The Company did in fact rely upon such representations, in ignorance of the representations' falsity, and the Company has been - and continues to be damaged as a result of the belated discovery of the facts regarding unauthorized loans and purported compensation received by Kozlowski and others at the Company.

                                     99.8-39

     131. Kozlowski's actions were willful, wanton and undertaken with malice subjecting Kozlowski to punitive damages.

                              FIFTH CAUSE OF ACTION
                              (CONSTRUCTIVE FRAUD)

     132. Plaintiffs reallege paragraphs 1 through 105 as if fully set forth herein.

     133. At all material times alleged herein, Kozlowski had a fiduciary and confidential relationship with the Company and was in a position of superiority and influence over it.

     134. Plaintiffs reallege paragraph 124-126 as if fully set forth herein.

     135. Kozlowski's representations to the Company regarding his loans and other amounts he received as purported compensation were false, and he knew they were false: Kozlowski had borrowed money from programs, such as the relocation programs, to which he was not entitled, and he had received other unauthorized compensation.

     136. Kozlowski made his representations - and failed to disclose his illegal conduct - knowing that the Compensation Committee would rely on his misrepresentations and concealment in awarding him further compensation and that it was absolutely vital that the Compensation Committee's knowledge and understanding of his full compensation and benefits be true, complete, and accurate.

     137. Each of the above representations was made for the purpose of inducing the Company, including the Compensation Committee to rely upon them.

     138. The Company did in fact rely upon such representations, in ignorance of the representations' falsity, and the Company has been - and continues to be
- damaged as a result of the belated discovery of the facts regarding the unauthorized loans and

                                     99.8-40
unauthorized amounts that he granted himself and others at the Company as purported compensation.

                              SIXTH CAUSE OF ACTION
                                  (ACCOUNTING)

     139. Plaintiffs reallege paragraphs 1 through 105 as if fully set forth herein.

     140. As an officer of the Company, Kozlowski owed Tyco strict fiduciary duties. Kozlowski was required to act honestly with full disclosure and in good faith with a view to the best interests of the Company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     141. Kozlowski breached his fiduciary and other duties to the Company, and failed to faithfully execute service, in various ways, and profited from his breach of duty through the receipt of unauthorized and undisclosed amounts of money and credits, interest-free use of millions of dollars of Tyco's funds for unauthorized relocation loans, and unauthorized grants of hundreds of thousands of shares of Company stock, which Kozlowski promptly sold and on which he earned millions.

     142. Kozlowski commingled the funds he received in breach of his fiduciary duties, and the proceeds obtained on his use of those funds, with his own funds.

     143. As a fiduciary, Kozlowski must account to his principal, Tyco, for the funds that he received during the course of his employment - an amount that, in total, exceeds a hundred million dollars.

     144. Kozlowski must therefore render an account to Tyco for the funds that he received during the course of his employment, including an accounting for the interest on

                                     99.8-41
the funds he obtained and benefits he obtained as a result of his wrongful use of the Company's funds.

                             SEVENTH CAUSE OF ACTION
                              (CONSTRUCTIVE TRUST)

     145. Plaintiffs reallege paragraphs 1 through 105 as if set forth fully herein.

     146. At all relevant times, Kozlowski was in a fiduciary and confidential relationship with the Company.

     147. For at least the past several years, Kozlowski was a disloyal fiduciary: he used his position as Chairman and Chief Executive Officer to breach his own duties to the Company, to induce Swartz and Belnick (and others) to breach their duties to the Company and conspired with Frank Walsh to pay Walsh $20 million in unauthorized compensation, and to then conceal that fact from the Board.

     148. Kozlowski profited enormously, and was enriched by his various breaches of duty, in various ways, including the receipt of unauthorized amounts, the use of Company funds through the misuse of loan programs and unauthorized loans, and through other wrongful use of Company assets and property.

     149. As an intentionally disloyal fiduciary who profited as a result of his disloyalty, Kozlowski is deemed to hold the funds and benefits he has received, and the interest and proceeds obtained on the use of the funds he wrongfully received, in constructive trust for the benefit of Tyco.

                             EIGHTH CAUSE OF ACTION
                              (BREACH OF CONTRACT)

     150. Plaintiffs reallege paragraphs 1 through 105 as if fully set forth herein.

                                     99.8-42

     151. Kozlowski breached the terms of the Company's KEL Program, to which he agreed to be bound in accepting loans thereunder.

     152. Pursuant to the terms of the KEL Program, Kozlowski was required to re-pay all loans made by the Company under the KEL Program upon his termination from the Company.

     153. Kozlowski terminated his employment with the Company on June 3, 2002. Pursuant to the terms of the KEL program, all amounts previously loaned to him under such plan became immediately due and payable on that date.

     154. Despite a demand for payment duly made by the Company, Kozlowski has refused to repay any of the money loaned to him under the KEL Program. The amounts owed by Kozlowski amounts, in the aggregate, to at least $43,840,461, exclusive of interest.

     155. Kozlowski is therefore obligated to pay the Company all amounts due and owing under the KEL, plus interest, in an exact amount to be determined at trial

                              NINTH CAUSE OF ACTION
                             (DECLARATORY JUDGMENT)

     156. Plaintiffs reallege paragraphs 1 through 105, as if fully set forth herein.

     157. Kozlowski's 2001 "Retention Agreement" was, as noted above, procured by Kozlowski based upon representations that he was dutifully and loyally fulfilling his duties to the Company and that such benefits provided for therein were necessary to retain his loyal services to the Company.

     158. Kozlowski has claimed, through his counsel, that he is entitled to the funds and benefits set forth in his 2001 Retention Agreement. Tyco has taken the position that

                                     99.8-43

Kozlowski's Retention Agreement is not valid or enforceable, and that Kozlowski owes the Company a substantial amount of money.

     159. There is an actual and ripe controversy regarding the validity and enforceability of Kozlowski's Retention Agreement, and the interests of justice would be served by an adjudication of the parties' respective rights and obligations in this proceeding.

     160. Plaintiffs therefore ask for a declaratory judgment that the 2001 Retention Agreement, as amended, is void and not effective and that the Company owes Kozlowski no obligation thereunder.

                              TENTH CAUSE OF ACTION
                               (UNJUST ENRICHMENT)

     161. Plaintiffs reallege paragraphs 1 through 105 as if set forth fully herein.

     162. As set forth in more detail above, Kozlowski has been unjustly enriched in various ways, including:

            a. by his unearned and unauthorized misappropriation of funds as purported compensation, which he and others working with him concealed from the Board, and

            b. by his receipt of unauthorized loans and other amounts as purported compensation from the Company, which was either not approved by the Compensation Committee or which was in excess of program amounts and limits, and rules, approved by the board for such loans and programs.

     163. Kozlowski has been unjustly enriched to the detriment of the Company, which has been significantly damaged.

                                     99.8-44

                            ELEVENTH CAUSE OF ACTION
                                  (CONVERSION)

     164. Plaintiffs reallege paragraphs 1 -105 as if fully set forth herein.

     165. Over the past several years, both directly and through the actions of others taken at his direction and control, or with his approval, Kozlowski came to exercise unauthorized dominion and control over hundreds of millions of dollars of Company funds, stock and assets, as well as assets obtained as a result of the improper use of Company resources, including but not limited to the property enumerated above and rare items of art worth in excess of $10 million.

     166. Kozlowski's dominion and control over the property has been to the exclusion of, and in defiance of, the Company's rights, or has otherwise interefered with the rights of Company in and to such property.

     167. Tyco has been damaged by Kozlowski's conversion of Company property, in an amount to be determined at trial.

     WHEREFORE, Tyco respectfully requests that the Court enter judgment in Plaintiff Tyco's favor, and against Defendant Kozlowski, as follows:

          A. On the First, Second, Third, Fourth, Fifth, and Eleventh causes of action, and each of them, awarding Tyco compensatory, consequential, special and punitive damages in an amount to be proven at trial, and disgorgement of all compensation and benefits obtained during the course of his breaches of his fiduciary duty and other wrongful conduct described above;

          B. On the Sixth cause of action, ordering Kozlowski to account for all amounts received from the Company as actual compensation received from the Company and unauthorized amounts taken from the Company as purported compensation, in an amount to be determined at trial;

          C. On the Seventh and Tenth causes of action, imposing a constructive trust on all of Kozlowski's actual compensation, unauthorized amounts taken from the

                                     99.8-45

     Company as purported compensation, and benefits obtained from the Company during the course of his unlawful conduct, and all proceeds obtained from the use thereof, with interest as allowed by law in an amount to be proven at trial;

          D. On the Eighth cause of action, ordering Kozlowski to repay immediately all funds he has improperly borrowed from the Company;

          E. On the Ninth cause of action, declaring the retention agreement null and void and the Company owes no obligations to Kozlowski thereunder;

          F. Awarding Tyco exemplary and punitive damages as may be available at law; and

          G. Such other and further relief, including interest, costs, disbursements and attorneys' fees incurred herein, as permitted by law.

     New York, New York
     September 12, 2002

                                     BOIES, SCHILLER & FLEXNER LLP

                                     By: /s/ Ann M. Galvani
                                         ------------------

                                     Ann M. Galvani (AG-1417)
                                     Andrew W. Hayes
                                            333 Main Street
                                            Armonk, New York  10504
                                            (914) 749-8200

                                     Paul R. Verkuil
                                     Nicholas A. Gravante, Jr.
                                     Harlan A. Levy
                                            570 Lexington Avenue, 16th Floor
                                            New York, New York  10022
                                            (212) 446-2300

                                     David W. Shapiro
                                            1999 Harrison Street, Suite 900
                                            Oakland, California  94612
                                            (510) 874-1000

                                     ATTORNEYS FOR PLAINTIFFS TYCO INTERNATIONAL
                                     LTD. AND TYCO INTERNATIONAL (US) INC.

                                     99.8-46

                             DEMAND FOR A JURY TRIAL

     Pursuant to Fed. R. Civ. P. 38(b), Plaintiffs hereby demand a jury trial of all issues property triable thereby.

New York, New York
September 12, 2002

                                     BOIES, SCHILLER & FLEXNER LLP

                                     By: /s/ Ann M. Galvani
                                         ------------------
                                     Ann M. Galvani (AG-1417)
                                     Andrew W. Hayes
                                            333 Main Street
                                            Armonk, New York  10504
                                            (914) 749-8200

                                     Paul R. Verkuil
                                     Nicholas A. Gravante, Jr.
                                     Harlan A. Levy
                                            570 Lexington Avenue, 16th Floor
                                            New York, New York  10022
                                            (212) 446-2300

                                     David W. Shapiro
                                            1999 Harrison Street, Suite 900
                                            Oakland, California  94612
                                            (510) 874-1000

                                     ATTORNEYS FOR PLAINTIFFS TYCO INTERNATIONAL
                                     LTD. AND TYCO INTERNATIONAL (US) INC.

                                     99.8-47

                        [EXHIBITS TO KOZLOWSKI COMPLAINT]










                                     99.8-48

                                                                       EXHIBIT 1










                                     99.8-49
                                                                cc:   Mr. Corn
                                                                      Mr. Zemlin
                                                                      Ms. Tse

[LETTERHEAD OF TYCO INTERNATIONAL LTD.]

                                                               BARBARA S. MILLER
                                                                       TREASURER

March 10, 1995


Jeffrey C. Hadden, Esq.
Goodwin, Procter & Hoar
Exchange Place
Boston, MA 02109

Dear Jeff:

As you will recall, several months ago we discussed, on a conceptual basis, the form of proxy disclosure required relative to Tyco relocating some of its executive officers to New York City. The decision has now been made for such relocation to take place, and I would therefore appreciate your sending a copy of your file memorandum on the issues. Additionally, you were looking for examples of such disclosure in other proxy statements. If you have found anything on point, I'd be interested in seeing copies.

To reiterate, the relocation is not part of a broad-based restructuring process that would be discussed elsewhere in the proxy or financial statements. The Company has leased additional office space in New York City (a small office has been open the past year), and expects the CEO, CFO as well as three or four other executives to spend approximately 50% of their time in New York with the balance at the Company's headquarters in New Hampshire. The relocation arrangements will be tailored to each individual's circumstances and could/will cover reimbursement for such items as: apartment leasing, rental furniture costs, tuition for childrens' schooling, interest free loans for a period of time to purchase a home or condominium, mortgage points and closing costs, monthly property taxes and maintenance, settling in allowance, moving of possessions, personal income tax adjustment on relocation items, gross up on salary for state and federal taxes, etc.

We also discussed the point that such reimbursements may continue for a period of several years, but that disclosure would address only the current fiscal year (i.e. not required to discuss a potential future liability). At the current time, it appears that only the CEO and possibly the CFO would be subject to proxy disclosure as the other executives are not named employees.

As I will be out of the office next week, could you please call Jeff Mattfolk if you have any further questions. Also, please address your response to Mark Swartz so he can have access to the information prior to my return. Thanks for your help.

Sincerely,
/s/ Barb

                 ONE TYCO PARK, EXETER, NEW HAMPSHIRE 03833-1108
                 (803) 778-9700              FAX: (603) 778-0108

                                     99.8-50

                                                                       EXHIBIT 2










                                     99.8-51

                     [LETTERHEAD OF GOODWIN, PROCTER & HOAR]
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

JEFFREY C. HADDEN                                      TELEPHONE (617) 570-1000
  (617) 570-1872                                       TELECOPIER (617) 523-1231
                                                             TELEX 94-0640
                                                      CABLE - GOODPROCT, BOSTON

                                 March 17, 1995


VIA FAX

Ms. Barbara Miller
Tyco International Ltd.
One Tyco Park
Exeter, NH 03833-1108.

Dear Barb:

     As we have previously discussed and as set forth in your letter dated
March 10, 1995, Tyco plans to relocate some of its executive officers to New York City and would like advice concerning what type of proxy disclosure will be appropriate for the expenses paid in connection with this relocation. As indicated in your letter, the costs would include such items as: apartment leasing, property taxes, state and federal tax gross ups, moving of possessions, interest free loans on the purchase of a home and payment of other items. This letter addresses what type of disclosure is required and how it should be presented under the SEC's executive compensation rules contained in Item 402 of Regulation S-K.

     The relocation costs described above will probably be characterized as compensation expenses on the books of the Company and as such will have to be disclosed as compensation for Named Executive Officers under Item 402. To the extent that there will be ongoing expenses relating the executives' travel between New York and Exeter, such travel expenses may be otherwise accounted for by the Company and will not be included in the calculation of executive compensation under Item 402.

     Item 402(b) provides that a registrant disclose certain compensation information for its Named Executive Officers in a Summary Compensation Table. Along with columns for salary, bonus, restricted stock, SAR's and LTTP payouts, the table includes columns for "Other Annual Compensation" (column "e") and for "All Other Compensation" (column "i"). Disclosure of relocation expenses could properly be reported in either column. Item 402(b)(2)(iii)(C)(l) provides that perquisites and other personal benefits, securities or property should be included in column "e" unless the aggregate amount of such compensation is less than the lesser of $50,000 or ten percent of the total of annual salary and bonus reported in columns "c" and "d," in which case such items do not have to be disclosed at all. Item 402(B)(2)(iii)(C)(4) specifically indicates that amounts reimbursed during the fiscal year

                                     99.8-52

                     [LETTERHEAD OF GOODWIN, PROCTER & HOAR]


Mr. Barbara Miller
March 17, 1995
Page 2


for the payment of taxes should be included in this column. (As we discussed, for our purposes, I am assuming that the relocation compensation will exceed the threshold and will therefore will need to be disclosed).

     Item 402(b)(2)(v) addresses "All Other Compensation" to be reported in column "i" of the Summary Compensation Table and serves as a catch-all for reporting compensation that the registrant could not properly report in any other column of the table. Since "perquisite" is not defined in the rule, it is not clear that the relocation compensation should necessarily be reported in column "e" and therefore such compensation could alternatively be reported in this catch-all column "i."

     If the Company were to choose to report the aggregate compensation in column "e" for Other Annual Compensation as a combination of perquisites and tax reimbursements. Instruction 1 to Item 402(b)(2)(iii)(C) indicates that where perquisite disclosure is required, each perquisite exceeding 25% of the value of all perquisites must be identified in type and amount in a footnote to the table or in accompanying narrative. Housing payments, for example, may be considered a "type" of perquisite and exceed the 25% test and as such would have to be broken out in the footnote. Otherwise, if no perquisites need to be specifically accounted for, the Company can simply footnote the aggregate amount in column "e" by indicating that these are relocation expenses incurred in connection with the establishment of the Company's New York Office.

     The SEC has offered neither interpretive advice nor no-action relief for this type of relocation compensation disclosure nor will it answer inquiries as to what constitutes a "perquisite." As such, it is not clear as to which column the amounts and explanatory footnotes should be placed. Experts on executive compensation disclosure suggest that registrants use their best judgment about which column is the most appropriate column for disclosing a particular compensation item. The SEC staff has an informal rule of thumb that moving disclosure to the left in the Summary Compensation Table is preferable to moving it to the right in the table. Notwithstanding the SEC preference or the fact that tax reimbursements are contemplated to be included in column "e," I believe the Company could include the aggregate compensation amounts related to the relocation in column "i" entitled Other Compensation and provide corresponding footnote disclosure. This approach eliminates any confusion about whether the amounts are "annual" compensation and eliminates a necessity to itemize "types" of perquisites. I feel the Company could reference the entire relocation expenses in one footnote without breaking out the individual aspects of such expenses. You may want to consider, however, breaking out separately the tax reimbursements as the column "e" instruction require this.

                                     99.8-53

                     [LETTERHEAD OF GOODWIN, PROCTER & HOAR]


Mr. Barbara Miller
March 17, 1995
Page 3

     Attached are sample proxy statements of other registrants that disclose relocation costs in their Summary Compensation Table. This sampling of proxy statements indicates that some registrants report relocation compensation in the column "e" Other Annual Compensation while others report similar compensation in column "i" All Other Compensation.

     If I can provide any further information, please let me know.

     Best regards.

                                                  Very truly yours,

                                                  /s/ Jeffrey C. Hadden
                                                  Jeffrey C. Hadden

JCH/cmb
Attachment

cc:  Mr. Mark Swartz
     Mr. Jeffrey D. Mattfolk
     Ms. Kathy Manning
     Stephen W. Carr, P.C.


                                     99.8-54

                           SUMMARY COMPENSATION TABLE

                                                                                                    HOME SHOPPING NETWORK INC.

                                                   ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                       -------------------------------------------  ----------------------------------------
                                                                                    RESTRICTED     SECURITIES
                                                                      OTHER ANNUAL    STOCK        UNDERLYING    ALL OTHER
                                        YEAR     SALARY      BONUS    COMPENSATION    AWARDS      OPTIONS/SARS  COMPENSATION
     NAME & PRINCIPAL POSITION          (1)        ($)        ($)        ($)(2)       ($)(3)         ($)(4)       ($)(5)
-------------------------------------  ------  ----------  ---------  ------------  ----------   -------------  ------------
Gerald F.Hogan.......................    1993  $  432,692  $       0      $120,436  $       --         984,876  $     935(12)
  President and Chief Executive          1992          --         --            --          --              --         --
  Officer(6)                             1991          --         --            --          --              --         --
Roy M. Speer.........................    1993     326,923          0             0           0               0    218,534(13)
  Chairman and Chief Executive           1992     500,000          0             0           0               0      1,480(14)
  Officer(7)                             1991     500,000          0             0           0               0         --
Les R. Vandler.......................    1993     225,000          0             0           0               0     32,718(15)
  Executive Vice President,              1992     200,000          0             0           0               0        904(14)
  Chief Financial Officer and            1991     198,846          0             0     343,750         115,000         --
  Treasurer(8)
Alan P. Gerson.......................    1993     225,000          0             0           0               0      1,006(14)
  Executive Vice President(9)            1992     194,712          0       105,862           0         200,000        374(12)
                                         1991          --         --            --          --              --         --
L. Douglas Bailey....................    1993     196,154          0             0           0         120,000        424(12)
  President, Home Shopping               1992          --         --            --          --              --         --
  Club(10)                               1991          --         --            --          --              --         --
Celia H. Bachman.....................    1993     179,673          0             0           0          40,000        908(14)
  Senior Vice President, General         1992     128,029          0             0           0               0        766(14)
  Counsel, and Secretary(11)             1991     123,269          0             0      53,750               0         --

----------
(1) Disclosure is required for each of the Company's last three completed fiscal years. The information disclosed in the Summary Compensation Table is for the twelve month periods ending December 31, 1993, August 31, 1992, and August 31, 1991. During the four month period ending December 31, 1992, the Exectuive Officers received no extraordinary non-cash compensation, except for Mr. Gerson who received 5,000 shares of Common Stock under the Award Program. Those shares were valued at $35,000 on the grant date.
(2) Disclosure of perquisites and other personal benefits, securities or property received by an Executive Officer is required only in the event that the aggregate amount of such compensation exceeds the lesser of $50,000 or 10% of the total of the Executive Officer's salary and bonus for the year. The amounts set forth in this column represent reimbursements for relocation expenses.
(3) During 1998, Roy M.Speer and Lovell W. [ILLEGIBLE], a former President of the Company, contributed 2,990,000 shares of Common Stock to fund the Award Program. Such shares were granted to 187 persons in 1990, each grant vesting in five equal, annual installments. The amount reported in the table represents the market value of the shares granted on the date of grant. As of the end of 1993, the total number of shares granted and invested under the Award Program was 654,680 shares, which shares were valued at $9,737,175 (based on the closing price of the Company's Common Stock on December 31, 1993, and without giving effect to the limitation of value attributable to any restrictions on such stock). Such amounts include $89,258 (6,000 shares) for Ms. Bachman, whose employment terminated January 7, 1994. A total of 80,000 shares worth $430,000 were awarded in 1991, and 287,000 shares worth $2,220,375 were awarded in 1992. No awards were made in 1993. These awards reflected the reallocation of shares originally granted in 1990, but which were forfeited by the original grantee as a

                                     99.8-55
     result of termination of employment with the Company. Grantees of stock under the Award Program are entitled to any dividends paid with respect to such shares.
(4) The amount listed represents the total number of options or SARs which were granted to the Executive Officer.
(5) Under the transition provision of the SEC's Executive Compensation Disclosure Rules. "All Other Compensation" is only required for the years 1993 and 1992.
(6) Mr. Hogan joined the Company in February 1993. As a result, no information regarding his compensation prior to such date is provided herein.
(7) Until his resignation on August 11, 1993, Mr. Speer was employed by the Company under an employment agreement dated as of March 5, [ILLEGIBLE], which provides for Mr. Speer to be retained as a consultant for a period of five years following the termination of his employment. See "Employment Agreements." On February 12, 1993, Mr. Speer resigned as Chief Executive Officer of the Company and on August 11, 1993, resigned as Chairman of the Board and a Director at which time his consultancy and non-competition compensation commenced. On February 23, 1993, Mr. Hogan was named as President and Chief Executive Officer and on August 11, 1993, Mr. Bennett was named as acting Chairman of the Board. On September 28, 1993, Mr. Bennett was elected Chairman of the Board. See "Employment Agreements."
(8) Mr. Wandler's employment with the Company terminated December 31, 1993. See "Employment Agreements."
(9) Mr. Gerson joined the Company in October 1991. As a result, no information regarding his compensation prior to such date is provided herein.
     Mr. Gerson's employment with the Company terminated December 31, 1993. See "Employment Agreements."
(10) Mr. Bailey joined the Company in January 1993. As a result, no information regarding his compensation prior to such date is provided herein.
(11) Ms. Bachman's employment with the Company terminated January 7, 1994. See "Employment Agreements."
(l2) Represents the premium paid by the Company to provide term life insurance to the Executive Officer. No cash surrender value is generated under this policy.
(13) Includes $520 which represents the purchase price of shares of Common Stock allocated under the Savings Plan. Pursuant to the Savings Plan, the Company's Board of Directors may elect to match a portion of employee contributions, which is currently matched up to $520 per year, per employee, which stock vests in five equal annual increments commencing three years from the contribution date. Includes $44,231 paid to Mr. Speer upon termination which amount represents unused vacation and sick leave benefits. Includes $173,077 representing payment under a consultancy and non-competition arrangement. See "Employment Agreements." Includes $706 which represents the premium paid by the Company to provide term life insurance. No cash surrender value is generated under this policy.
(14) Includes $520 which represents the purchase price of shares of Common Stock allocated under the Savings Plan. The remainder of this amount represents the premium paid by the Company to provide term life insurance to the Executive Officer. No cash surrender value is generated under this policy.
(15) Includes $520 which represents the purchase price of shares of Common Stock allocated under the Savings Plan. Includes $19,712 paid to Mr. Vandler upon termination which amount represents unused vacation and sick leave benefits. Includes $12,000 representing an office allowance. See "Employment Agreements." Includes $486 which represents the premium paid by the company to provide term life insurance. No cash surrender value is generated under this policy.

                                     99.8-56

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the company to each of the five most highly compensated executive officers of the Company during the year ending December 31, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                                         JAN BELL MARKETING INC.

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                     -----------------------
                                                       ANNUAL COMPENSATION                    AWARDS
                                                 ----------------------------------  -----------------------
                                                                          OTHER      RESTRICTED
                                                                          ANNUAL        STOCK                    ALL OTHER
                                                  SALARY      BONUS    COMPENSATION   AWARDS(1)    OPTIONS     COMPENSATION(2)
  NAME AND PRINCIPAL POSITION            YEAR      ($)         ($)          ($)           ($)        (#)              ($)
--------------------------------------  ------   ---------  ---------  ------------  -----------   ---------   ---------------
Alan H. Lipton                            1993   $ 121,445  $       0         N/A(3) $ 1,742,812     100,000   $        14,318
  CEO and President                       1992     459,275  [ILLEGIBLE]       N/A              0           0                 0
                                          1991     438,000    161,732         N/A              0           0               N/A
Lee A. Mills(4)                           1993      78,541          0  $   88,883(5)   1,742,812     100,000                 0
  Chairman of the Board and               1992     294,477    182,285         N/A        278,625      75,000                 0
  Senior Advisor to the Board on          1991     372,173    226,150         N/A        450,000      50,000               N/A
  Strategic Planning
Richard W. Bowers                         1993     292,186          0         N/A        697,125      75,000            13,790
  Senior Executive Vice President and     1992     294,477    182,285                    135,000      58,000                 0
  General Counsel                         1991     171,827    137,993                    423,500     138,000               N/A
Eli Ben Shmuel                            1993     121,442          0         N/A      1,742,812     100,000                 0
  Executive Vice President of
  Procurement -  Watches and
  Accessories
Frank S. Fuino, Jr.                       1993     114,423     45,000         N/A              0      45,000            15,000
  Executive Vice President of Finance
  and Chief Financial Officer

----------
(1) The 97,500 restricted shares granted to Mr. Lipton in 1993 vest in 19,500 increments on July 31, 1994, 1995, 1996, 1997 and 1998. The 97,500
     restricted shares granted to Mr. Mills in 1993 originally were to vest in 32,500 increments on July 31, 1994, 1995, and 1996; the shares vested upon his departure in March 1994. The 97,500 restricted shares granted to Mr. Ben Shmuel in 1993 vest in 19,500 increments on September 29, 1994, 1995, 1996, 1997, and 1998. The 39,000 restricted shares granted to Mr. Bowers in 1993 vest in 13,000 share increments on April 30, 1994, 1995 and 1996. All of the foregoing grants were made on May 14, 1993, at which time the common stock price was $17,875. Dividends (if any) will be paid on restricted stock. The aggregate number of shares of restricted stock and their value at fiscal year-end ($9,375 per share) is as follows: Alan Lipton - 97,500 shares, $914,862.58; Lee Mills - 158,195 shares, $428,679; Eli Ben Shmuel - 97,500 shares, $914,862.50; and Richard Bowers - 66,138 shares, $619,968.75.
(2) The amounts set forth in this column for each individual represent payments of annual premiums by the Company for whole life insurance policies provided to executive officers.
(3)  Entries marked "n/a" represent information which is not reportable.
(4)  Mr. Mills' employment terminated in March 1994.

                                     99.8-57

(5) Of the total amount, $15,553 represents an allocation of personal use of a Company provided automobile and approximately $73,000 represents payments for temporary housing assistance.

     Mr. Lipton is employed as the Chief Executive Officer until July 31, 1996. Mr Lipton receives a base salary of $451,800 (subject to annual adjustment to reflect increases in the consumer price index) and an annual bonus equal to one percent of income before taxes. The agreement allows Jan Bell to terminate the employment of Mr. Lipton prior to the expiration date for cause without termination benefits or without cause upon the payment of the base salary and annual bonus for the remaining term of the agreement with acceleration of outstanding options end vesting of bonus stock. Mr. Lipton may terminate the agreement upon 90 days prior written notice. Mr. Lipton may also terminate the agreement on the same terms as a termination by the Company without cause if the Company materially breaches the agreement, including the obligation to have him serve in the capacity as Chief Executive Officer. Mr. Lipton elected voluntarily at his decision not to receive his base salary from April 7, 1993 through December 31, 1993.

     Mr. Mills was employed as the Chairman of the Board of Directors and Senior Advisor to the Board on Strategic Planning until July 31, 1996. Mr. Mills received a base annual salary of $292,300 (subject to annual adjustment to reflect increases in the consumer price index) and an annual bonus equal to 1/2 of 1% of income before taxes. The agreement allowed Jan Bell to terminate the employment of Mr. Mills prior to the expiration date for cause without termination benefits or without cause upon the payment of the base salary and annual bonus for the remaining term of the agreement with acceleration of outstanding options and vesting of bonus stock. Mr. Mills elected voluntarily at his decision not to receive his base salary from April 7, 1993 through December 31, 1993. Mr. Mills and the Company agreed to his termination of employment and resignation as a director in March 1994, at which time Mr. Mills received approximately $681,966 in cash, a car and the acceleration of outstanding options and vesting of previously issued restricted stock.

     Mr. Ben Shmuel is employed as the Executive Vice President of Procurement. Watches and Accessories until September 30, 1996. Mr. Ben Shmuel receives a base salary of $451,800 (subject to annual adjustment to reflect increases in the consumer price index) and an annual bonus equal to one percent of income before taxes. The agreement allows Jan Bell to terminate the employment of Mr. Ben Shmuel prior to the expiration date for cause without termination benefits or without cause upon the payment of the base salary and annual bonus for the remaining term of the agreement with acceleration of outstanding options and vesting of bonus stock. Mr. Ben Shmuel may terminate the agreement upon 90 days written notice. Mr. Ben Shmuel may also terminate the agreement on the same terms as a termination by the Company without cause if the Company materially breaches the agreement, including the obligation to have him serve as the manager of the watch and special accessory division of the Company. Mr. Ben Shmuel elected voluntarily at his decision not to receive his base salary from April 7, 1993 through December 31, 1993.

     Mr. Bowers is employed as the Senior Executive Vice President, General Counsel and Vice Chairman of the Board until April 30, 1996. Mr. Bowers receives a base salary of $292,300 (subject to annual adjustment to reflect increases in the consumer price Index) and an annual bonus equal to 1/2 of 1% of income before taxes. The agreement allows Jan Bell to terminate his employment for cause without termination benefits or without cause upon payment of the base salary and annual bonus for the remaining term of the agreement plus one year with acceleration of outstanding options and vesting of bonus stock. Mr. Bowers may terminate the agreement on the same terms as a termination by Jan Bell without cause following a change in control, the departure of Alan Lipton, the takeover, merger or acquisition of Jan Bell or a sale of substantially all of Jan Bell's assets, or the failure to maintain him as Senior Executive Vice President and Vice Chairman of the Board.

                                     99.8-58

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation for the years 1993, 1992 and 1991 for American's Cheif Executive Officer, the four highest paid executive officers other than the Chief Executive Officer who were serving at the end of American's last fiscal year and two additional individuals, Messers. Pennoyer And Hooper, who would otherwise have been included in the table except for the fact that they were not serving as executive officers at the end of the Company's last fiscal year.

                                                                                                AMERICAN EXPLORATION CO.

                                                                                    LONG-TERM COMPENSATION
                                    ANNUAL COMPENSATION                                      AWARDS
                                                                                 SECURITIES
                                                                                 UNDERLYING
                                                                RESTRICTED     OPTIONS/SAR'S
     NAME AND                                                     STOCK        (OPTION UNITS)    ALL OTHER
PRINCIPAL POSITION              YEAR      SALARY      BONUS      AWARDS(1)         (SHARES)      COMPENSATION(2)
Mark Andrews                    1993      $270,000   $68,000      $430,513         682,000(3)       $147,919
Chairman & CEO                  1992       270,000    68,000          None         100,000            18,964
                                1991       260,000   128,000          None          50,000            17,967

Harold M. Korell(4)             1993       103,413    57,000       146,766         232,500(3)          1,318
Senior Vice President -         1992       102,083    45,000          None         275,000             9,632
Production                      1991           N/A       N/A           N/A             N/A               N/A

John M. Hogan(5)                1993       158,000    58,000       146,766         232,500(3)          1,318
Senior Vice President and       1992        57,484    20,000          None         225,000             5,566
Chief Financial Officer         1991           N/A       N/A           N/A             N/A               N/A

Ralph O. Kehle(6)               1993       170,000         -          None            None           300,532
Senior Vice President -         1992       170,000    20,000          None          25,000            12,136
Exploration                     1991       161,440    40,000          None            None            12,210

Roderick L. Oxford(7)           1993       140,000         -          None            None           156,858
Vice President - Marketing,     1992       140,000    15,000          None          15,000            10,094
Legal and Environmental         1991       134,000    25,000          None          15,000             9,059

Russell P. Pennoyer(8)          1993       135,000         -          None            None           114,700
Senior Vice President,          1992       180,000    40,000          None          58,000            17,042
Secretary and General           1991       170,000    75,000          None          25,000            15,456
Counsel

V. Franklin Hooper(9)           1993        95,625         -          None            None           136,050
Vice President -                1992       135,000    68,000          None          25,000            12,095
International                   1991       106,846    35,000          None          58,000             8,917

(1) Granted in October 1993, under American's Compensation Plan. One-Third of the shares will vest on the second anniversary of the grant, one-third of the shares will vest on the third anniversary of the grant and one-third of the shares will vest on the fourth anniversary of the grant. The total number of shares of Restricted Common Stock held by the named officers as of December 31, 1993 and the total value thereof based on the $1.3125 per share closing price of Common Stock on the American Stock Exchange on December 31, 1993 were as follows: Mr. Andrews - 341,000 shares: $447,563; Mr. Karell - 116,250 shares: $152,578; Mr. Hogan - 116,250 shares:
     $152,578. The aggregate number and value of all Restricted Stock Awards:
     797,250 shares and $1,006,528. To the extend paid on shares of Common Stock, dividends will be paid on Restricted Stock.

                                     99.8-59

(2) All Other Compensation for 1993 consisted of the following: (i) Severance payments of $340,000, $155,000, $110,000 and $135,000, respectively, to
     Messrs. Kehle, Oxford, Pennoyer and Hooper: (ii) Company contributions to the 401(k) Plan of $1,058 for each of the named officers; (iii) Payment of relocation expenses of Messrs. Andrews and Kehle in connection with consolidation of the Company in Houston of $148,844, including tax reimbursements of $48,963, and $39,882, respectively; (iv) $698, $268 and $268 in respect of Messrs. Andrews, Korell and Hogan, respectively, representing the difference between the interest rates charged senior management and the prevailing margin rate in respect to loans to finance purchases of Common Stock during 1993; and (v) Company-paid life insurance premiums - Messrs. Andrews and Pennoyer of $5,355 and $3,658, respectively.

(3) Granted in October 1993 under American's Phanton Plan. One quarter of the Option Units vest on each anniversary of the grant.

(4)  Harold M. Korell joined American in July 1992.

(5)  John M. Hogan joined American in October 1992.

(6)  Ralph O. Kehle resigned from the Company on January 31, 1994.

(7) Roderick L. Oxford served as Vice President - Marketing, Legal and Environmental until December 31, 1993.

(8) Russell P. Pennoyer served as Senior Vice President, Secretary and General Counsel of American until September 30, 1993.

(9) V. Franklin Hooper served as Vice President-International of American until September 15, 1993.

OPTION/SAR GRANTS TABLE

     The following table provides information with respect to Option Units ("SAR's") (1) granted during 1993 under the Phanton Plan to the executive officers named in the Summary Compensation Table. No options under the Compensation Plan were granted to such persons during 1993.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                                                                                                POTENTIAL
                                                                                            REALIZABLE VALUE
                                                 % OF TOTAL                                 AT ASSUMED ANNUAL
                                                    SAR'S    EXERCISE                     RATES OF STOCK PRICE
                                     NUMBER      GRANTED TO   OR BASE                       APPRECIATION FOR
                                    OF SAR'S      EMPLOYEES    PRICE       EXPIRATION              TERM
NAME                                GRANTED        IN 1993   ($/UNIT)         DATE          5%(2)       18%(3)
Mark Andrews                        682,000           26%     $  1.50         (1)         $19,574     $129,000

Harold M. Korell                    232,500            9%     $1.3125         (1)          40,100       84,385

John M. Hogan                       232,500            9%     $1.3125         (1)          40,100       84,385

Ralph O. Kehle                         None          N/A          N/A          -                -            -

Roderick L. Oxford                     None          N/A          N/A          -                -            -

Russell P. Pennoyer                    None          N/A          N/A          -                -            -

W. Franklin Hooper                     None          N/A          N/A          -                -            -

(1)  Granted in October 1993 under American's Phanton Plan. One

                                     99.8-60

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table presents information about compensation awarded over the Company's last three fiscal years to Mr. Pankratz and the Company's other four most highly compensated executive officers of December 31, 1993.

                                                                                                                  MAGMA POWER CO.
                                         ANNUAL
                                      COMPENSATION                     LONG-TERM COMPENSATION AWARDS
                               ---------------------------     -----------------------------------------------
                                                                                  RESTRICITED     SECURITIES
                                                                OTHER ANNUAL         STOCK        UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL                    SALARY      BONUS      COMPENSATION         AWARDS      OPTIONS/SARS   COMPENSATION
        POSITION              YEAR        ($)       ($)(1)         ($)(2)            ($)(3)         ($)(4)         ($)(5)
 ------------------------     ----      --------    -------    --------------    -------------   ------------- -------------
Paul M. Pankratz(6)(7) ...    1993       $263,250    $389688             --                  --         48000       $  69,226
  Chairman of the Board
   of                         1992        229,166    202,500             --                  --        66,000(8)      142,967(9)
  Directors                   1991            N/A        N/A            N/A                 N/A           N/A             N/A
Raiph W. Boeker(6)(18) ...    1993        286,731    289,688             --            $167,500(11)    65,000         453,389(12)
  President and Chief
   Executive                  1992            N/A        N/A            N/A                 N/A           N/A             N/A
  Officer                     1991            N/A        N/A            N/A                 N/A           N/A             N/A
Jon R. Peele ..............   1993        153,346    125,531             --                 N/A         7,500          31,760
  Executive Vice President,   1992        145,000     87,750             --                  --        30,000          26,385
  Secretary, General
   Counsel                    1991        138,439     90,000             --                  --        15,000              --
Trond Aschehoug(13) ......    1993        139,356     86,906             --            $ 65,625(14)         0          17,554
  Vice President &
   Director of North          1992            N/A        N/A            N/A                 N/A           N/A             N/A
  American Operations         1991            N/A        N/A            N/A                 N/A           N/A             N/A
Wallace C. Dieckmann ......   1993        119,563     67,594             --                 N/A             0          24,153
  Vice President & Chief      1992        188,500     40,500             --                  --        11,600          15,371
  Financial Officer           1991        184,834     30,000             --                  --         3,500              --

----------
(1) Cash bonuses are paid to executive officers of the Company based upon their individual contribution to the Company and the Company's overall financial performance. A portion of the bonuses for the 1993 were paid in the fourth quarter of 1993, and the balance was paid in the first quarter of 1994.

(2) Excludes the value of perquisites and other personal benefits. The incremental cost to the Company of providing such perquisites and other personal benefits did not, during 1993, exceed the lesser of $50,000 or 10% of annual salary and bonus for the respective individuals named in the Summary Compensation Table.

(3) Company Deferred Stock is subject to vesting based on continuing employment, and the holder of such Deferred Stock is not entitled to note or receive dividends until such Deferred Stock is vested. The grant date value shown may overstate the value of Deferred Stock because it does not take into account the negative effect of the lack of transferability, vesting restrictions and potential loss of the Deferred Stock upon termination of employment. This table excludes shares of Company Deferred Stock which are expected to be granted to Messrs. Peele, Aschehoug and Dieckmann following the Annual Stockholders Meeting if and to the extent that the 1994 Equity Participation Plan is approved.

(4)  There are currently no SARs outstanding.

                                     99.8-61

(5) Represents amounts allocated by the Company for the accounts of the named individuals to the Company Benefit Plans (as defined below) 1993 as follows:

                                                     EMPLOYEE
                                                    RETIREMENT        EMPLOYEES'            EXECUTIVE
                                                     SAVINGS            PENSION            SUPPLEMENTAL
                        NAME                           PLAN              PLAN                  PLAN
                        ----                      -------------     --------------       ----------------
      Paul M. Pankratz .........................      $6,855            $14,043              $48,328
      Ralph W. Boeker ..........................    [ILLEGIBLE]          14,150               29,901
      Jon R. Peele .............................       6,855             14,043               10,862
      Trond Aschehoug ..........................       5,096              8,903                3,555
      Wallace C. Dieckmann .....................       6,716             13,311                4,126

(6) Prior to January 11, 1994, Mr. Pankratz served as Chairman and CEO and Mr. Boeker served in the capacity of President.

(7)  Mr. Pankratz joined the Company as of February 1, 1992.

(8) Includes 30,000 options granted to Mr. Pankratz in conjunction with his initial employment by the Company.

(9) Includes the fair market value on the grant date (98,750) of 5,000 shares of Company Common Stock awarded to Mr. Pankratz, without restrictions, in conjunction with his initial employment by the Company.

(10) Mr. Boeker joined the Company on March 1, 1993.

(11) Respresents the value on the grant date of 5,000 shares of Company Deferred Stock granted in conjunction with Mr. Boeker's initial employment by the Company on March 1, 1993.

(12) Includes $404,858 associated with Mr. Boeker's relocation to Southern California from Midland, Hichigan.

(13) Includes amounts paid to Dow for Mr. Aschehoug as a "leased employee" from Dow. Mr. Aschehoug became an employee of the Company on July 1, 1993. Excludes options granted Mr. Aschehoug prior to his becoming an employee of the Company.

(14) Represents the value on the grant date 2,100 shares of Company Deferred Stock granted to Mr. Aschehoug in conjunction with his employement on July 1, 1993.

                                     99.8-62

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the fiscal years shown.

                                                                                                    AMERICREDIT CORP.

                                                                                     LONG TERM
                                                                                    COMPENSATION --
                                                      ANNUAL COMPENSATION              AWARDS
                                             ------------------------------------  --------------    ALL OTHER
             NAME AND                                                               OPTIONS/ SARS   COMPENSATION
          PRINCIPAL POSITION                  YEAR       SALARY ($)     BONUS ($)        (#)            ($)(1)
------------------------------------------   ------------------------------------  --------------  --------------
Clifton H. Morris, Jr. ...................    1994        276,800        39,700          141,333          42,217
 Chairman, CEO and President                  1993        273,000            --               --          52,472
                                              1992        279,200            --          500,000          50,830

Michael R. Barrington ....................    1994        191,000        27,030           96,187           2,089
 President and Chief                          1993        186,200            --               --             653
 Operating Officer - AFSI                     1992        186,200            --          100,000             867

Daniel E. Berce ..........................    1994        191,800        27,830           96,107           4,765
 Vice President, Chief Financial              1993        186,200            --           75,000             575
 Officer and Treasurer                        1992        186,200            --          100,000             575

Edward H. Esstman ........................    1994        158,846        16,000           85,333          10,381
 Senior Vice President, Director of           1993        125,000        25,000          150,000          94,755
 Consumer Finance - AFSI (2)

Dennis R. Adams ..........................    1994        109,668        11,135           35,000           1,587
 Senior Vice President,                       1993        102,600        20,000               --              --
 Director of Collections - AFSI               1992         95,635            --           50,000              --

----------
(1) The amounts disclosed in this column for fiscal 1994 include payment by the Company of premiums for term life insurance on behalf of Messrs. Barrington, Berce and Esstman of $1,237 and $575 and $5,885, respectively, and premiums of $37,271 under a whole life insurance policy on Mr. Morris. The amounts in this column for fiscal 1994 also include contributions by the Company, made in the form of the Company's Common Stock, to 401(k) retirement plans for each executive officer, as follows: Mr. Morris, $4,496; Mr. Barrington, $851; Mr. Berce, $4,198: Mr. Esstman, $4,496: and
     Mr. Adams, $1,587.

(2) Mr. Esstman joined the Company on June 24, 1992. Upon joining the Company in fiscal 1993, Mr. Esstman received a $25,000 signing bonus and a $34,755 allowance for relocation expenses (of which $6,733 was reimbursement for income taxes associated with such allowance).

                                     99.8-63

                           SUMMARY COMPENSATION TABLE

                                                                                                         CADMUS COMMUNICATIONS CORP

                                                                                                         LONG TERM COMPENSATION
                                                          ANNUAL COMPENSATION (1)
                                                                                                      SECURITIES
                                                                                     OTHER            UNDERLYING         ALL OTHER
       NAME (AGE) AND                                                               ANNUAL             OPTIONS/        COMPENSATION
   PRINCIPAL POSITION (2)           YEAR    SALARY($)(3)    BONUS ($)(4)        COMPENSATION($)        SARS(#S))           ($)(5)
C. Stephenson Gillispie, Jr. (52)   FY94      [ILLEGIBLE]      150,000                    -             25,000             4,497
 President and Chief                FY93       279,200          63,000                    -             25,000             4,364
 Executive Officer                  FY92       214,200       [ILLEGIBLE]                  -                  0                 0
Vallace Stettinius (61)             FY94       248,600       [ILLEGIBLE]                  -                  0             4,497
 Chairman of the Board              FY93       239,200               0                    -             25,000             4,364
                                    FY92       262,067          48,000                    -                  0                 0
Michael Dinkins (48)                FY94       179,200          75,000              115,922(6)          10,000                 0
 Vice President and                 FY93             0               0                    -                  0                 0
 Chief Financial Officer            FY92             0               0                    -                  0                 0
John H. Phillips (58)               FY94       163,848          83,000                    -             13,500             4,497
 Vice President, Operations         FY93       157,700          68,000                    -              7,500             4,267
 and Control                        FY92             0               0                    -                  0                 0
Bruce V. Thomas (37)                FY94       154,200          80,000                    -             12,000             1,875
 Vice President, Secretary          FY93       134,200          80,000                    -              8,000                 0
 and General Counsel                FY92        11,183(7)            0                    -                  0                 0

(1) Except as reported for Mr. Dinkins under "Other Annual Compensation," non-cash perquisites or personal benefits are not reported as such amounts did not exceed the lesser of 10% of the respective named executive officer's individual salary and bonus or $25,000.
(2) Prior to October 1, 1992, Mr. Gillispie had served as President and Chief Operating Officer, and Mr. Stettinius as Chairman of the Board and Chief Executive Officer; accordingly, amounts shown for the 1992 Fiscal year are for services in such capacities.
(3)  Reflects salary before pre-tax contribution under the Thrift Savings Plan.
(4) Reflects short-term incentive awards accrued for each of the three years ended June 30, 1994 under the Cadmus Executive Incentive Plan described in the Compensation Committee Report on page 15.
(5) Reflects amounts contributed or matched by Cadmus or its subsidiaries for the year ended June 30, 1994 under the Cadmus Thrift Savings Plan.
(6) Of the total amount reported as "Other Annual Compensation" for Mr. Dinkins, $50,000 was paid as a reimbursement for the value of stock options forfeited by Mr. Dinkins when he left his previous employer to join Cadmus during the last fiscal year, with the balance of the amount so reported attributable in the aggregate to other relocation expenses, including tax payments on moving

                                     99.8-64
     expenses, settlement and closing costs, temporary living and travel expenses and moving expenses, each of which individually amounts to less than 25% of the total amount reported.
(7) The amount of salary shown for Mr. Thomas for the 1992 fiscal year reflects amounts paid for the two-month period in 1992 during which he served as Vice President and General Counsel.

STOCK OPTIONS
     The following table reflects grants of stock options made during the year ended June 30, 1994 to each of the named executive officers.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                                           POTENTIAL
                                                                                                           REALIZABLE
                                                                                                            VALUE AT
                                       NUMBER OF                                                         ASSUMED ANNUAL
                                      SECURITIES      PERCENTAGE OF                                      RATES OF STOCK
                                      UNDERLYING      TOTAL OPTIONS/      EXERCISE                     PRICE APPRECIATION
                                        OPTIONS        SARS GRANTED       OR BASE                         FOR OPTION
                                        GRANTED        TO EMPLOYEES        PRICE     EXPIRATON               TERM (2)
           NAME                           (#)         IN FISCAL YEAR       ($/SH)       DATE             5%          10%
C. Stephenson Gillispie, Jr.            25,000                23%          $9.50      08/06/03        $149,362    $378,514
Vallace Stettinius                           0                 -               -             -               -           -
Michael Dinkins                         10,000                 9%           9.81      09/28/03          61,695     156,346
John H. Phillips                        13,500                12%           9.50      08/06/03          88,656     284,397
Bruce V. Thomas                         12,000                11%           9.50      08/06/03          71,694     181,687

(1) All grants were made under the Company's 1990 Incentive Stock Plan and first become exercisable six months from date of grant. The option exercise price was equal to the market price on the date of grant.
(2) The dollar amounts under these columns are the result of calculations at assumed annual rates of stock price appreciation set by the Securities and Exchange Commission. The dollar amounts shown are not intended to forecast possible future appreciation, if any, of the Company's stock price.

     The following table reflects certain information regarding the exercise of stock options during the year ended June 30, 1994, as well as information with respect to unexercised options held at such date by each of the named executive officers.

                                     99.8-65

                                                                       EXHIBIT 3










                                     99.8-66

                             TYCO INTERNATIONAL LTD.
                               RELOCATION PROGRAM
                 NEW YORK CITY CORPORATE HEADQUARTERS RELOCATION

OBJECTIVE: The program, as adopted by the Compensation Committee of the Board of Directors on August 1, 1995, is to cover the transfer of applicable employees to the New York City area as part of the relocation of the Company's Corporate Headquarters to New York City. The program is intended not to discriminate in scope, terms or operation in favor of executive officers or directors of the Company and is to be available generally to all applicable salaried employees, in a form as contemplated by SEC Regulation S-K Instruction (7) (ii) of Item 402
(a)3.

HOUSING COSTS - PURCHASE

SELLING EXISTING PROPERTY

The Company will assist the employee in selling their existing property by either purchasing it at fair market value or reimbursing the employee for their direct costs of sale (including such items as real estate commissions and closing costs).

If the employee requests that the Company purchase their existing property, the Company will contract to have the employee's property appraised. The Company shall have the residence appraised by a licensed, certified general appraiser. At the employee's option, an additional appraisal firm may be contracted by the employee to provide another appraisal. The market value of the residence for all purposes shall be the average of the values determined by such two appraisals, provided that if one of such values is more than 110% of the other, then the Company and the employee shall jointly choose a third appraiser who shall make an independent determination of the market value of the residence, which value shall be conclusive and binding upon the Company and employee for all purposes hereunder. The Company and employee shall each bear all fees and expenses of their respective appraisers and shall share equally the fees and expenses of the third appraiser, if any. If the property has been held three years or less, the fair market value may be determined by reference to the employee's cost of the property plus capital improvements.

The employee shall provide to the Company a signed statement of their cost in the property, including capital improvements, along with supporting documentation.

                                     99.8-67

Upon notice from the employee, the Company will purchase said property and file all applicable legal documents pertaining to such sale, including, but not limited to a new mortgage. At such time, the Company will become responsible for insurance, maintenance and care of the property. The Company will bear the cost of and coordinate the process of listing the property for sale.

If requested, the Company will advance an interest free bridge loan to the employee to facilitate the purchase of a new principal residence. In any event, the bridge loan shall not exceed the value of the employee's equity in their existing property and such loan shall be repaid to the Company within fifteen days after the date of the closing of the sale of the former principal residence.

The employee shall have one year from the date they are notified by the Company that relocation is required as a condition of employment to inform the Company that they intend to avail themselves of this program to sell their existing property. The employee must make an irrevocable election at this time as to whether the Company will purchase the property or the employee intends to sell the property themselves. In order to participate in the program, the employee must be employed by the Company both at time of election and at the time the Company purchases the property.

PURCHASE OF NEW PROPERTY

The Company and the employee shall enter into a separate loan agreement covering the purchase of a new property. A summary of the loan agreement follows:

The employee is required to provide at least 10% of the initial purchase price of the new residence. The remaining 90% financing shall be interest free and shall be provided by the Company up to a maximum of five times the employee's fiscal 1995 bonus and the annualized salary based on the amount earned in the month the employee commences working in the New York City headquarters (the "Cap"). The Company will also loan up to 90% of the cost of capital improvements to the residence for items expended within two years of the purchase date (but at no time will the Company's total loan exceed the Cap).

The employee is responsible for payment of all real estate taxes, assessments, maintenance and insurance for the property.

The agreement provides for the repayment of the Company's loan by the employee through annual payments over a specified period of time in accordance with a formula based on a percentage of salary, such amount to be reduced by property taxes and insurance paid in respect of the residence, and in addition, repayment based on proceeds, under certain circumstances, from the sale of Company stock by the employee.

                                     99.8-68

Upon termination of the agreement, the Company will be required to purchase the employee's residence at the employee's request, based on fair market value. The Company and employee share in any changes in market value of the residence. Alternatively, the employee can repay in full the Company's loan relative to the property at any time.

FINANCING OF EMPLOYEE DOWNPAYMENT

The Company will make available, when requested by the employee, financing to assist the employee in making their 10% downpayment in purchasing the new residence. The loan will be evidenced by an unsecured promissory note for a period not to exceed fifteen years, bearing interest at the long term annual applicable federal rate under Internal Revenue Code Section 1274(d), to be adjusted annually. The interest will be due and payable annually, but not later than January 15th of the year following the calculation period. At the employee's option, principal pre-payment can be made at any time.

HOUSING COSTS - LEASE/RENTAL

TEMPORARY RENTAL

While making the transition under this relocation program, the employee may, through assistance from the Company, utilize rental property in the New York City area for living quarters. The employee must pre-approve their choice and the cost of rental property with the Company. The Company will reimburse the employee for rent, utilities and other sundry costs of this arrangement for a period not to exceed 12 months. This arrangement presumes the employee is still maintaining their primary residence in the vicinity of Tyco's Exeter headquarters. These expenses will be treated as compensation to the employee, subject to withholding taxes and reported as such on their Form W-2 for the applicable period.

RENTAL FOR FAMILY HOUSING

In order to assist the employee when relocating their family, the program will reimburse rental expense in an amount (a) of 100% if the employee is still maintaining a primary residence in the vicinity of Tyco's Exeter headquarters or
(b) of 75% if employee is no longer maintaining their primary residence in the Exeter area. The employee must pre-approve their choice and the cost of rental property with the Company. This aspect of the program will be available for a 12-month period after the family has moved to the New York City area. At the end of that period, a new property will be purchased or the employee will start bearing the full cost of the rental. These expenses will be treated as compensation to the employee, subject to withholding taxes and reported as such on their Form W-2 for the applicable period.

                                     99.8-69

SALARY ADJUSTMENT

A one time salary increase will be provided in the amount of 7% of the fiscal 1995 bonus and the annualized salary based on the amount earned in the month the employee commences working in the New York City Headquarters to assist in offsetting significantly higher state and local income taxes associated with living in the New York City area. The increase will be effective in the month in which the employee commences working in the Tyco New York City Headquarters. The increase will be taxable to the employee as additional compensation in the appropriate period, and tax gross-up on such earnings will not be provided by the Company.

OTHER REIMBURSEMENTS

HOUSE HUNTING EXPENSES

The employee will be reimbursed for transportation, reasonable lodging, and meal expenses in connection with travel to the new location for the purposes of locating a new home.

MOVING COSTS

The employee will be reimbursed for transportation of household goods and personal effects through use of selected moving companies as coordinated with the Company. Additionally, the employee will be reimbursed for all reasonable travel expenses incurred in getting the employee and their family to the new location.

HOUSE CLOSING EXPENSES

Reimbursement will be provided for the employee's normal closing costs and related expenses in connection with the purchase of a new home. Costs include such items as title search, attorneys' fees for preparation of purchase agreement and/or the deed, surveys, inspections, appraisal fees, state and local transfer tax, settlement fees, etc. Employee taxes (federal, state & local) incurred on this allowance will be reimbursed.

SETTLING-IN ALLOWANCE

In recognition that there are usually many incidental expenses that may be incurred in relocating and settling in a new home which are not specifically reimbursable under this relocation program, a settling-in allowance will be granted. Such allowance will be an amount equal to two months salary of the employee based on their annual rate as of December 1995. Employee taxes (federal, State, and local) incurred on this allowance will be reimbursed.

                                     99.8-70

TAX LAW CHANGES

The employee will be protected from any adverse federal tax law changes that may occur subsequent to implementation of this program.

September 1995

                                     99.8-71

                                                                       EXHIBIT 4










                                     99.8-72

                             TYCO INTERNATIONAL LTD.
                               RELOCATION PROGRAM
                 NEW YORK CITY CORPORATE HEADQUARTERS RELOCATION

OBJECTIVE: The program, as adopted by the Compensation Committee of the Board of Directors on August 1, 1995, is to cover the transfer of applicable employees to the New York City area as part of the relocation of the Company's Corporate Headquarters to New York City. The program is intended not to discriminate in scope, terms or operation in favor of executive officers or directors of the Company and is to be available generally to all applicable salaried employees, in a form as contemplated by SEC Regulation S-K Instruction (7) (ii) of Item 402
(a)3. (For purposes of this memorandum, any reference to the term "property" or "residence" shall mean up to two properties or residences).

HOUSING COSTS - PURCHASE

SELLING EXISTING PROPERTY

The Company will assist the employee in selling their existing property by either purchasing it at fair market value or reimbursing the employee for their direct costs of sale (including such items as real estate commissions and closing costs).

If the employee requests that the Company purchase their existing property, the Company will contract to have the employee's property appraised. The Company shall have the property appraised by a licensed, certified general appraiser. At the employee's option, an additional appraisal firm may be contracted by the employee to provide another appraisal. The market value of the property for all purposes shall be the average of the values determined by such two appraisals, provided that if one of such values is more than 110% of the other, then the Company and the employee shall jointly choose a third appraiser who shall make an independent determination of the market value of the property, which value shall be conclusive and binding upon the Company and employee for all purposes hereunder. The Company and employee shall each bear all fees and expenses of their respective appraisers and shall share equally the fees and expenses of the third appraiser, if any. If the property has been held three years or less, the fair market value may be determined by reference to the employee's cost of the property plus capital improvements.

The employee shall provide to the Company a signed statement of their cost in the property, including capital improvements, along with supporting documentation.

                                     99.8-73

Upon notice from the employee, the Company will purchase said property and file all applicable legal documents pertaining to such sale, including, but not limited to a new mortgage. At such time, the Company will become responsible for insurance, maintenance and care of the property. The Company will bear the cost of and coordinate the process of listing the property for sale.

If requested, the Company will advance an interest free bridge loan to the employee to facilitate the purchase of a new principal residence. In any event, the bridge loan shall not exceed the value of the employee's equity in their existing property and such loan shall be repaid to the Company within fifteen days after the date of the closing of the sale of the former principal residence.

The employee shall have two years from the date they are notified by the Company that relocation is required as a condition of employment to inform the Company that they intend to avail themselves of this program to sell their existing property. The employee must make an irrevocable election at this time as to whether the Company will purchase the property or the employee intends to sell the property themselves. In order to participate in the program, the employee must be employed by the Company both at time of election and at the time the Company purchases the property.

PURCHASE OF NEW PROPERTY

The Company and the employee shall enter into a separate loan agreement covering the purchase of a new property. A summary of the loan agreement follows:

The employee is required to provide at least 10% of the initial purchase price of the new property. The remaining 90% financing shall be interest free and shall be provided by the Company up to a maximum of five times the employee's fiscal 1995 bonus and the annualized salary based on the amount earned in the month the employee commences working in the New York City headquarters (the "Cap"). The Company will also loan up to 90% of the cost of capital improvements to the residence for items expended within two years of the purchase date (but at no time will the Company's total loan exceed the Cap).

The employee is responsible for payment of all real estate taxes, assessments, maintenance and insurance for the property.

The agreement provides for the repayment of the Company's loan by the employee through annual payments over a specified period of time in accordance with a formula based on a percentage of salary, such amount to be reduced by property taxes and insurance paid in respect of the residence, and in addition, repayment based on proceeds, under certain circumstances, from the sale of Company stock by the employee.

                                     99.8-74

Upon termination of the agreement, the Company will be required to purchase the employee's residence at the employee's request, based on fair market value. The Company and employee share in any changes in market value of residence. Alternatively, the employee can repay in full the Company's loan relative to the property at any time. Any loan for property will have interest imputed unless for such property the employee meets the requirements under IRC regulation 1.7872-5T(c)(1)(i).

FINANCING OF EMPLOYEE DOWNPAYMENT

The Company will make available, when requested by the employee, financing to assist the employee in making their 10% downpayment in purchasing the new residence. The loan will be evidenced by an unsecured promissory note for a period not to exceed fifteen years, bearing interest at the long term annual applicable federal rate under Internal Revenue Code Section 1274(d), to be adjusted annually. The interest will be due and payable annually, but not later than January 15th of the year following the calculation period. At the employee's option, principal pre-payment can be made at any time.

HOUSING COSTS - LEASE/RENTAL

TEMPORARY RENTAL

While making the transition under this relocation program, the employee may, through assistance from the Company, utilize rental property in the New York City area for living quarters. The employee most pre-approve their choice and the cost of rental property with the Company. The Company will reimburse the employee for rent, utilities and other sundry costs of this arrangement for a period not to exceed 24 months. This arrangement presumes the employee is still maintaining their primary residence in the vicinity of Tyco's Exeter headquarters. These expenses will be treated as compensation to the employee, subject to withholding taxes and reported as such on their Form W-2 for the applicable period. A tax gross-up will be provided by the Company.

RENTAL FOR FAMILY HOUSING

In order to assist the employee when relocating their family, the program will reimburse rental expense in an amount (a) of 100% if the employee is still maintaining a primary residence in the vicinity of Tyco's Exeter headquarters or
(b) of 75% if employee is no longer maintaining their primary residence in the Exeter area. The employee must pre-approve their choice and the cost of rental property with the Company. This aspect of the program will be available for a 24-month period after the family has moved to the New York City area. At the end of that period, a new property will be purchased or the employee will start bearing the full cost of the rental. These expenses will be treated as compensation to the employee, subject to withholding

                                     99.8-75
taxes and reported as such on their Form W-2 for the applicable period. A tax gross-up will be provided by the Company.

SALARY ADJUSTMENT

A one time salary increase will be provided in the amount of 7% of the fiscal 1995 bonus and the annualized salary based on the amount earned in the month the employee commences working in the New York City Headquarters to assist in offsetting significantly higher cost of living and state and local income taxes associated with living in the New York City area. The increase will be effective in the month in which the employee commences working in the Tyco New York City Headquarters. The increase will be taxable to the employee as additional compensation in the appropriate period, and tax gross-up on such earnings will not be provided by the Company.

OTHER REIMBURSEMENTS

HOUSE HUNTING EXPENSES

The employee will be reimbursed for transportation, reasonable lodging, and meal expenses in connection with travel to the new location for the purposes of locating a new home.

MOVING COSTS

The employee will be reimbursed for transportation of household goods and personal effects through use of selected moving companies as coordinated with the Company. Additionally, the employee will be reimbursed for all reasonable travel expenses incurred in getting the employee and their family to the new location.

HOUSE CLOSING EXPENSES

Reimbursement will be provided for the employee's normal closing costs and related expenses in connection with the purchase of a new home. Costs include such items as title search, attorneys' fees for preparation of purchase agreement and/or the deed, surveys, inspections, appraisal fees, state and local transfer tax, settlement fees, etc. Employee taxes (federal, state & local) incurred on this allowance will be reimbursed.

SELLING-IN ALLOWANCE

In recognition that there are usually many incidental expenses that may be incurred in relocating and settling in a new home which are not specifically reimbursable under this relocation program, a settling-in allowance will be granted. Such allowance will be an amount equal to two months salary of the employee based on their annual rate as of

                                     99.8-76

December 1995. Employee taxes (federal, State, and local) incurred on this allowance will be reimbursed.

EDUCATIONAL EXPENSES

Reimbursement will be provided for schooling costs for employee's children for grades kindergarden through 12. A tax gross-up will be provided by the Company.

TAX LAW CHANGES

The employee will be protected from any adverse federal tax law changes that may occur subsequent to implementation of this program.

September 1995

                                     99.8-77

                                                                       EXHIBIT 5










                                     99.8-78

TME [ILLEGIBLE] CORPORATION
107000-[ILLEGIBLE]-900 & 120000-0003-900
COMPANY OWNED RESIDENCES
SCHEDULE OF ACQUISITION COSTS, DEPRECIATION AND ACCUMULATED DEPRECIATION
As Of:                    27-Jan-01

                                                                             Beginning Balance
Address                                    Acquisition Date  Life in Months  Acquisition Cost
----------------------------------------------------------------------------------------------
4001 North Ocean Blvd, 8505,
Boca Raton, FL 33431 (Gini Wetzel)             15-Mar-98          240               361,337.70
----------------------------------------------------------------------------------------------
3505 South Ocean Blvd, #53,
Highland Beach, FL (Mary Sullivan)             15-Mar-98          240               582,938.53
----------------------------------------------------------------------------------------------
Need Address (Barbara Jacques)
New Hampshire                                  15-Apr-98          240               184,101.18
----------------------------------------------------------------------------------------------
1800 South Ocean Blvd,
Placide Condominium, Unit 2-F,
Boca Raton, FL 33432 (Patricia Prue)           15-Apr-98          240               323,556.18
----------------------------------------------------------------------------------------------
1800 South Ocean Blvd,
Placide Condominium,
Storage unit for Unit 2-F,
Boca Raton, FL 33432 (Patricia Prue)           15-Jan-00          240                 3,135.00
----------------------------------------------------------------------------------------------
Addison on the Ocean, #S-1101,
Boca Raton, FL (Michael Robinson)              15-Apr-98          240             1,160,024.13
----------------------------------------------------------------------------------------------
2 Wyndbrook Circle (Lot 52, Exeter
Farms) Exeter, NH (Kathy McRae)                27-May-99          240               248,009.87
----------------------------------------------------------------------------------------------
28 Eagle Drive, Newmarket, NH
(Geri Kierstead)                               27-May-99          240               340,981.20
----------------------------------------------------------------------------------------------
14 Pleasant View Drive, Exeter, NH
03833 (Kathy Manning)                          27-May-99          240               192,556.35
----------------------------------------------------------------------------------------------
4178 Northwest 55th Place,
Boca Raton, FL 33490 (Tyco Electronics)
Retreat (Ed Federman)                          26-Jun-00          240               525,110.30
----------------------------------------------------------------------------------------------
150 Columbus Avenue, Unit 12D,
New York, NY (Patty Prue)                      24-Jul-00          240               861,000.00
----------------------------------------------------------------------------------------------
75 Gates Street, Portsmouth, NH
(Dr. Gary Fagin)                               31-Aug-00          240               540,450.90
----------------------------------------------------------------------------------------------
Trump Tower, Unit 33B, NY
(Brad McGen)                                   28-Jul-01          240             2,552,350.00
----------------------------------------------------------------------------------------------
Runnymeade, Rye, NH (LDK)                       1-Sep-01          240             4,549,576.29
----------------------------------------------------------------------------------------------
Wentworth, 167 Little Harbor Road,
New Castle, NH (LDK) IR/C from
(107000-0001-900 Feb '02)                      28-Feb-02          240             1,498,301.87
----------------------------------------------------------------------------------------------
                                                                             -----------------
                                                                                 13,923,429.50
                                                                             =================

Address                                     Additions       Disposals    Adjusted Acquisition Cost
--------------------------------------------------------------------------------------------------
4001 North Ocean Blvd, 8505,
Boca Raton, FL 33431 (Gini Wetzel)                 0.00     [361,337.70]                      0.00
--------------------------------------------------------------------------------------------------
3505 South Ocean Blvd, #53,
Highland Beach, FL (Mary Sullivan)                 0.00     [582,938.53]                      0.00
--------------------------------------------------------------------------------------------------
Need Address (Barbara Jacques)
New Hampshire                                      0.00            0.00                 184,101.18
--------------------------------------------------------------------------------------------------
1800 South Ocean Blvd,
Placide Condominium, Unit 2-F,
Boca Raton, FL 33432 (Patricia Prue)               0.00     [323,556.18]                      0.00
--------------------------------------------------------------------------------------------------
1800 South Ocean Blvd,
Placide Condominium,
Storage unit for Unit 2-F,
Boca Raton, FL 33432 (Patricia Prue)               0.00       [3,135.00]                      0.00
--------------------------------------------------------------------------------------------------
Addison on the Ocean, #S-1101,
Boca Raton, FL (Michael Robinson)                  0.00   [1,160,024.13]                      0.00
--------------------------------------------------------------------------------------------------
2 Wyndbrook Circle (Lot 52, Exeter
Farms) Exeter, NH (Kathy McRae)                    0.00     [248,009.87]                      0.00
--------------------------------------------------------------------------------------------------
28 Eagle Drive, Newmarket, NH
(Geri Kierstead)                                   0.00            0.00                [ILLEGIBLE]
--------------------------------------------------------------------------------------------------
14 Pleasant View Drive, Exeter, NH
03833 (Kathy Manning)                              0.00     [192,556.35]                      0.00
--------------------------------------------------------------------------------------------------
4178 Northwest 55th Place,
Boca Raton, FL 33490 (Tyco Electronics)
Retreat (Ed Federman)                              0.00     [525,110.30]                      0.00
--------------------------------------------------------------------------------------------------
150 Columbus Avenue, Unit 12D,
New York, NY (Patty Prue)                          0.00     [861,000.00]                      0.00
--------------------------------------------------------------------------------------------------
75 Gates Street, Portsmouth, NH
(Dr. Gary Fagin)                                   0.00            0.00                 540,450.90
--------------------------------------------------------------------------------------------------
Trump Tower, Unit 33B, NY
(Brad McGen)                                       0.00            0.00               2,552,350.00
--------------------------------------------------------------------------------------------------
Runnymeade, Rye, NH (LDK)                          0.00      [ILLEGIBLE]              1,500,000.00
--------------------------------------------------------------------------------------------------
Wentworth, 167 Little Harbor Road,
New Castle, NH (LDK) IR/C from
(107000-0001-900 Feb '02)                          0.00            0.00               1,498,301.87
--------------------------------------------------------------------------------------------------
                                           -------------------------------------------------------
                                                   0.00   [7,307,244.35]              6,616,185.15
                                           =======================================================

                                           As per     # 107000-0003-900               6,616,185.15
                                                                         -------------------------
                                                             Difference                       0.00

                                     99.8-79

                         ADDRESS           [ILLEGIBLE]
                                           Pittsburg

                         FOR ACCOUNT       ABA # 043000261
                                           Sub A/C # 1011730

              PURPOSE: Merrill Lynch, Pierce Fenner & Smith Further Credit To [ILLEGIBLE]
                                           ACCOUNT # 891-14483

         DATE REQUESTED:     7-6-00           AMOUNT:         4500-000.00

         REQUESTED BY:       [ILLEGIBLE]

         APPROVED BY:        /s/ [ILLEGIBLE]
                           ------------------

         DATE REQUIRED:      7-7-00

                             [ILLEGIBLE]
         GENERAL LEDGER $:   ASSET HELD FOR SALE    # 105060-900

         DATE DONE:        __________________

                                     99.8-80

[ILLEGIBLE]

3/11/02 APPRAISED AT # 1,500,000

[GRAPHIC]

PROPERTY ADDRESS:

10 Runnymede Dr.
No. Hampton, NH 03862


APPRAISAL PREPARED FOR:

Tyco International
3 Tyco Park, Exeter, New Hampshire 03833

                                                    Shirley,
                                                    Here is the support for
PREPARED AS OF:                                     the W/D to $1.5m
                                                    (illegible).
March 11th, 2002


PREPARED BY:

The Stanhope Group LLC.
500 Market Street, Unit 1C, Portsmouth, New Hampshire 03801

  This Form was reproduced by United Systems Software Company (000) [ILLEGIBLE]

                                                                     [ILLEGIBLE]

                                     99.8-81

VALUATION SECTION      UNIFORM RESIDENTIAL APPRAISAL REPORT    FILE NO  ZRP20516

------------------------------------------------------------------------------------------------------------------------------------
                                COST APPROACH

ESTIMATED SITE VALUE ..............................................= $   325,000    Comments on Cost Approach (such as, source of
ESTIMATED REPRODUCTION COST-NEW OF IMPROVEMENTS:                                    cost estimate, site value, square land
Dwelling        8320 Sq. Ft. @  $ 127.55        =  $  1,061,216                     calculation and, for HUD, VA and For HA, the
     Basement:  2700 Sq. Ft. @  $  22.85        =        61,695                     estimated remaining economic life of the
Amenities                                       =       136,043                     property): Cost estimates based on Marshall &
Garage/Carport   936 Sq. Ft. @  $  28.18        =        26,376                     Swift, Exceptional Homes Handbook pgs.
Total Estimated Cost-New ............           =  $  1,285,330                     A-24, 96-100, & C-B. Remaining economic life is
Last             Physical  Functional External                                      67-68 years. Physical deterlocation based on
                      3.0        5.0    N/A                                         age/life method is 356 Land sale: 22 Ship Rock
Depreciation      38,560     69,267      0      =  $    107,827                     Rd., No. Hampton, NH: SOLD 01/04/02 for
Depreciated Value of Improvements .................................= $ 1,177,503    $295,000. 2 Acres. No views, Smaller lot,
"As-Is" Value of Site Improvements ................................= $    35,000    less privacy, no distant ocean or
INDICATED VALUE BY COST APPROACH ..................................= $ 1,537,503    marsh/estuary views.
------------------------------------------------------------------------------------------------------------------------------------
                            SALES COMPARISON ANALYSIS

            ITEM                    SUBJECT                   COMPARABLE NO. 1
-----------------------------------------------------------------------------------------
          10 Runnymede Dr.                         145 Mill Rd.
Address   No. Hampton, NH                          No. Hampton, NH
-----------------------------------------------------------------------------------------
Proximity to Subject                               1 Mile +/- NW
-----------------------------------------------------------------------------------------
Sales Price                  $ NA
-----------------------------------------------------------------------------------------
Price/Gross Liv. Area        $ N/A      / /        $  728.52   / /
-----------------------------------------------------------------------------------------
Data and/or                  Inspection            MLS# 798021, Ass'r
Verification Sources         Ass'r                 Real Data publications
-----------------------------------------------------------------------------------------

VALUE ADJUSTMENTS            DESCRIPTION            DESCRIPTION        +(-) Adjustment
-----------------------------------------------------------------------------------------
Sales or Financing                                 Conven:None
Concessions                                        Disclosed
-----------------------------------------------------------------------------------------
Date of Sale/Time                                  11/01
-----------------------------------------------------------------------------------------
Location                     Average               Average
-----------------------------------------------------------------------------------------
Leasehold/Fee
 Simple                      Fee Simple            Fee Simple
-----------------------------------------------------------------------------------------
Site                         15.7 Acres            4.43 Acres                      34,000
-----------------------------------------------------------------------------------------
View                         Distant Ocean         Neighborhood                    20,000
-----------------------------------------------------------------------------------------
Design and
 Appeal                      Contemp/Avg.          Contemp/Avg.
-----------------------------------------------------------------------------------------
Quality of
 Construction                Very Good             Extraordinary                 -165,000
-----------------------------------------------------------------------------------------
Age                          15 Yrs.               New                             -5,000
-----------------------------------------------------------------------------------------
Condition                    Average               New                            -25,000
-----------------------------------------------------------------------------------------
Above Grade                  Total  Bdrms  Baths   Total  Bdrms  Baths
-----------------------------------------------------------------------------------------
Room Count                     15     4     5/1     13      5     4/1               6,000
-----------------------------------------------------------------------------------------
Gross Living
 Area                        8,326        Sq. Ft.  7,000        Sq. Ft.            52,800
-----------------------------------------------------------------------------------------
Basement &
 Finished                    Partial:              Full:
 Rooms Below
 Grade                       Wine Cellar           No Finish                        3,000
-----------------------------------------------------------------------------------------
Functional
 Utility                     Oil Tank Remov        Average                         -5,000
-----------------------------------------------------------------------------------------
Heating/
 Cooling                     FHA/CentralAC         FHA/CentralAC
-----------------------------------------------------------------------------------------
Energy /
 Efficient
 Items                       Standard              Standard
-----------------------------------------------------------------------------------------
Garage/
 Carport                     Three Car Att         Three Car Att
-----------------------------------------------------------------------------------------
Porch, Patio, Deck,          Patlos, Dck, Balcn    EncldPorch, Dck
Fireplace(s), etc.           2 Fn's Hearth         Five Fireplaces                 -7,500
-----------------------------------------------------------------------------------------
Fence, Pool, etc.            Pool Tennis Crt.      None                            25,000
-----------------------------------------------------------------------------------------
Other                        Sauna Hot Tub         None                             8,000
-----------------------------------------------------------------------------------------
Net Adj. (total)                                   / /+   /X/-            $       -58,700
-----------------------------------------------------------------------------------------
Adjusted
 Sales Price
 or Comparable                                                            $     1,541,300
-----------------------------------------------------------------------------------------

            ITEM                          COMPARABLE NO. 2                       COMPARABLE NO. 3
----------------------------------------------------------------------------------------------------------
          10 Runnymede Dr.   239 Wallis Rd.                          49 Little Harbor Rd.
Address   No. Hampton, NH    Rye, NH                                 New Castle, NH
----------------------------------------------------------------------------------------------------------
Proximity to Subject         5 Miles +/- N                           9 Miles +/- NE
----------------------------------------------------------------------------------------------------------
Sales Price                                        $     1,125,000                           $   1,250,000
----------------------------------------------------------------------------------------------------------
Price/Gross Liv. Area        $  164.96             / /               $    293.77   / /
----------------------------------------------------------------------------------------------------------
Data and/or                  MLS# 780196                             MLS# 802657
Verification Sources         Ass'r, Broker                           Ass'r, Broker
----------------------------------------------------------------------------------------------------------

VALUE ADJUSTMENTS            DESCRIPTION      +(-) Adjustment       DESCRIPTION       +(-) Adjustment
----------------------------------------------------------------------------------------------------------
Sales or Financing           Cash:None                               Cash:None
Concessions                  Disclosed                               Per Broker
----------------------------------------------------------------------------------------------------------
Date of Sale/Time            05/01 +1%                      11,300   08/01
----------------------------------------------------------------------------------------------------------
Location                     Average                                 Average
----------------------------------------------------------------------------------------------------------
Leasehold/Fee
 Simple                      Fee Simple                              Fee Simple
----------------------------------------------------------------------------------------------------------
Site                         6.96 Acres                     26,000   60 Acre                        45,000
----------------------------------------------------------------------------------------------------------
View                         Neighborhood                   20,000   Neighborhood                   20,000
----------------------------------------------------------------------------------------------------------
Design and
 Appeal                      Colonial/Avg.                           Contemp/Avg.
----------------------------------------------------------------------------------------------------------
Quality of
 Construction                Verygood                                Extraordinary                 100,000
----------------------------------------------------------------------------------------------------------
Age                          1 Yr.                          -5,000   6 Yrs
----------------------------------------------------------------------------------------------------------
Condition                    Nearly New                    -20,000   Average
----------------------------------------------------------------------------------------------------------
Above Grade                  Total  Bdrms  Baths                     Total  Bdrms  Baths
----------------------------------------------------------------------------------------------------------
Room Count                     10     5     5/2             -4,000     10     4     4/1              6,000
----------------------------------------------------------------------------------------------------------
Gross Living
 Area                        6,820         Sq. Ft.          60,000    4,255       Sq. Ft.          162,600
----------------------------------------------------------------------------------------------------------
Basement &
 Finished                    Full:                                   Full:
 Rooms Below
 Grade                       No Finish                       3,000   One Lg. Room                  -12,000
----------------------------------------------------------------------------------------------------------
Functional
 Utility                     Average                        -5,000   Average                        -5,000
----------------------------------------------------------------------------------------------------------
Heating/
 Cooling                     FHW/CentralAC                           FHA/CentralAC
----------------------------------------------------------------------------------------------------------
Energy /
 Efficient
 Items                       Standard                                Standard
----------------------------------------------------------------------------------------------------------
Garage/
 Carport                     Three Car Att                           Two Car Att                     8,000
----------------------------------------------------------------------------------------------------------
Porch, Patio, Deck,          Lg.Open Porch                   4,000   Brzwy, Dck, Patio
Fireplace(s), etc.           Two Fireplaces                  2,500   Fireplace                       5,500
----------------------------------------------------------------------------------------------------------
Fence, Pool, etc.            None                           25,000   Amenities Avail                10,000
----------------------------------------------------------------------------------------------------------
Other                        None                            8,000   None                            8,000
----------------------------------------------------------------------------------------------------------
Net. Adj. (total)            /X/ +  / / -          $       125,800   /X/ +  / / -              $   148,100
----------------------------------------------------------------------------------------------------------
Adjusted
 Sales Price
 or Comparable                                     $     1,250,800                         $     1,398,100
----------------------------------------------------------------------------------------------------------

Comments on Sales Comparison (including the subject property's compatibility to the neighbourhood, etc.); Equal emphasis is placed on the sales in estimating Market Value due to an equal number of differences and/or similarities with the subject. Sale #2 warranted a market adjustment since it transferred during a period of appreciating values. Based on regional/local studies, it was estimated that property values increased between 10% to 13% per year. Sale #2 is adjusted 1% until mid-2001. The sales warranted acreage adjustments to reflect the subject excess acreage which provides an increase in privacy. Sales #1, #2 and #3 warranted view adjustments to reflect the subject distant ocean views and open estuary views.

ITEM            SUBJECT         COMPARABLE NO.1      COMPARABLE NO.2          COMPARABLE NO.3
----------------------------------------------------------------------------------------------
Date, Price     None per town   None per town        03/05/99 (Appreciation)  None per town
and Data        records         records              $ 193,000 (Lot Only)     records
Source for                                           Town Records
prior sales
within year of
appraisal


Analysis of any current agreement of sale, option, or listing of the subject property and analysis of any prior sales of subject and comparables within one year of the date of appraisal:

The subject has not been listed for sale in the past twelve months, per MLS.

INDICATED VALUE BY SALES COMPARISON
APPROACH.........................................................                                                      $ 1,500,000
                                                                                                                        -----------
INDICATED VALUE BY INCOME APPROACH (If Applicable) Estimated Market Rent  $ N/A  /Mo. x Gross Rent Multiplier  N/A:.   $       N/A
                                                                                                                        -----------

                           RECOMMENDATION

The appraisal is made /X/ "as is" / / subject to the repairs, alterations, inspections, or conditions listed below / / subject to completion per plans and specifications.

Conditions of Appraisal: No conditions of the report. The Income Approach is not developed due to the lack of partinent capital data of single family properties

Final Reconciliation: Most emphasis is placed on the Sales Comparison Analysis since it best reflects the actions of informed buyers and sellers in the market. The Cost Approach supports the subject's estimated Market Value.

The purpose of this appraisal is to estimate the market value of the real property that is the subject of the report, based on the above conditions and the certification, contingent and limiting conditions, and market value definition that are stated in the attached Freddie Mac Form 439/Fannie Mae Form 1004B (Revised - 06/93).

I (WE), ESTIMATE THE MARKET VALUE, AS DEFINED OF THE REAL PROPERTY THAT IS THE SUBJECT OF THIS REPORT, AS OF March 11th 2002 (WHICH IS THE DATE OF INSPECTION AND EFFECTIVE DATE OF THIS REPORT) TO BE $ 1,500,000.


Subject to Attached Explanatory Comments

APPRAISER:                                                  APPRAISER (ONLY IF REQUIRED):

Signature /s/ P. Stanhope                                     Signature /s/ L. Larocque                  /X/ Did / / Did Not
Name: P. Stanhope                                             Name:  L. Larocque
Date Report Signed        March 15th, 2002                    Date Report Signed        March 15th 2002
State Certification #     NHCG-31                  State NH   State Certification #     NHCR-202          State NH
Or State License #                                 State      Or State License #                          State

Freddie Mac Form 70  6-93

This form was reproduced by United Systems Software Company
(800) 949-4727 - page 2


Fannie Mae Form 1004 6-93


                                     99.8-82

                                                                       EXHIBIT 6










                                     99.8-83

                                                                        REDACTED

                             TYCO LABORATORIES, INC.

                       KEY EMPLOYEE CORPORATE LOAN PROGRAM

                                      1983

                                     PURPOSE

        The Company believes that a program of providing loans to Key Employees for the purpose of attracting and retaining outstanding individuals as employees of Tyco Laboratories, Inc. (the "Company") and its subsidiaries would be beneficial. Therefore, the Company has established the Key Employee Corporate Loan Program (the "Program") to encourage ownership of Company common stock on favorable terms, and to reward those who have contributed to past success and those who are expected to make substantial contributions in the future to the successful management and growth of the Company.

        Under the Program, loan proceeds may be used for the payment of federal income taxes due upon the vesting of Company common stock from time to time under 1983 Restricted Stock Ownership Plans for Key Employees, and to refinance other existing outstanding loans for such purposes. In no event, however, may such loan exceed the amount allowable to be loaned by the Company to such individual for such purpose as provided by any regulation of the United States Treasury or other state or federal statute.

                                     99.8-84

                                 ADMINISTRATION

        The Program will be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors and consisting of three or more members of the Board of Directors. None of the members of the Committee shall be eligible to participate in the Program during such membership.

        The interpretation and construction by the Committee of any provisions of the Program or of other matters related to the Program shall be final unless otherwise determined by the Board of Directors. A majority of the members of the Committee qualified to act on any question may act by meeting or by writing signed without meeting, and may execute any instrument or document required, or delegate to one of its members authority to sign. The Committee from time to time may adopt such rules and regulations as it considers desirable for the administration of the Program. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Program.

                                  PARTICIPANTS

        In the sole discretion of the Committee, Participants in the Program will consist of officers or other Key Employees of the Company and its subsidiaries who are recipients of awards under the 1983 Restricted Stock Ownership Plan for Key Employees, and any other similar plans hereafter adopted by the Company.

                                     99.8-85

        The Committee may authorize a maximum amount of loans under the Program up to a limit of five times the Participant's annual salary (base salary plus bonus) determined at the time of loan application.

                                      TERMS

    PROMISSORY NOTE:

        A Promissory Note will be executed at the time of the Loan, setting forth the terms and conditions of the loan. The term of the loan will be the lesser of Ten (10) years or attainment of age 69, subject to the following mandatory prepayment schedule in cases in which the term of the Note matures subsequent to normal retirement age:

    ATTAINMENT OF:

       Age 66 - payment of 10% of Loan outstanding at normal retirement age Age 67 - payment of 20% of Loan outstanding at normal retirement age Age 68 - payment of 30% of Loan outstanding at normal retirement age Age 69 - payment of 40% of Loan outstanding at normal retirement age.

    The Note may be renewed solely at the option of the Company.

                                     99.8-86

    INTEREST RATE:

        Eight percent (8%) per annum, payable annually on or before December 31st of each calendar year. Upon payment of all outstanding balances, a payment of Interest accrued to such date shall be paid simultaneously therewith. Interest shall be calculated on the basis of a 365 day year.

                              PAYMENT OF PRINCIPAL

        The principal may be prepaid at any time, and from time to time, without penalty, during the term of the Loan. Such prepayment shall be made together with payments of accrued interest on the prepaid amount to date of prepayment.

        In the event a Participant voluntarily terminates employment, other than by reason of a disability permanently preventing his continued employment, principal repayment shall be made in Two (2) equal payments of Fifty percent (50%) of the amount then outstanding. The first payment is due forthwith upon termination; the second payment Three (3) months after termination; with interest on each payment accrued to the date of such payment. For purposes of applying the principal repayment provision of this paragraph, retirement by a Participant prior to attaining age 65 (unless authorized by the Committee) will constitute voluntary termination of employment.

        In the event a Participant is terminated by the Company, other than for cause, repayment of all outstanding loans together with interest thereon, must be made within Twelve (12) months of such termination.

                                     99.8-87

        Death of a Participant shall not constitute termination of employment for repayment purposes. In the event of the death of a Participant, repayment of all outstanding loans, including interest thereon, must be made within twelve months from the date of death.

        Termination of a Participant for cause will require immediate repayment of all outstanding loans and all accrued interest. Cause is herein defined as dishonesty or engagement in illegal activities in the course of employment, or the conviction of the Participant of a felony or the entry of a plea of nolo contendere or like plea to a felony charge against the Participant.

        Upon the sale or other transfer or disposition of all or any part of shares for which loans hereunder have been granted (other than a gift to parents, spouse or children), then the Participant shall forthwith prepay, an amount which shall be the greater of:

        (a) fifty percent (50%) of the market value of the Common Stock of the Company, sold, transferred or disposed of, as reported on the New York Stock Exchange as of the close of business on the date of such sale, transfer or disposition; or

        (b) the full amount of the loan that has been made to its Participant with reference to such shares which were sold, transferred or disposed of.

                                     99.8-88

                              ADDITIONAL CONDITIONS

        In the event the Company should subsequently sell or otherwise dispose of its ownership of a subsidiary by which the Participant is employed and if the Participant is not retained as an employee of the Company or another subsidiary of the Company after the transaction, such event shall be treated as a termination of the employment of the Participant by the Company requiring the prepayment as above provided. A subsidiary of the Company, for purposes of the Loan Program, shall mean a corporation in which the Company owns at least 80% of the equity securities directly and/or indirectly through other corporations, so long as the ownership interest in such corporation ultimately attributable to the Company through such direct and/or indirect ownership is not less than 80%.

        The Company shall be entitled to declare the entire unpaid principal sum and all accrued and unpaid interest hereunder immediately due and payable at any time after the occurrence of any of the following events:

        (a) The failure of the Participant to make any payment of interest or principal by the due date therefor, which failure shall continue for more than 30 days after written notice of such failure shall have been given to the Participant.

        (b) The insolvency or inability of the Participant to pay his debts as they mature, the filing by the Participant of a voluntary petition in bankruptcy or for the adjustment of his debts under the Bankruptcy Code or the failure to have dismissed within 45 days after filing of an involuntary petition in bankruptcy filed against the Participant.

                                     99.8-89

                                                                       EXHIBIT 7










                                     99.8-90

                                                                   EXHIBIT 10(b)

                                                     AS AMENDED DECEMBER 9, 1993

                             TYCO INTERNATIONAL LTD.

                    1983 KEY EMPLOYEE CORPORATE LOAN PROGRAM

PURPOSE

    The Company believes that a program of providing loans to Key Employees for the purpose of attracting and retaining outstanding individuals as employees of Tyco International Ltd. (the "Company") and its subsidiaries would be beneficial. Therefore, the Company has established the 1983 Key Employee Corporate Loan Program (the "Program") to encourage ownership of Company common stock on favorable terms, and to reward those who have contributed to past success and those who are expected to make substantial contributions in the future to the successful management and growth of the Company.

    Under the Program, loan proceeds may be used for payment of federal income taxes due upon the vesting of Company common stock from time to time under the 1983 and 1994 Restricted Stock Ownership Plans for Key Employees, and to refinance other existing outstanding loans for such purposes. In no event, however, may such loan exceed the amount allowable to be loaned by the Company to such individual for such purpose as provided by any regulation of the United States Treasury or other state or federal statute.

ADMINISTRATION

    The Program will be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors and consisting of three or more members of the Board of Directors. None of the members of the Committee shall be eligible to participate in the Program during such membership.

    The interpretation and construction by the Committee of any provisions of the Program or of other matters related to the Program shall be final unless otherwise determined by the Board of Directors. A majority of the members of the Committee qualified to act on any question may act by meeting or by writing signed without meeting, and may execute any instrument or document required, or delegate to one of its members authority to sign. The Committee, from time to time, may adopt such rules and regulations as it considers desirable for the administration of the Program. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Program.

PARTICIPANTS

    In the sole discretion of the Committee, Participants in the Program will consist of officers or other Key Employees of the Company and its subsidiaries who are recipients of awards under the 1983 or 1994 Restricted Stock Ownership Plan for Key Employees, and any other similar plans hereafter adopted by the Company.

    The Committee may authorize a maximum amount of loans under the Program up to a limit of five times the Participant's annual salary (base salary plus bonus) determined at the time of loan application.

TERMS

  PROMISSORY NOTE:

    A Promissory Note will be executed at the time of the Loan, setting forth the terms and conditions of the loan. The term of the loan will be the lesser of Ten (10) years or attainment of age 69, subject to

                                     99.8-91
the following mandatory prepayment schedule in cases in which the term of the Note matures subsequent to normal retirement age:

    ATTAINMENT OF:

     Age 66--payment of 10% of Loan outstanding at normal retirement age Age 67--payment of 20% of Loan outstanding at normal retirement age Age 68--payment of 30% of Loan outstanding at normal retirement age Age 69--payment of 40% of Loan outstanding at normal retirement age

    The foregoing mandatory prepayment schedule shall not apply as long as the Participant has not retired from active employment by the Company or in the event the Participant continues to serve on the Board of Directors of the Company. In such instances, the mandatory prepayment schedule shall commence after retirement or the date of termination of his service as a member of the Board of Directors. Prepayment in such event shall be 10% of the loan outstanding one year after such date; 20% of the loan outstanding two years after such date; 30% of the loan outstanding three years after such date; 40% of the loan outstanding four years after such date.

    The Note may be renewed solely at the option of the Company.

  INTEREST RATE:

    Effective January 1, 1993, interest on amounts loaned under the Program shall be at a rate equal to prime lending rate announced by the principal lending or agent commercial bank of the Company (or such other bank as may be determined by the Board of Directors), such rate to change, from time to time, so that it shall at all times be equal to such prime lending rate, but adjusted no more often than quarterly. Interest is payable annually by the borrower on or before January 15 of the next succeeding calendar year. Upon payment of all outstanding balances, a payment of interest accrued to such date shall be paid simultaneously therewith. Interest shall be calculated on the basis of a 365 day year.

    For loans granted prior to January 1, 1993, interest shall be at a rate of eight percent (8%) per annum, unless the borrower made a one-time election during January, 1993 to convert such interest rate to the prime lending rate method discussed in the paragraph above.

PAYMENT OF PRINCIPAL

    The principal may be prepaid at any time, and from time to time, without penalty, during the term of the Loan. Such prepayment shall be made together with payments of accrued interest on the prepaid amount to date of prepayment.

    In the event a Participant voluntarily terminates employment, other than by reason of a disability permanently preventing his continued employment, principal repayment shall be made in Two (2) equal payments of Fifty percent (50%) of the amount then outstanding. The first payment is due forthwith upon termination; the second payment Three (3) months after termination; with interest on each payment accrued to the date of such payment. For purposes of applying the principal repayment provision of this paragraph, retirement by a Participant prior to attaining age 65 (unless authorized by the Committee) will constitute voluntary termination of employment.

    In the event a Participant is terminated by the Company, other than for cause, repayment of all outstanding loans together with interest thereon, must be made within Twelve (12) months of such termination.

    Death of a Participant shall not constitute termination of employment for repayment purposes. In the event of the death of a Participant, repayment of all outstanding loans, including interest thereon, must be made within twelve months from the date of death.

    Termination of a Participant for cause will require immediate repayment of all outstanding loans and all accrued interest. Cause is herein defined as dishonesty or engagement in illegal activities in the course of employment, or the conviction of the Participant of a felony or the entry of a plea of nolo contendere or like plea to a felony charge against the Participant.

                                     99.8-92

    Under the sale or other transfer or disposition of all or any part of shares for which loans hereunder have been granted (other than a gift to parents, spouse or children), then the Participant shall forthwith prepay an amount which shall be the greater of:

        (a) fifty percent (50%) of the market value of the Common stock of the Company, sold, transferred or disposed of, as reported on the New York Stock Exchange as of the close of business on the date of such sale, transfer, or disposition; or

        (b) the full amount of the loan that has been made to the Participant with reference to such shares which were sold, transferred or disposed of.

ADDITIONAL CONDITIONS

    In the event the Company should subsequently sell or otherwise dispose of its ownership of a subsidiary by which the Participant is employed and if the Participant is not retained as an employee of the Company or another subsidiary of the Company after the transaction, such event shall be treated as a termination of the employment of the Participant by the Company requiring the repayment as above provided. A subsidiary of the Company, for purposes of the Loan Program, shall mean a corporation in which the Company owns at least 80% of the equity securities directly and/or indirectly through other corporations, so long as the ownership interest in such corporation ultimately attributable to the Company through such direct and/or indirect ownership is not less than 80%.

    The Company shall be entitled to declare the entire unpaid principal sum and all accrued and unpaid interest hereunder immediately due and payable at any time after the occurrence of any of the following events:

        (a) The failure of the Participant to make any payment of interest or principal by the due date therefor, which failure shall continue for more than 30 days after written notice of such failure shall have been given to the Participant.

        (b) The insolvency or inability of the Participant to pay his debts as they mature, the filing by the Participant of a voluntary petition in bankruptcy or for the adjustment of his debts under the Bankruptcy Code or the failure to have dismissed within 45 days after filing of an involuntary petition in bankruptcy filed against the Participant.

                                     99.8-93

                                                                       EXHIBIT 8










                                     99.8-94

                               TME Management Corp
                               PTD General Journal
                                 For August 1999
               Batches 000479 Through [ILLEGIBLE] All Transactions
                                  All Journals

[ILLEGIBLE] Posting
            Period      Description                        Reference    Type     Status      Control Total
---------   ---------   --------------------------------   -----------  -------  ---------   -------------
479         11/1999     Entered by ERIC on 09/02/99        837          Normal   Posted        [ILLEGIBLE]

                                                Src
[ILLEGIBLE] Tran Date   Type   Session   Stat   Jnl.   Reference   Transaction Description   Rev?    Rev Per/Yr
---------  ---------    -----  --------  -----  -----  ----------  ------------------------  ------  ----------
[ILLEGIBLE] [ILLEGIBLE] M                P      GL     837         TO RECORD ACCRUALS        No       /

Account Number  Description                                  Debit         Credit   Detail Line Comment
--------------  ---------------------------------    -------------  -------------   -------------------------
020-900         ACCRUED BONUS                 LDK    25,000,000.00                  TO RECORD ACCRUALS
020-900         ACCRUED BONUS                  MS    12,500,000.00                  TO RECORD ACCRUALS
020-900         ACCRUED BONUS          B. Jacques     1,000,000.00                  TO RECORD ACCRUALS
255-900         TYCO US                                             38,500,000.00   TO RECORD ACCRUALS
025-851         BONUS EXP-EXECUTIVE                  50,000,000.00                  TO RECORD ACCRUALS
020-900         ACCRUED BONUS                                       50,000,000.00   TO RECORD ACCRUALS
255-900         TYCO US                               1,250,000.00                  TO RECORD ACCRUALS
020-900         ACCRUED BONUS                                        1,250,000.00   TO RECORD ACCRUALS
                                                     -------------  -------------
                  Total for Transaction # 000837:    89,750,000.00  89,750,000.00

[ILLEGIBLE] 8/28/99    M                P      GL     838         VARIOUS COMPUTERS - NECB  No      /

Account Number    Description                                Debit         Credit   Detail Line Comment
--------------    ---------------------------------  -------------  -------------   ------------------------
000-900           OFFICE EQUIPMENT TYCO                  12,376.00                  VARIOUS COMPUTERS - NECB
255-900           TYCO US                                               12,376.00   VARIOUS COMPUTERS - NECB
                                                     -------------  -------------
                    Total for Transaction # 000838:      12,376.00      12,376.00
                                                     -------------  -------------
                      Batch Totals:                  89,762,376.00  89,762,376.00    2 transactions in batch
                                                     =============  =============   10 detail lines in batch

----------
[ILLEGIBLE] Type (Transaction Type):

A = Allocation      M = Manual        T = Template           Z = Subledger
C = Conversion      R = Recurring     V = Reversing
L = Reclassified    S = Summarized    Y = Year-end Closing


                                Net Effect
                                ----------
                                Dr Bonus Expense     38,500,000
                                       on KEL                 38,500,000


                                     99.8-95

            JOURNAL ENTRY

            COMPANY:                   Tyco US

            COMPANY #                  [ILLEGIBLE]

            MONTH                      8/99

ACCOUNT #             DESCRIPTION                       DEBIT        CREDIT
------------------------------------------------------------------------------
215260-900  Key Employee Loan Payoff Via Bonus       38,500,000-
160000-900  LDK Key Employee Loan Payoff             [ILLEGIBLE]   25,000,000-
160000-900  MHS Key Employee Loan Payoff                           12,500,000-
160000-900  BJ Key Employee Loan Payoff                             1,000,000-
               (Per Mark F)

405100-851  To accrue [ILLEGIBLE] Exp                 1,250,000-
215260-900                                                          1,250,000-
               (Recurring)

209187-900  Reclass Deposit on Mueller                6,500,000-
600100-900  Sale To Income                                          6,500,000-
               (Per MF)

215260      Reclass F/A from office                       12376-
405045-852  Supplies                                                    12376-

                                     99.8-96

                                                              2/18/02
                                                            per Mark Foley

KEL - LDK                              25,000,000
KEL - MHS                              12,500,000
KEL - BJ                                1,000,000
  Accrued Bonus                                      1,000,000
  Accrued Pension (ERA)                             37,500,000

TO CORRECT 8/99 JOURNAL ENTRY (SEE
ATTACHED)

KEL - LDK                               3,324,298
KEL - MHS                               1,631,510
KEL - BJ                                  132,972
  Interest Income                                    5,088,781

TO RECORD INTEREST INCOME FROM 8/28/99
THROUGH 6/30/02 (SEE ATTACHED)

NY Apartment                            9,646,975
  KEL - MHS                                          9,646,975

TO REVERSE 5/6/02 PURCHASE OF NY
APARTMENT (DEPRECIATION TO BE BOOKED
IN Q4)

                                    --------------------------
                                       53,235,755   53,235,756
                                    ==========================

                                     99.8-97

                                                                       EXHIBIT 9










                                     99.8-98

                          TYCO INTERNATIONAL (US) INC.
                               RELOCATION PROGRAM
                    FLORIDA CORPORATE HEADQUARTERS RELOCATION

OBJECTIVE: The program, as adopted by the Compensation Committee of the Board of Directors on August 1, 1995, is to cover the transfer of applicable employees to the Florida area as part of the relocation of the Company's United States headquarters to Boca Raton, Florida. \The program is intended not to discriminate in scope, terms or operation in favor of executive officers or directors of the Company and is to be available generally to all applicable salaried employees, in a form as contemplated by SEC Regulation S-K Instruction
(7) (ii) of Item 402 (a)3[ILLEGIBLE]

HOUSING COSTS - PURCHASE

SELLING EXISTING PROPERTY

The Company will assist the employee in selling their existing property by purchasing it at fair market value.

If the employee requests that the Company purchase their existing property, the Company will contract to have the employee's property appraised. The Company shall have the property appraised by two licensed, certified general appraisers. The market value of the property for all purposes shall be the average of the values determined by such two appraisals, provided that if one of such values is more than 110% of the other, then the Company and the employee shall jointly choose a third appraiser who shall make an independent determination of the market value of the property. The value of the third appraisal shall be combined with the two prior appraisals and such average market value shall be conclusive and binding upon the Company and employee for all purposes hereunder.

Upon notice from the employee, the Company will purchase said property and file all applicable legal documents pertaining to such sale, including, but not limited to a new mortgage. At such time, the Company will become responsible for insurance, maintenance and care of the property. The Company will bear the cost of and coordinate the process of listing the property for sale.

If requested, the Company will advance an interest free bridge loan to the employee to facilitate the purchase of a new principal residence. In any event, the bridge loan shall not exceed the value of the employee's equity in their existing property and such loan shall be repaid to the Company within fifteen days after the date of the closing of the sale of the former principal residence.

                                     99.8-99

The employee shall have three months from the date they are notified by the Company that relocation is required as a condition of employment to inform the Company that they intend to avail themselves of this program to sell their existing property. The employee must make an irrevocable election at this time as to whether they want the Company to purchase their property. In order to participate in the program, the employee must be employed by the Company both at time of election and at the time the Company purchases the property.

The employee can choose to manage the sale of their principal residence without Company assistance. However, for purposes of Company bridge loans, such loan must be repaid within three months, or the Company will enter into a purchase transaction with the employee at that time to acquire the employee's primary residence.

PURCHASE OF NEW PROPERTY

If the employee sells their current primary residence, the employee may elect to enter into a separate loan agreement with the Company covering the purchase of a new property. A summary of the loan agreement follows:

The employee is required to provide at least 10% of the initial purchase price of the new property (including, if applicable, the interest free bridge loan discussed above). For the remaining 90%, financing may include from the Company an interest free loan up to a maximum of one times the employee's 1997 W-2 earnings (plus any 1997 deferrals under the Company's Deferred Compensation Program) (the "Cap") but in no event would the loan available be less than $200,000, or three times the employee's current salary. This financing is also applicable in the case of the property being new construction. The amount available for loans includes the cost of capital improvements to the residence for items expended within two years of the purchase date (but at no time will the Company's total loan exceed the Cap.) The employee will be required to grant a mortgage on the new property to the Company in order to secure the loan.

The employee will be required to grant a mortgage on the new property to the Company in order to secure the loan. The employee is responsible for payment of all real estate taxes, assessments, maintenance and insurance for the property.

The agreement provides for the repayment of the Company's loan by the employee through annual payments over a specified period of time in accordance with a formula based on a percentage of salary, such amount to be reduced by property taxes and insurance paid in respect of the residence, and in addition, repayment based on proceeds, under certain circumstances, from the sale of Company stock by the employee (either from the restricted stock plan or shares sold after exercise of options.) The agreement is conditioned upon the future performance of substantial services by the employee and the benefits of the agreement are not transferable by the employee.

                                    99.8-100

Upon termination of the agreement by the employee, the Company will be required to purchase the employee's residence at the employee's request, based on fair market value. The Company and employee share in any changes in market value of the residence. Alternatively, the employee can repay in full the Company's loan relative to the property at any time. Any loan for property will have interest imputed unless for such property the employee meets the requirements under IRC regulation 1.7872-5T(c)(l)(i) (i.e., the loan proceeds must be used to purchase a new principal residence and the employee must expect to be entitled to and actually itemize deductions for each year the loan is outstanding.)

FINANCING OF EMPLOYEE DOWNPAYMENT

The Company will make available, when requested by the employee, financing to assist the employee in making their 10% downpayment in purchasing the new residence. The loan will be evidenced by a secured promissory note for a period not to exceed fifteen years, bearing interest at the long term annual applicable federal rate under Internal Revenue Code Section 1274(d), to be adjusted annually. The interest will be due and payable annually, but not later than January 15th of the year following the calculation period. At the employee's option, principal pre-payment can be made at any time. Such loan will be secured by a mortgage on the new residence.

HOUSING COSTS - LEASE/RENTAL

TEMPORARY RENTAL

While making the transition under this relocation program, the employee may, through assistance from the Company, utilize rental property in the Florida area for living quarters. The employee must pre-approve their choice and the cost of rental property with the Company. The Company will reimburse the employee for rent, utilities and other sundry costs of this arrangement for a period not to exceed three months. This arrangement presumes the employee is still maintaining their primary residence in the vicinity of Tyco's Exeter offices. These expenses will be treated as compensation to the employee, subject to withholding taxes and reported as such on their Form W-2 for the applicable period. A tax gross-up will be provided by the Company.

RENTAL FOR FAMILY HOUSING

In order to assist the employee when relocating their family, the program will reimburse rental expense for a three month period after the family has moved to the Boca Raton area. The employee must pre-approve their choice and the cost of rental property with the Company. These expenses will be treated as compensation to the employee, subject to withholding taxes and reported as such on their Form W-2 for the applicable period. A tax gross-up will be provided by the Company.

                                    99.8-101

OTHER REIMBURSEMENTS

HOUSE HUNTING EXPENSES

The employee will be reimbursed for transportation, reasonable lodging, and meal expenses in connection with travel to the new location for the purposes of locating a new home. Reimbursement for up to two visits will be provided.

MOVING COSTS

The employee will be reimbursed for transportation of household goods and personal effects through use of selected moving companies as coordinated with the Company. Additionally, the employee will be reimbursed for all reasonable travel expenses incurred in getting the employee and their family to the new location.

HOUSE CLOSING EXPENSES

Reimbursement will be provided for the employee's normal closing costs and related expenses in connection with the purchase of a new home. Costs include such items as title search, attorneys' fees for preparation of purchase agreement and/or the deed, surveys, inspections, appraisal fees, state and local transfer tax, settlement fees, etc. Employee taxes (federal, state & local) incurred on this allowance will be reimbursed.

SETTLING-IN ALLOWANCE

In recognition that there are usually many incidental expenses that may be incurred in relocating and settling in a new home which are not specifically reimbursable under this relocation program, a settling-in allowance will be granted. Such allowance will be an amount equal to two months salary of the employee based on their annual rate as of September 30, 1997. Employee taxes (federal, State, and local) incurred on this allowance will be reimbursed.

TAX LAW CHANGES

The employee will be protected from any adverse federal tax law changes that may occur subsequent to implementation of this program.

Miscellaneous

This document is intended to govern the rights and obligations of the employee and the Company under the program, irrespective of anything to the contrary contained in any documents or instruments related to the program.

1/14/98

                                    99.8-102

                                                                      EXHIBIT 10










                                    99.8-103

                                    Redacted

                          TYCO INTERNATIONAL (US) INC.
                               RELOCATION PROGRAM
                    FLORIDA CORPORATE HEADQUARTERS RELOCATION

OBJECTIVE: The program, as adopted by the Compensation Committee of the Board of Directors on August 1, 1995, is to cover the transfer of applicable employees to the Florida area as part of the relocation of the Company's United States headquarters to Boca Raton, Florida. The program is intended not to discriminate in scope, terms or operation in favor of executive officers or directors of the Company and is to be available generally to all applicable salaried employees, in a form as contemplated by SEC Regulation S-K Instruction (7) (ii) of
Item 402 (a)3.

HOUSING COSTS - PURCHASE

SELLING EXISTING PROPERTY

The Company will assist the employee in selling their existing property by purchasing it at fair market value.

If the employee requests that the Company purchase their existing property, the Company will contract to have the employee's property appraised. The Company shall have the property appraised by two licensed, certified general appraisers. The market value of the property for all purposes shall be the average of the values determined by such two appraisals, provided that if one of such values is more than 110% of the other, then the Company and the employee shall jointly choose a third appraiser who shall make an independent determination of the market value of the property. The value of the third appraisal shall be combined with the two prior appraisals and such average market value shall be conclusive and binding upon the Company and employee for all purposes hereunder.

Upon notice from the employee, the Company will purchase said property and file all applicable legal documents pertaining to such sale, including, but not limited to a new mortgage. At such time, the Company will become responsible for insurance, maintenance and care of the property. The Company will bear the cost of and coordinate the process of listing the property for sale.

If requested, the Company will advance an interest free bridge loan to the employee to facilitate the purchase of a new principal residence. In any event, the bridge loan shall not exceed the value of the employee's equity in their existing property and such loan shall be repaid to the Company within fifteen days after the date of the closing of the sale of the former principal residence.

                                    99.8-104

                                    Redacted

The employee shall have three months from the date they are notified by the Company that relocation is required as a condition of employment to inform the Company that they intend to avail themselves of this program to sell their existing property. The employee must make an irrevocable election at this time as to whether they want the Company to purchase their property. In order to participate in the program, the employee must be employed by the Company both at time of election and at the time the Company purchases the property.

The employee can choose to manage the sale of their principal residence without Company assistance. However, for purposes of Company bridge loans, such loan must be repaid within three months, or the Company will enter into a purchase transaction with the employee at that time to acquire the employee's primary residence.

PURCHASE OF NEW PROPERTY

The employee may elect to enter into a separate loan agreement with the Company covering the purchase of a new property. A summary of the loan agreement follows:

The employee is required to provide at least 10% of the initial purchase price of the new property (including, if applicable, the interest free bridge loan discussed above). For the remaining 90%, financing may include from the Company an interest free loan up to a maximum of one times the employee's 1997 W-2 earnings (plus any 1997 deferrals under the Company's Deferred Compensation Program) (the "Cap") but in no event would the loan available be less than $200,000, or three times the employee's current salary. This financing is also applicable in the case of the property being new construction. The amount available for loans includes the cost of capital improvements to the residence for items expended within two years of the purchase date (but at no time will the Company's total loan exceed the Cap.)

The employee will be required to grant a mortgage on the new property to the Company in order to secure the loan, and provide Tyco with a current home inspection report on the new property. The employee is responsible for payment of all real estate taxes, assessments, maintenance and insurance for the property.

The agreement provides for the repayment of the Company's loan by the employee through annual payments over a specified period of time in accordance with a formula based on a percentage of salary, such amount to be reduced by property taxes and insurance paid in respect of the residence, and in addition, repayment based on proceeds, under certain circumstances, from the sale of Company stock by the employee (either from the restricted stock plan or shares sold after exercise of options.) The agreement is conditioned upon the future performance of substantial services by the employee and the benefits of the agreement are not transferable by the employee.

                                    99.8-105

                                    Redacted

Upon termination of the agreement by the employee, the Company will be required to purchase the employee's residence at the employee's request, based on fair market value. The Company and employee share in any changes in market value of the residence. Alternatively, Tyco may require, upon 90 day's written notice to the employee given at anytime after the sixth anniversary of such termination, that the employee promptly elect (i) to repay the Company's loan account balance on the property or (ii) to sell the employee's ownership of the residence to the Company. However, the employee can also repay in full the Company's loan relative to the property at any time. Any loan for property will have interest imputed unless for such property the employee meets the requirements under IRC regulation 1.7872-5T(c)(1)(i) (i.e., the loan proceeds must be used to purchase a new principal residence and the employee must expect to be entitled to and actually itemize deductions for each year the loan is outstanding.)

If the employee chooses not to sell their current residence, they are still eligible for the loan program through the Company (as described above) to assist in purchasing a new property. However, in the event of termination of employment, Tyco may require, upon 90 days written notice to the employee, that the employee promptly elect (i) to repay the Company's loan account balance on the property, or (ii) to sell the employee's ownership of the residence to the Company. The employee's decision to not sell their current residence will be evidenced through a notification letter to the Company at the time of closing on the new Florida residence. Subsequent disposal of the current property will not affect application of this provision of the loan arrangement.

FINANCING OF EMPLOYEE DOWNPAYMENT

The Company will make available, when requested by the employee, financing to assist the employee in making their 10% downpayment in purchasing the new residence. The loan will be evidenced by a secured promissory note for a period not to exceed fifteen years, bearing interest at the long term annual applicable federal rate under Internal Revenue Code Section 1274(d), to be adjusted annually. The interest will be due and payable annually, but not later than January 15th of the year following the calculation period. At the employee's option, principal pre-payment can be made at any time. Such loan will be secured by a mortgage on the new residence.

HOUSING COSTS - LEASE/RENTAL

TEMPORARY RENTAL

While making the transition under this relocation program, the employee may, through assistance from the Company, utilize rental property in the Florida area for living quarters. The employee must pre-approve their choice and the cost of rental property with the Company. The Company will reimburse the employee for rent, utilities, meals, rental car, telephone toll calls and trips home every other weekend for a period not to exceed three

                                    99.8-106

                                    Redacted

months. This arrangement presumes the employee is maintaining a primary residence in the vicinity of Tyco's Exeter or Boca Raton offices. These expenses will be treated as compensation to the employee, subject to withholding taxes and reported as such on their Form W-2 for the applicable period. A tax gross-up will be provided by the Company.

RENTAL FOR FAMILY HOUSING

In order to assist the employee when relocating their family, the program will reimburse rental expense for a three month period after the family has moved to the Boca Raton area. The employee must pre-approve their choice and the cost of rental property with the Company. These expenses will be treated as compensation to the employee, subject to withholding taxes and reported as such on their Form W-2 for the applicable period. A tax gross-up will be provided by the Company.

OTHER REIMBURSEMENTS

HOUSE HUNTING EXPENSES

The employee will be reimbursed for transportation, reasonable lodging, and meal expenses in connection with travel to the new location for the purposes of locating a new home. Reimbursement for up to two visits will be provided.

MOVING COSTS

The employee will be reimbursed for transportation of household goods and personal effects through use of selected moving companies as coordinated with the Company. Additionally, the employee will be reimbursed for all reasonable travel expenses incurred in getting the employee and their family to the new location.

HOUSE CLOSING EXPENSES

Reimbursement will be provided for the employee's normal closing costs and related expenses in connection with the purchase of a new home. Costs include such items as title search, attorneys' fees for preparation of purchase agreement and/or the deed, surveys, inspections, appraisal fees, state and local transfer tax, settlement fees, etc. Employee taxes (federal, state & local) incurred on this allowance will be reimbursed.

SETTLING-IN ALLOWANCE

In recognition that there are usually many incidental expenses that may be incurred in relocating and settling in a new home which are not specifically reimbursable under this relocation program, a settling-in allowance will be granted. Such allowance will be an amount equal to two months salary of the employee based on their annual rate as of the date they purchase property or move to Florida. Employee taxes (federal, State, and local) incurred on this allowance will be reimbursed.

                                    99.8-107

                                    Redacted

TAX LAW CHANGES

The employee will be protected from any adverse federal tax law changes that may occur subsequent to implementation of this program.

MISCELLANEOUS

This document is intended to govern the rights and obligations of the employee and the Company under the program, irrespective of anything to the contrary contained in any documents or instruments related to the program.

2/17/98

                                    99.8-108

                                                                      EXHIBIT 11










                                    99.8-109

[LETTERHEAD OF TYCO]                                                 [ILLEGIBLE]

          CONFIDENTIAL

          TO:       Mark Swartz
                    Patty Prue

          FROM:     L. Dennis Kozlowski

          SUBJECT:  Compensation

          DATE:     September 11, 2000


          A decision has been made to forgive the relocation loans for those individuals (refer to attached list) whose efforts were instrumental to successfully completing the TyCom IPO. This incremental bonus should have no impact on these individuals' regular year-end performance based bonus.

                                    99.8-110

                                                                      EXHIBIT 12










                                    99.8-111

[LETTERHEAD OF TYCO]                                               [ILLEGIBLE]
                                                                    REDACTED

          CONFIDENTIAL

          TO:       Mark Swartz
                    Patty Prue

          FROM:     L. Dennis Kozlowski

          SUBJECT:  Compensation

          DATE:     September 11, 2000


          A decision has been made to forgive the relocation loans for those individuals (refer to attached list) whose efforts were instrumental to successfully completing the TyCom IPO. This incremental bonus should have no impact on these individuals' regular year-end performance based bonus.

                                    99.8-112

                                                                        REDACTED

                        TOTAL W2           MORTGAGE          GROSS-UP
                         INCOME           PROMISSORY          (TAXES)
A                         786,513.99         463,650.00         322,863.99
B                         335,679.39         195,723.50         139,955.89
B                         339,770.17         199,000.00         140,770.17
B                         468,193.38         276,000.00         192,193.38
C                         424,854.70         250,000.00         174,854.70
C                         949,800.17         559,907.20         369,892.97
C                         485,156.91         286,000.00         199,156.91
C                         489,793.77         232,750.00         257,043.77
C                         380,671.36         222,900.00         157,771.36
D                         384,153.33         225,800.00         158,353.33
F                       1,681,933.84         991,500.00         690,433.84
F                         844,359.63         497,750.00         346,609.63
G                         387,883.07         228,500.00         159,383.07
G                         828,561.83         488,437.20         340,124.63
G                         602,303.78         310,788.75         291,515.03
G     Redacted          5,275,608.67       3,109,971.31       2,165,637.36
H                         342,225.24         201,741.78         140,483.46
J                         483,460.56         285,000.00         198,460.56
K                         327,989.24         192,024.00         135,965.24
K                         456,658.18         269,200.00         187,458.18
L                         379,663.46         222,500.00         157,363.46
L                         318,636.28         185,111.86         133,524.42
M                         571,416.45         336,850.00         234,566.45
M                         464,468.14         273,803.97         190,664.17
M                         441,051.74         260,000.00         181,051.74
M                         377,812.50         220,022.70         157,789.80
M                       1,399,491.09         825,000.00         574,491.09
M                       3,294,361.95       1,942,026.37       1,352,335.58
M                         380,831.21         224,500.00         156,331.21
M                         727,066.83         428,600.00         298,456.83
P                         373,064.43         218,000.00         155,064.43
P                         572,095.00         337,250.00         234,845.00
P                         393,800.69         206,200.00         187,600.69
S                       1,434,893.35         845,869.63         589,023.72
S                         671,019.37         395,565.92         275,453.45
S                         380,310.36         222,222.00         158,088.36
W                         525,869.38         310,000.00         215,869.38
S                      16,610,687.02       9,792,000.00       6,818,687.02
KOZLOWSKI              32,976,067.85      19,439,392.00      13,536,675.85
R  Redacted             1,803,826.04       1,063,355.45         740,470.59
P                       1,269,396.74         748,309.38         521,087.36
K                         379,983.04         224,000.00         155,983.04

                                    99.8-113

                                                                      EXHIBIT 13










                                    99.8-114

                                                                                                         MISC
                         LOAN           GROSS UP             FIT         FICA SS        FICA MED   ST/[ILLEGIBLE]/TAX     NET
A                       463,650.00       786,513.99       311,459.54                      11,404.45                     963,650.00
B                       195,723.00       335,579.39       132,929.04       2,159.50        4,807.35                     195,723.50
B                       199,800.00       339,770.17       134,548.99       1,294.51        4,926.67                     199,000.00
B                       276,000.00       468,193.38       185,404.58                       6,788.90                     275,000.00
C                       250,000.00       424,854.70       168,242.46         451.85        6,160.35                     253,000.00
C                       559,907.00       949,800.17       375,120.87                      12,772.10                     559,907.23
C                       286,200.00       485,156.91       192,122.14                       7,034.78                     286,000.00
C                       232,750.00       489,793.77       193,958.33                       7,102.01     55,983.43       232,750.00
C                       222,900.00       380,671.36       150,745.36       1,505.77        5,319.73                     222,900.00
D                       225,800.00       384,153.33       152,124.72         658.39        5,570.22                     225,800.00
F                       991,500.00     1,581,933.84       666,045.80                      24,388.04                     991,500.00
F                       497,750.00       844,359.68       334,366.41                      12,243.21                     497,750.00
G                       228,500.00       387,883.07       153,601.70         157.07        5,624.30                     228,500.00
G                       488,437.20       828,561.83       328,110.49                      12,014.15                     488,437.20
G                       310,788.75       602,303.78       238,512.30                       8,733.40     44,269.33       310,788.75
G                     3,109,971.31     5,275,608.67     2,089,141.03                      76,496.33                   3,109,971.31
H                       201,741.79       342,225.24       135,521.20                       4,962.27                     201,741.78
J                       285,000.00       483,460.56       191,450.38                       7,010.18                     285,000.00
K   Redacted            192,024.00       327,989.24       129,883.74       1,325.66        4,755.84                     142,024.00
K                       269,200.00       456,658.18       180,836.64                       6,621.54                     269,200.00
U                       222,500.00       379,863.46       150,425.93       1,429.51        5,508.02                     222,500.00
L                       185,111.86       318,636.28       126,179.97       2,724.23        4,620.23                     185,111.86
M                       336,850.00       571,416.45       226,280.92                       8,285.54                     336,850.00
M                       273,803.97       464,468.14       183,929.38                       6,734.79                     273,803.97
M                       260,000.00       441,051.74       174,656.49                       6,395.25                     260,000.00
M                       220,022.70       377,812.50       149,613.75       2,697.77        5,478.28                     220,022.70
M                       823,000.00     1,399,491.09       554,198.47                      20,292.62                     825,000.00
M                     1,942,026.37     3,294,361.95     1,304,567.33                      47,768.25                   1,942,025.37
M                       224,500.00       380.831.21       150,809.16                       5,522.05                     224,500.00
M                       428,600.00       727,056.83       287,914.50                      10,542.32                     428,600.00
P                       218,000.00       373,064.43       147,733.51       1,921.48        5,409.43                     218,000.00
P                       337,250.00       572,095.00       226,549.62                       8,295.38                     337,250.00
P                       206,200.00       393,800.69       155,945.07       2,317.47        5,710.11     23,628.04       206,200.00
S                       845,869.63     1,434,893.35       568,217.77                      20,805.95                     845,869.63
S                       395,565.00       671,019.37       265,723.67                       9,729.78                     395,565.92
S                       222,222.00       380,310.36       150,602.90       1,970.96        5,514.50                     222,222.00
W                       310,000.00       525,869.38       208,244.27                       7,625.11                     310,000.00
S                     9,792,000.00    16,610,687.02     6,577,832.06                     240,854.96                   9,792,000.00
KOZLOWSKI            19,439,392.00    32,976,067.85    13,058,522.87                     478,152.98                  19,439,392.00
R                     1,063,355.45     1,803,826.04       714,315.11                      26,155.48                   1,063,355.45
P                       748,309.38     1,269,396.74       502,681.11                      18,406.25                     748,309.38
K                       224,000.00       379,983.04       150,473.28                       5,509.75                     224,000.00
                    --------------   --------------   --------------   ------------   -------------   -----------   --------------
                     48,207,223.02    82,021,574.15    32,480,543.37      20,614.17    1,189,312.83    123,880.80    48,207,223.00
    Redacted
B                     5,000,000.00     8,481,764.21     3,358,778.63                     122,985.58                   5,000,000.00
C                       508,769.00       863,051.74       341,768.49                      12,514.25                     508,769.00
C                       300,000.00       508,905.85       201,526.72                       7,379.13                     300,000.00
H                       302,688.57       513,466.62       203,332.78                       7,445.27                     302,688.57
H                       222,500.00       380,731.72       150,769.76       1,941.35        5,520.61                     222,500.00
M                       304,607.00       516,720.95       204,621.50                       7,492.45                     304,607.00
M                       370,000.00       635,664.80       251,723.26       4,724.40        9,217.14     35,000.00       335,000.00
0                       199,250.00       344,420.13       136,390.37       3,785.67        4,994.09                     199,250.00
                    --------------   --------------   --------------   ------------   -------------   -----------   --------------
                      7,207,514.00    12,244,726.02     4,848,911.50      10,451.42      177,548.53     35,000.00     7,172,814.57

POWER                 1,000,000.00     1,696,352.84       671,755.73                      24,597.12                   1,000,000.00

                     56,415,037.59    95,962,653.01    38,001,210.59      31,065.59    1,391,458.47    158,880.80    56,330,037.57
                    ==============   ==============   ==============   ============   =============   ===========   ==============
                                                .02
                                      95,962,652.99

                                    99.8-115

                                                                      EXHIBIT 14










                                    99.8-116

[LETTERHEAD OF TYCO]                                               [ILLEGIBLE]

September 26, 2000

L. Dennis Kozlowski
One Town Center
Boca Raton, Fl 33486

Dear Dennis:

We are pleased to inform you that TME Management Corp. (the "Company"), has elected to forgive an amount equal to $19,439,392.00 (the "Forgiven Amount") from the Mortgage Note due from you to the Company (the "Mortgage Note"), which Mortgage Note relates to your relocation to the Boca Raton, Florida office. Accordingly, subject to the provisions of this letter agreement (this "Agreement"), you will have no obligation to repay the Forgiven Amount. The forgiveness of a portion of the Mortgage Note will be considered income to you. Therefore, the Company has agreed to provide a "gross-up" in the amount of $13,536,675.85 for taxes relating to this benefit. The remaining outstanding principal on the Mortgage Note will be due and payable according to the terms and conditions of the original Loan Agreement between you and the Company.

The Company has agreed to forgive the Forgiven Amount on the condition that you maintain in strict confidence the fact that this amount has been forgiven and the other terms and conditions of this Agreement. In consideration for the Company's forgiving the Forgiven Amount, you hereby agree that the terms of this Agreement are confidential and shall not be disclosed to anyone other than your financial, tax or legal advisors. If you do not keep the terms of this Agreement confidential, you agree that the Company may, at its option, and in addition to any other remedies the Company may have, rescind this Agreement and require payment on the Forgiven Amount within ninety days.

You acknowledge and agree that the Company would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of the Agreement are not performed in accordance with their terms or are otherwise breached. It is, therefore, agreed that the Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Agreement, in addition to all other remedies available to the Company at law or in equity. Additionally, the Company shall not be required to post bond, any requirement of bond being specifically waived by you.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its choice of law rules.

Very truly yours,

TME MANAGEMENT CORP.

By: /s/ [ILLEGIBLE]
    ---------------------------
Its:  Vice President

Agreed and Accepted this 29th day
of September, 2000

/s/ L. Dennis Kozlowski
-------------------------------
L. DENNIS KOZLOWSKI

                                    99.8-117

                                                                      EXHIBIT 15










                                    99.8-118

[LETTERHEAD OF TYCO]

                                                   TYCO INTERNATIONAL (US) INC.
                                                   PO BOX 5035
                                                   BOCA PATON, FL 33431-0835

                                                   WRITER'S DIRECT: 561-988-3683
                                                   WRITER'S FAX:    561-988-3639

          INTEROFFICE MEMORANDUM

          [ILLEGIBLE]

DATE      September 29, 2000

TO        Files

FROM      Mark Swartz

SUBJECT   Special TyCom related bonuses


          On July 27, 2000, Tyco successfully completed the TyCom IPO. The sale of 14% of TyCom generated a one-time gain of approximately $1.760 billion on the books of Tyco. We have decided to award special bonuses to various Tyco employees for their efforts over the past few years in enhancing the value of TyCom, and thereby contributing to this gain. Selected employees will receive their bonus in the form of Cash, forgiveness of relocation loans, and/or Tyco Common shares under Tyco's restricted stock program.

          These bonus payments are NOT in lieu of a normal yearend bonus, rather the amounts represent an incremental payment to reward selected employees for the successful TyCom IPO and the generation of a $1.760 billion gain.

          Cc: LD Kozlowski
              P Prue

                                    99.8-119

                               TME MANAGEMENT CORP
                      SUBLEDGER ACTIVITY DETAIL BY ACCOUNT.

Periods  200012 To 200012

CO        ACCT       SUB    DEP TY ACCOUNT DESCRIPTION
SOURCE  JE/VOU NO  PERIOD   JE DESCRIPTION/ VENDOR NAME     INVOICE #                                                 DEBITS
----------------------------------------------------------------------------------------------------------------------------
BOCA42  210000     0001      900 F ACCRUED FEDERAL INCOME                              Beginning Balance
GL      2606       200012    accrued federal income tax                                                         1,430,001.05
GL      2609       200012    accrued federal income tax                                                        39,547,615.40
GL      2648       200012    Reclass Accrued FIT                                                                        0.00
                                                                                                              --------------
                                                                                       Net Change             $40,977,616.45
                                                                                                              ==============
                                                                                       Net Activity

                                                                                       Ending Balance


                                                                        Report Totals  Beginning Balance
                                                                                                              --------------
                                                                                       Net Change             $40,977,616.45
                                                                                                              ==============

                                                                                       Net Activity

                                                                                       Ending Balance

CO        ACCT       SUB    DEP TY ACCOUNT DESCRIPTION
SOURCE  JE/VOU NO  PERIOD   JE DESCRIPTION/ VENDOR NAME   INVOICE #                                              CREDITS   BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
BOCA42  210000     0001     900 F ACCRUED FEDERAL INCOME                            Beginning Balance                      $  0.00
GL      2606       200012   accrued federal income tax                                                              0.00
GL      2609       200012   accrued federal income tax                                                              0.00
GL      2648       200012   Reclass accrued FIT                                                            40,977,616.45
                                                                                                          --------------
                                                                                    Net Change            $40,977,616.45
                                                                                                          ==============
                                                                                                                           -------
                                                                                    Net Activity                           $ (0.00)
                                                                                                                           =======
                                                                                    Ending Balance                         $ (0.00)
                                                                                                                           =======

                                                                                                                           -------
                                                                     Report Totals  Beginning Balance                      $ (0.00)
                                                                                                                           =======
                                                                                                          --------------
                                                                                    Net Change            $40,977,616.45
                                                                                                          ==============
                                                                                                                           -------
                                                                                    Net Activity                           $ (0.00)
                                                                                                                           =======
                                                                                    Ending Balance                         $ (0.00)
                                                                                                                           =======

                                    99.8-120

                               TME MANAGEMENT CORP
                              JOURNAL ENTRY LISTING

BATCH   CO    JE CD   PERIOD     DATE    STATUS  SRC   REF    COMMENT              CO      ACCT
-------------------------------------------------------------------------------------------------
001180  BOCA42 648    200012   09/25/00  Posted  GL   001748  Reclass Accrued FIT  BOCA42  210000
                                                              Reclass Accrued FIT  BOCA42  210000
                                                              Reclass Accrued FIT  BOCA42  214000

BATCH    SUB   DEP  TY  ACCOUNT DESCRIPTION    DEBIT AMOUNT     CREDIT AMOUNT
------------------------------------------------------------------------------
001180   0001  900  F   ACCRUED FEDERAL INCO             0.00    39,547,615.40
         0001  900  F   ACCRUED FEDERAL INCO             0.00     1,430,001.05
         0403  900  F   TYCO US                 40,977,616.45             0.00
                                              ---------------  ---------------
                                              $ 40,977,616.45  $ 40,977,616.45
                                              ===============  ===============

                                    99.8-121

                                  ALL COMPANIES
                              JOURNAL ENTRY LISTING

BATCH    CO     JE CD  PERIOD     DATE    STATUS  SRC   REF    COMMENT                    CO      ACCT
--------------------------------------------------------------------------------------------------------
004167   BOCA40 652    200012   09/25/00  Posted  GL   007114  REclass Accr FIT from TME  BOCA40  210000
                                                               REclass Accr FIT from TME  BOCA40  210000
                                                               REclass Accr FIT from TME  BOCA40  214000

BATCH    SUB   DEP  TY  ACCOUNT DESCRIPTION    DEBIT AMOUNT     CREDIT AMOUNT
------------------------------------------------------------------------------
004167   0001  900  F   ACCRUED FEDERAL INCO     1,430,001.05             0.00
         0001  900  F   ACCRUED FEDERAL INCO    39,547,615.40             0.00
         0009  900  F   TME [9000.05.TME]                0.00    40,977,616.45
                                              ---------------  ---------------
                                              $ 40,977,616.45  $ 40,977,616.45
                                              ===============  ===============

                                    99.8-122

                               TME MANAGEMENT CORP
                              JOURNAL ENTRY LISTING

BATCH    CO     JE CD  PERIOD    DATE     STATUS  SRC   REF    COMMENT                    CO      ACCT
--------------------------------------------------------------------------------------------------------
001154   BOCA42 619    200012   09/25/00  Posted  GL   001719  uk5 - 8/29                 BOCA42  203000
                                                               8jk & 8j - 9/27            BOCA42  203000
                                                               6/9/28                     BOCA42  203000
                                                               8jk & 8j - 9/27            BOCA42  203000
                                                               uk5 9/29                   BOCA42  203000
                                                               aj 9/28                    BOCA42  203000
                                                               8jk & 8j - 9/27            BOCA42  203000
                                                               8j - 9/28                  BOCA42  203000
                                                               uk5 - 9/29                 BOCA42  203000
                                                               8j 9/28                    BOCA42  206000
                                                               8jk & 8j 9/27              BOCA42  206000
                                                               uk5 9/29                   BOCA42  206000
                                                               8j 9/28                    BOCA42  206000
                                                               8jk & 8j 9/27              BOCA42  206000
                                                               uk5 9/29                   BOCA42  206000
                                                               8j 9/28                    BOCA42  206000
                                                               uk5 9/29                   BOCA42  206000
                                                               8jk & 8j 9/27              BOCA42  206000
                                                               sit                        BOCA42  214000
                                                               local                      BOCA42  214000
                                                               lica                       BOCA42  214000
                                                               futa                       BOCA42  214000
                                                               sui                        BOCA42  214000
                                                               9/27-9/29 p/r taxes        BOCA42  214000

BATCH    SUB   DEP  TY  ACCOUNT DESCRIPTION     DEBIT AMOUNT     CREDIT AMOUNT
-------------------------------------------------------------------------------
001154   0002  900  F   FED INC TAX WITHHELD         30,513.81             0.00
         0002  900  F   FED INC TAX WITHHELD        512,355.56             0.00
         0002  900  F   FED INC TAX WITHHELD     38,001,210.58             0.00
         0003  900  F   STATE INC TAX WITHHELD       35,292.25             0.00
         0003  900  F   STATE INC TAX WITHHELD        2,315.67             0.00
         0003  900  F   STATE INC TAX WITHHELD      103,897.21             0.00
         0005  900  F   FICA TAX WITHHELD           144,900.94             0.00
         0005  900  F   FICA TAX WITHHELD         2,410,742.11             0.00
         0005  900  F   FICA TAX WITHHELD             9,715.30             0.00
         0005  900  F   ACCRUED FEDERAL UNE              56.00             0.00
         0005  900  F   ACCRUED FEDERAL UNE             216.00             0.00
         0006  900  F   ACCRUED FEDERAL UNE             100.60             0.00
         0006  900  F   ACCRUED STATE UNEMP           7,421.00             0.00
         0006  900  F   ACCRUED STATE UNEMP             425.93             0.00
         0006  900  F   ACCRUED STATE UNEMP             250.40             0.00
         0008  900  F   ACCRUED LOCAL TAX            19,983.59             0.00
         0008  900  F   ACCRUED LOCAL TAX               805.23             0.00
         0008  900  F   ACCRUED LOCAL TAX             6,776.48             0.00
         0408  900  F   TYCO US                           0.00       141,505.13
         0408  900  F   TYCO US                           0.00        27,565.27
         0408  900  F   TYCO US                           0.00     2,565,358.35
         0408  900  F   TYCO US                           0.00           372.60
         0408  900  F   TYCO US                           0.00         8,097.33
         0408  900  F   TYCO US                           0.00    38,544,079.95
                                               ---------------  ---------------
                                               $ 41,286,978.63  $ 41,286,978.63
                                               ===============  ===============

                                    99.8-123

                               TME MANAGEMENT CORP
                              JOURNAL ENTRY LISTING

BATCH    CO     JE CD  PERIOD     DATE    STATUS  SRC   REF    COMMENT                     CO      ACCT
---------------------------------------------------------------------------------------------------------
001144   BOCA42 609    200012   09/25/00  Posted  GL   001708  accrued federal income tax  BOCA42  203000
                                                               accrued federal income tax  BOCA42  203000
                                                               accrued federal income tax  BOCA42  203000
                                                               accrued federal income tax  BOCA42  205000
                                                               accrued federal income tax  BOCA42  210000

BATCH    SUB   DEP  TY  ACCOUNT DESCRIPTION     DEBIT AMOUNT     CREDIT AMOUNT
-------------------------------------------------------------------------------
001144   0002  900  F   FED INC TAX WITHHELD              0.00    36,001,210.58
         0003  900  F   STATE INC TAX WITHHELD            0.00       103,897.21
         0005  900  F   FICA TAX WITHHELD                 0.00     1,422,524.02
         0008  900  F   ACCRUED LOCAL TAX                 0.00        19,983.59
         0001  900  F   ACCRUED FEDERAL INC      39,547,615.40             0.00
                                               ---------------  ---------------
                                               $ 39,547,615.40  $ 39,547,615.40
                                               ===============  ===============

                                    99.8-124

                              TYCO INTERNATIONAL US
                              JOURNAL ENTRY LISTING

BATCH      JE CD  PERIOD     DATE    SRC  COMMENT                CO      ACCT
-------------------------------------------------------------------------------
004082     7565   200012   09/25/00  GL   9/30/00 payroll entry  BOCA40  104000
                                          9/30/00 payroll entry  BOCA40  160000
                                          9/30/00 payroll entry  BOCA40  160000
                                          9/30/00 payroll entry  BOCA40  160000
                                          9/30/00 payroll entry  BOCA40  160000
                                          9/30/00 payroll entry  BOCA40  160000
                                          9/30/00 payroll entry  BOCA40  214000
                                          9/30/00 payroll entry  BOCA40  600500

BATCH    SUB   DEP  TY  ACCOUNT DESCRIPTION               DEBIT AMOUNT    CREDIT AMOUNT
---------------------------------------------------------------------------------------
004082   0001  900  F   NOTES RECEIVABLE CURRENT                  0.00     1,035,000.00
         0003  900  F   NOTES RECEIVABLE EMPLOYEE A               0.00    19,439,392.00
         0005  900  F   NOTES RECEIVABLE EMPLOYEE C               0.00     9,792,000.00
         0007  900  F   BOCA RELOCATION FIRE PROT                 0.00       603,871.20
         0008  900  F   NOTES RECEIVABLE BOCA TYCO US             0.00     1,553,094.00
         0009  900  F   MORTGAGES                                 0.00    20,854,363.73
         0009  900  F   TME (9000.05.TME)                         0.00     3,137,316.66
         0229  900  F   TYCOM OFFERING EXPENSES          56,415,037.59             0.00
                                                       ---------------  ---------------
                                                       $ 56,415,037.59  $ 56,415,037.59
                                                       ===============  ===============

                                    99.8-125

                              TYCO INTERNATIONAL US
                              JOURNAL ENTRY LISTING

JE CD  PERIOD     DATE    STATUS  SRC   REF    COMMENT                                   CO      ACCT
-------------------------------------------------------------------------------------------------------
7662   200012   09/25/00  Posted  GL   007125  Q1-Q3 adj amortization                    BOCA40  214000
                                               4th Q Restricted Stock entry              BOCA40  214000
                                               new shares issued                         BOCA40  214000
                                               new shares issued                         BOCA40  214000
                                               Reverse error                             BOCA40  214000
                                               4th Q Restricted Stock entry              BOCA40  [ILLEGIBLE]
                                               4th Q Restricted Stock entry              BOCA40  218000
                                               expensed shares billed                    BOCA40  218000
                                               4th Q Corp amort                          BOCA40  218000
                                               adj Q1 Q3 amort of vestings [ILLEGIBLE]   BOCA40  218000
                                               Corp time vestings FY 2000                BOCA40  218000
                                               Tycom bonus restricted stock              BOCA40  301000
                                               reverse error                             BOCA40  301000
                                               New shares issued                         BOCA40  301000
                                               4th Q Corp amort                          BOCA40  301000
                                               expensed shares billed                    BOCA40  301000
                                               Corp time vestings FY 2000                BOCA40  301000
                                               Tycom bonus restricted stock              BOCA40  600500

JE CD   SUB  DEP  TY  ACCOUNT DESCRIPTION                       DEBIT AMOUNT    CREDIT AMOUNT
---------------------------------------------------------------------------------------------
7662   0036  900  F   TYCO International Ltd.(9000.05.TIL)      3,403,227.30             0.00
       0036  900  F   TYCO International Ltd.(9000.05.TIL)              0.00       406,023.75
       0036  900  F   TYCO International Ltd.(9000.05.TIL)              0.00    29,681,737.15
       0036  900  F   TYCO International Ltd.(9000.05.TIL)              0.00       116,284.60
       0213  900  F   TYCO ELECTRONICS                                  0.00     1,931,205.00
       0004  900  F   Accrued Restricted Stock Compensation             0.00        84,851.29
       0004  900  F   Accrued Restricted Stock Compensation       490,875.00             0.00
       0004  900  F   Accrued Restricted Stock Compensation             0.00     1,047,816.19
       0004  900  F   Accrued Restricted Stock Compensation       332,870.00             0.00
       0004  900  F   Accrued Restricted Stock Compensation             0.00     3,403,727.30
       0004  900  F   Accrued Restricted Stock Compensation    10,582,671.50             0.00
       0002  900  F   DEFERRED COMPENSATION R.S.                        0.00    28,551,667.03
       0002  900  F   DEFERRED COMPENSATION R.S.                1,931,205.00             0.00
       0002  900  F   DEFERRED COMPENSATION R.S.               29,798,021.75             0.00
       0002  900  F   DEFERRED COMPENSATION R.S.                        0.00       332,570.00
       0002  900  F   DEFERRED COMPENSATION R.S.                1,347,815.19             0.00
       0002  900  F   DEFERRED COMPENSATION R.S.                        0.00    50,582,671.50
       0229  900  F   TYCOM OFFERING EXPENSES                  28,551,667.03             0.00
                                                             ---------------  ---------------
                                                             $ 76,438,353.77  $ 76,438,353.77
                                                             ===============  ===============

                                    99.8-126

                              TYCO MANAGEMENT INC.
                              JOURNAL ENTRY LISTING

BATCH   CO          JE CD  PERIOD    DATE      STATUS  SRC  REF     COMMENT                         CO      ACCT
------------------------------------------------------------------------------------------------------------------
000017  [ILLEGIBLE] 1022   200012  09/25/00    Posted  GL   000022  sept 2000 p/r - bonus           BOCA26  100000
                                                                    sept 2000 p/r - bonus           BOCA26  203000
                                                                    sept 2000 p/r - bonus           BOCA26  203000
                                                                    sept 2000 p/r - bonus           BOCA26  203000
                                                                    sept 2000 p/r - bonus           BOCA26  203000
                                                                    sept 2000 p/r - bonus           BOCA26  206000
                                                                    sept 2000 p/r - bonus           BOCA26  206000
                                                                    sept 2000 p/r - bonus(def comp  BOCA26  214000
                                                                    sept 2000 p/r - bonus(employee  BOCA26  214000
                                                                    sept 2000 p/r - bonus           BOCA26  214000

BATCH   SUB   DEP  TY  ACCOUNT DESCRIPTION            DEBIT AMOUNT   CREDIT AMOUNT
----------------------------------------------------------------------------------
000017  0040  900  F   CASH-MELLON #020-890                   0.00    3,171,361.30
        0002  900  F   FED INC TAX WITHHELD                   0.00    1,393,262.92
        0003  900  F   STATE INCOME TAX WITHHELD              0.00       90,852.06
        0005  900  F   FICA TAX WITHHELD                      0.00      206,802.59
        0005  900  F   401K WITHHELD                          0.00       23,237.50
        0006  900  F   ACCRUED STATE UNEMP                    0.00          152.25
        0008  900  F   ACCRUED LOCAL TAX                      0.00       25,452.57
        0408  800  F   TYCO US                                0.00    4,493,750.00
        0408  900  F   TYCO US                           44,871.19            0.00
        0408  900  F   TYCO US                        9,350,000.00            0.00
                                                    --------------  --------------
                                                    $ 9,404,871.19  $ 9,404,871.19
                                                    ==============  ==============

                                    99.8-127

                              TYCO INTERNATIONAL US
                              JOURNAL ENTRY LISTING

JE CD  PERIOD     DATE    SRC   REF    COMMENT                CO      ACCT
----------------------------------------------------------------------------
7639   200012   9/25/00   GL   007100  TYCOM MANAGEMENT INC.  BOCA40  214000
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  214000
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  214000
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  214000
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  214000
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  600500
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  600500
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  600500
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  600500
                                       P/R ENT
                                       TYCOM MANAGEMENT INC.  BOCA40  600500
                                       P/R ENT

JE CD   SUB  DEP  TY  ACCOUNT DESCRIPTION     DEBIT AMOUNT       CREDIT AMOUNT
-------------------------------------------------------------------------------
7639   0215  900  F   TYCOM MANAGEMENT          4,493,750.00               0.00

       0215  900  F   TYCOM MANAGEMENT                  0.00       2,527,200.00

       0215  900  F   TYCOM MANAGEMENT                  0.00          44,871.19

       0215  900  F   TYCOM MANAGEMENT                  0.00       9,360,000.00

       0215  900  F   TYCOM MANAGEMENT          1,000,000.00               0.00

       0229  900  F   TYCOM OFFERING EXPE       2,527,200.00               0.00

       0229  900  F   TYCOM OFFERING EXPE               0.00       4,493,750.00

       0229  900  F   TYCOM OFFERING EXPE          44,871.19               0.00

       0229  900  F   TYCOM OFFERING EXPE               0.00       1,000,000.00

       0229  900  F   TYCOM OFFERING EXPE       9,360,000.00               0.00
                                             ---------------   ----------------
                                             $ 17,425,821.19    $ 17,425,621.19
                                             ===============   ================

                                    99.8-128

                              TYCO INTERNATIONAL US
                      SUBLEDGER ACTIVITY DETAIL BY ACCOUNT.

Periods 200001 To 200210

CO        ACCT        SUB     DEP TY ACCOUNT DESCRIPTION
SOURCE  JE/VOU NO    PERIOD   JE DESCRIPTION/VENDOR NAME            INVOICE #
------------------------------------------------------------------------------
BOCA40  600500       0229    900F TYCOM OFFERING EXPENSES
GL      7565         200012  9/30/00 payroll entry
GL      [ILLEGIBLE]  200012  TYCOM MANAGEMENT INC. P/R ENT
GL      7682         200012  4th Q Restricted Stock entry
GL      7669         200012  to rec bonus credit
GL      7672         200012  Additional bonus credit
GL      7673         200012  Adjustment to accruals
GL      7662         200012  correct payroll entry
GL      7693         200013  2000 Year-End Closing Entry
GL      8166         200102  Reclass P/R
GL      8167         200102  Reclass P/R
GL      8168         200102  Reclass P/R
GL      8169         200102  Reclass P/R
VO      48682        200102  MERRILL COMMUNICATIONS LLC             0600211848
GL      8462         200103  Reclass Merill Communications
JE      11958        200204  Corrections
JE      11963        200204  Correct Entry

CO
SOURCE                                          DEBITS           CREDITS       BALANCE
--------------------------------------------------------------------------------------
BOCA40                 Beginning Balance                                       $  0.00
GL                                           56,415,037.59              0.00
GL                                           11,932,071.19      5,493,750.00
GL                                           28,551,667.00              0.00
GL                                           12,710,000.00              0.00
GL                                              400,000.00              0.00
GL                                                    0.00      7,207,814.57
GL                                            5,493,750.00      4,610,029.25
GL                                                    0.00     98,193,931.99
GL                                              567,000.00              0.00
GL                                            2,100,000.00              0.00
GL                                                    0.00      2,100,000.00
GL                                                    0.00        567,000.00
VO                                              176,371.52              0.00
GL                                                    0.00        176,371.52
JE                                              831,889.46              0.00
JE                                                    0.00        831,889.46
                                          ----------------  ----------------
                       Net Change         $ 119,180,786.79  $ 119,180,786.79
                                          ================  ================  -------
                       Net Activity                                           $  0.00
                                                                              =======
                       Ending Balance                                         $  0.00
                                                                              =======

                                                                              -------
        Report Totals  Beginning Balance                                      $  0.00
                                                                              =======
                                          ----------------  ----------------
                       Net Change         $ 119,180,786.79  $ 119,180,788.79
                                          ================  ================  -------
                       Net Activity                                           $  0.00
                                                                              =======
                       Ending Balance                                         $  0.00
                                                                              =======

                                    99.8-129

Analysis of TyCom Offering Expenses
30-Sep-00

Corp payroll entries               56,415,037.59
Less Reclass corr to expense      (11,772,972.63)
                                  --------------
Total Mortgages                    44,642,064.96

Total Corp Cash Bonus              11,887,200.00

Restricted Stock Vesting           28,551,667.03

TyCom Bonus                        13,113,000,00 - adj. in consol
                                  --------------
                                   98,193,931.99
                                  ==============
                                   85,080,931.99  bill out to
                                   41,            charge out




                                    99.8-130

Analysis of TyCom Offering Expenses
30-Sep-00

Corp payroll entries               56,415,037.59
Less Reclass corr to expense       (7,207,814.57)
                                  --------------
Total Mortgages                    49,207,223.02

Total Corp Cash Bonuses
-----------------------
Other Corp payroll entries         11,932,071.19

Restricted Stock Vesting           28,551,667.03

TyCom Bonus                        13,113,000.00
                                  --------------
                                  102,803,961.24
                                  ==============

                                    99.8-131

TYCO(US)                          JOURNAL ENTRY

                                                           DATE:    09/30/00
                                                           BATCH:

                                                           TLC

TYCOM GAIN                                          56,415,037.59

MORTGAGE NOTES - 160300-900                                          20,854,363.73

NOTE A - 160010-900                                                  19,439,392.00

NOTE C - 160020-900                                                   9,792,000.00

BOCA NOTES RECEIVABLE                                                 1,553,094.00

FIRE NOTES RECEIVABLE                                                   603,871.20

BRIDGE LOANS S/T NOTES REC Dick Powers/ Scott McAttley                1,035,000.00

TIME-FIXED ASSETS NBV Michael Robinson P Prue                         1,362,966.05
                                                                    /
                                                       3,137,316.16
TME        101015                                                   \ 1,774,350.61

                                                    -------------    -------------
                                                    56,415,037.59    56,415,037.59
                                                    =============    =============

                                    99.8-132

TYCOM MANAGEMENT INC.                               JOURNAL ENTRY

DATE: 09/29/00
PAYROLL - SEPT - BONUS
RST

I/C TYCO                              215255        9,360,000.00

EMPLOYEE ADVANCE                      215255           44,871.19

DEF COMPENSATION (i/c tyco)           215255                       4,493,750.00

FIT W/H                               203000                       1,393,282.92

FICA W/H                              203010                         206,802.59

SIT W/H                               203005                          90,852.06

SUI                                   206010                             152.25

CITY TAX                              206020                          25,432.57

401K W/H                              203060                          23,237.50

MELLON P/R                            101040                       3,171,361.30
                                                    ------------   ------------
                                                    9,404,871.19   9,404,871.19
                                                    ============   ============

                                    99.8-133

                                                                      EXHIBIT 16










                                    99.8-134

                                                                Redacted

[LETTERHEAD OF TYCO]

                                                            [ILLEGIBLE]
                                                            (561) 988-3607
                                                            (561) 988-0913 (FAX)
         INTEROFFICE MEMORANDUM

DATE      November 7, 2000

TO        Patty Prue

FROM      Dennis Kozlowski

RE        Restricted Stock Awards

On October 31, 2000, the individuals listed below vested in shares of restricted stock in conjunction with work related to the sale of ADT Automotive. Prior to the vesting, the amounts listed below were reviewed and approved by Phil Hampton, Chairman of Tyco's Compensation Committee. The FMV of shares on that day was $56.612.

Name                                             Number
L. Dennis Kozlowski                             148,000
M:                                               74,000
L:                                                7,500
J:        Redacted                                7,500
S:                                                7,500
M:                                                7,500
P:      -                                         7,500
M:                                                2,000

                                                 -------------------------------
                                                 Dennis Kozlowski

CC: LINDA AUGER
    TOMMY CROSS

                                    99.8-135

                                                                      EXHIBIT 17










                                    99.8-136

[LETTERHEAD OF TYCO]                      L. Dennis Kozlowski        [ILLEGIBLE]
                                             Chairman
                                             Chief Executive Officer

November 13, 2000


Mark Swartz
5001 Egret Point Circle
Boca Raton, FL 33431

Dear Mark,

Thank you for your many contributions towards the successful divestiture of Tyco's ADT Automotive business. In recognition of your many contributions, enclosed are your bonus and relocation payments. Communication regarding your vested restricted shares has already been previously communicated to you.

Again, thank you for your support and leadership.

Regards,

/s/ L. Dennis Kozlowski

                                    99.8-137

                                                                      EXHIBIT 18










                                    99.8-138

                              ADT AUTOMOTIVE BONUS

                            BONUS       RESTRICTED      TYCOM         ADT 1/2         1/2           1/2
NAME                        AMOUNT        SHARES       TOTAL W2        LOAN         MORTAGE       GROSS-UP
F                         $   100,000         2,000       844,360       422,180       246,875       173,305

G                         $   500,000                   5,275,609     2,637,804     1,554,986     1,082,819

M                         $   312,500         7,500     1,399,491       699,746       412,500       267,246

M                         $   500,000         7,500     3,294,362     1,647,161       971,013       676,168

M                         $   200,000

P                         $   312,500         7,500     1,269,397       634,698       374,155       250,544
   Redacted
R                         $   312,500         7,500     1,803,826       901,913       531,678       370,235

S                         $   312,500         7,500     1,434,893       717,447       422,935       294,512

C                         $   100,000                     489,794

B                         $    76,000

F                         $    50,000

G                         $    50,000                     828,562

G                         $    50,000                     602,304

S                         $   350,000        74,000    16,610,687     8,305,344     4,896,000     3,409,344

Kozlowski, Dennis         $   700,000       148,000    32,978,058    16,488,034     9,719,696     6,768,335

C                         $    15,000
     Redacted
K                                                         379,983       189,992       112,000        77,992

Total $                   $ 3,940,000   $   261,500   $67,209,335   $32,644,338   $19,243,837   $13,400,501

Average Weighted Volume 10/01/00        $   56,6120

Note
----
MHS - Shares also illegible memo from LDK
LDK/(P. Hampton)
      11/1/00


                                    99.8-139

                                                                      EXHIBIT 19











                                    99.8-140

[LETTERHEAD OF TYCO]                            Tyco International (US) Inc.
                                                P.O. Box 5035
                                                Boca Raton, FL 33431-0835


                                                Writer's Direct: 561-988-3683
                                                Writer's Fax:    561-988-3639

          INTEROFFICE MEMORANDUM

[ILLEGIBLE]

DATE      December 15, 2000

TO        Files

FROM      Mark Swartz

SUBJECT   Special ADT Automotive related bonuses


          In October 2000, Tyco successfully completed the sale of ADT Automotive. The automotive business was sold for $1 billion and generated a one-time gain in excess of $400 million on the books of Tyco. We have decided to award special bonuses to various Tyco employees for their efforts over the past few years in enhancing the value of the Automotive business, and thereby contributing to this gain. Selected employees will receive their bonus in the form of Cash, forgiveness of relocation loans, and/or Tyco Common shares under Tyco's restricted stock program.

          These bonus payments are NOT in lieu of a normal yearend bonus, nor an advance of the FY01 yearend bonus, rather the amounts represent an incremental payment to reward selected employees for the successful sale of the Automotive business and the generation of a gain in excess of $400 million.

          Cc: L.D Kozlowski
              P Prue

                                    99.8-141

                                      Reimbursement    Reimbursement
                                       of Working        of Fixed        Sale of
                                        Capital           Assets         Business        Total
                                      -----------------------------------------------------------
Cash Received                                11,000           10,000     1,000,000     1,021,000
Net Asset Adjustment (Estimated)             34,000                0             0        34,000

Direct Selling Costs (see below)                  0                0       (68,390)      (68,390)

                                      -----------------------------------------------------------
Net Cash Proceeds                            45,000           10,000       931,610       986,610

Net Assets Sold                              45,000           10,000       418,000       473,000

                                      -----------------------------------------------------------
Gain on Sale                                      0                0       513,610       513,610

Additional Legal Accrual                          0                0        (5,000)       (5,000)
Additional Insurance Accrual                      0                0        (7,500)       (7,500)
Additional Environmental Accrual                  0                0        (2,500)       (2,500)

                                      -----------------------------------------------------------
Net Gain on Sale of ADT Automotive                0                0       498,610       498,610

Mueiler/Grinnell Loss                                                      (28,829)      (28,829)

Keystone Investment Loss                                                    (8,600)       (8,600)

                                                                         ------------------------
Net Non-recurrring Gain                                                    461,181       461,181
                                                                         ========================

Direct Selling Costs

Broker (DLJ) Fees              3,000,000
Tyco Cash Bonuses              3,979,000
Tyco Cash Bonuses             32,009,641
Tyco Restricted Stock Bonus   14,804,038
Tyco Cash Bonuses                634,698
Tyco Restricted Stock Bonus    3,962,840
Other Deferred Costs          10,000,000

                              ----------
                              68,390,217
                              ==========

                                    99.8-142



CO      FILE#      NAME                     AMT         CODE       GROSS      DATE
--      -----    --------                   ---        ----       -----      ----
8JK    330027    Redacted                 75,000.00     41      75,000.00    11/9/00    0.00
9JK     25946    Redacted                100,000.00     41     100,000.00    11/9/00    0.00
8JK     30001    Redacted                  4,000.00     41       4,000.00    11/9/00    0.00
8JK    330045    Redacted                 50,000.00     41      50,000.00    11/9/00    0.00
9JK     38116    Redacted                100,000.00     41     100,000.00    11/9/00    0.00
8JK     52638    Redacted                 50,000.00     41      50,000.00    11/9/00    0.00
8JK     54251    Redacted                 50,000.00     41      50,000.00    11/9/00    0.00
8JK     59093    Redacted                500,000.00     41     500,000.00    11/9/00    0.00
8JK     73006    Kozlowski, L. Dennis    700,000.00     41     700,000.00    11/9/00    0.00
8JK     74301    Redacted                 50,000.00     41      50,000.00    11/9/00    0.00
8JK     78870    Redacted                312,500.00     41     312,500.00    11/9/00    0.00
8JK     79726    Redacted                500,000.00     41     500,000.00    11/9/00    0.00
9JK     81279    Redacted                200,000.00     41     200,000.00    11/9/00    0.00
8JK      7672    Redacted                312,500.00     41     312,500.00    11/14/00   0.00
8JK    330028    Redacted                312,500.00     41     312,500.00    11/9/00    0.00
8JK     91226    Redacted                312,500.00     41     312,500.00    11/9/00    0.00
8JK     91602    Redacted                350,000.00     41     350,000.00    11/9/00    0.00
                                       3,979,000.00                                              3,979,000.00
8J-     38118    Redacted                422,180.00     R      422,180.00    11/8/00    0.00
8J-     59093    Redacted              2,637,804.00     R    2,637,804.00    11/8/00    0.00
8J-     64201    Redacted                189,992.00     R      189,992.00    11/8/00    0.00
8J-     73008    Kozlowski, L. Dennis  7,488,034.00     R    7,488,034.00    11/8/00    0.00
8J-     73008    Kozlowski, L. Dennis  9,000,000.00     R    9,000,000.00    11/8/00    0.00
8J-     73370    Redacted                699,746.00     R      699,746.00    11/8/00    0.00
8J-     79726    Redacted              1,647,181.00     R    1,647,181.00    11/8/00    0.00
8J-    330028    Redacted                901,913.00     R      901,913.00    11/8/00    0.00
8J-     91226    Redacted                717,447.00     R      717,447.00    11/8/00    0.00
8J-     91602    Redacted              8,305,344.00     R    8,305,344.00    11/8/00    0.00
                                      32,009,641.00                                             32,009,641.00
8JK     38116    Redacted                113,224.00     V      113,224.00    11/22/00   0.00
8JK     73009    Kozlowski, L. Dennis  8,378,576.00     V    8,378,576.00    11/22/00   0.00
8JK     78870    Redacted                424,590.00     V      424,590.00    11/22/00   0.00
8JK     79726    Redacted                424,590.00     V      424,590.00    11/22/00   0.00
8JK      7672    Redacted                424,590.00     V      424,590.00    11/22/00   0.00
8JK    330028    Redacted                424,590.00     V      424,590.00    11/22/00   0.00
8JK     91226    Redacted                424,590.00     V      424,590.00    11/22/00   0.00
8JK     91602    Redacted              4,189,288.00     V    4,189,288.00    11/22/00   0.00
                                                                                                14,804,038.00
                    54,919,702.85     50,792,879.00         50,792,679.00               0.00    50,792,679.00
               P                         853,825.00 (Non Cash)
               P Redacted                594,563.00 (Cash)
               B                       3,713,788.00
                                      -------------
                                      55,954,455.00



r. Redacted




                                    99.8-143

                                                                      EXHIBIT 20










                                    99.8-144


                              PAGE   1
------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               87605358.94                                   24818483.73
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD
                  76200.00                                       4724.40
------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               87928511.16                                    1274963.40
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073007 8JK         851                     A                     127
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TME MANAGEMENT CORP
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01463
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                02-0493878                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1
                                                        113822.39
------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER

                C 2725.80                       16558700.93 NQSOP
               D 10500.00
------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.
                                 X                           X
------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYEE'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
              E M P L O Y E E   R E F E R E N C E   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY C FOR EMPLOYEE'S RECORDS
------------------------------------------------------------------------



THIS BLUE EARNINGS SUMMARY SECTION IS INCLUDED WITH YOUR W-2 TO HELP DESCRIBE PORTIONS IN MORE DETAIL.

THE REVERSE SIDE INCLUDES GENERAL INFORMATION THAT YOU MAY ALSO FIND HELPFUL.


1. THE FOLLOWING INFORMATION REFLECTS YOUR FINAL 2000 PAY STUB PLUS ANY ADJUSTMENTS SUBMITTED BY YOUR EMPLOYER.
   ---------------------------------------------------------------------------------------------------------------------------------
   GROSS PAY    87927856.36      SOCIAL SECURITY   4724.40      FL. STATE INCOME TAX
                                 TAX WITHHELD                   BOX 18 OF W-2
                                 BOX 4 OF W-2                   LOCAL INCOME TAX
                                                                BOX 21 OF W-2
   FED INCOME   24818483.73      MEDICARE TAX   1274963.40
   TAX WITHHELD                  WITHHELD                       SUI/SDI
   BOX 2 OF W-2                  BOX 5 OF W-2                   BOX 14 OF W-2

2. YOUR GROSS PAY WAS ADJUSTED AS FOLLOWS TO PRODUCE YOUR W-2 STATEMENT.
   ---------------------------------------------------------------------------------------------------------------------------------
                                   WAGES, TIPS, OTHER   SOCIAL SECURITY   MEDICARE        FL. STATE WAGES,
                                   COMPENSATION         WAGES             WAGES           TIPS, ETC.
                                   BOX 1 OF W-2         BOX 3 OF W-2      BOX 5 OF W-2    BOX 17 OF W-2

GROSS PAY                          87,927,856.36        87,927,856.36     87,927,856.36
PLUS GTL (C-BOX 13)                     2,725.80             2,725.80          2,775.80
LESS MISC. NON TAXABLE COMP.          312,652.22                  N/A               N/A
LESS 401(k) (D-BOX 13)                 10,500.00                  N/A               N/A
LESS OTHER CAFE 125                     2,071.00             2,071.00          2,071.00
    WAGES OVER LIMIT                         N/A        87,852,311.16               N/A
REPORTED W-2 WAGES                 87,605,358.94            76,200.00     87,928,511.16




3. EMPLOYEE W-4 PROFILE.  TO CHANGE YOUR EMPLOYEE W-4 PROFILE INFORMATION, FILE A NEW W-4 WITH YOUR PAYROLL DEPT.
   ---------------------------------------------------------------------------------------------------------------------------------
   L. DENNIS KOZLOWSKI                   SOCIAL SECURITY NUMBER:    ###-##-####
   ONE TOWN CENTER ROAD                 TAXABLE MARITAL STATUS:    SINGLE
   BOCA RATON,FL  33486                 EXEMPTIONS/ALLOWANCES:
                                           FEDERAL:   0 TAX BLOCKED
                                           STATE:     NO STATE INCOME TAX


(C) 2000 AUTOMATIC DATA PROCESSING INC.




------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               87605358.94                                   24818483.73
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD
                  76200.00                                       4724.40
------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               87928511.16                                    1274963.40
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073007 8JK         851                     A                     127
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TME MANAGEMENT CORP
   1 TOWN CENTER RD
   BOCA RATON FL  33486




------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                02-0493878                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1
                                                        113822.39
------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER

                C 2725.80                       16558700.93 NQSOP
               D 10500.00
------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.
                                 X                           X
------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYER'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
                  F E D E R A L   F I L I N G   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY B TO BE FILED WITH EMPLOYEE'S FEDERAL INCOME TAX RETURN
------------------------------------------------------------------------





------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               87605358.94                                   24818483.73
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD
                  76200.00                                       4724.40
------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               87928511.16                                    1274963.40
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073007 8JK         851                     A                     127
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TME MANAGEMENT CORP
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01463
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                02-0493878                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1
                                                        113822.39
------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER

                C 1196.16                       16558700.93 NQSOP

------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.
                                 X                           X
------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYEE'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
              F L   S T A T E   R E F E R E N C E   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY 2 TO BE FILED WITH EMPLOYEE'S STATE INCOME TAX RETURN
------------------------------------------------------------------------




------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               87605358.94                                   24818483.73
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD
                  76200.00                                       4724.40
------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               87928511.16                                    1274963.40
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073007 8JK         851                     A                     127
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TME MANAGEMENT CORP
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01463
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                02-0493878                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1
                                                        113822.39
------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER

                C 1196.16                       16558700.93 NQSOP

------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.
                                 X                           X
------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

                                                         TY-CR 0000414

------------------------------------------------------------------------
16 STATE   EMPLOYEE'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
                 F L   S T A T E   F I L I N G   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY 2 TO BE FILED WITH EMPLOYEE'S STATE INCOME TAX RETURN
------------------------------------------------------------------------


                                                         TY-XX 0400046
                                                      CONFIDENTIAL GRAND
                                                         JURY MATERIAL

                                    99.8-145


                              PAGE   1
------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               49464101.85                                   17675172.37
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD

------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               49464101.85                                    717229.47
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073008 8J-                                 T                      60
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TME MANAGEMENT CORP
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01414
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                02-0493878                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1

------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER

                                                49464101.85 TXREL
------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.
                                 X
------------------------------------------------------------------------
C/O EMPLOYER'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYER'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
              E M P L O Y E E   R E F E R E N C E   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY C FOR EMPLOYEE'S RECORDS
------------------------------------------------------------------------



THIS BLUE EARNINGS SUMMARY SECTION IS INCLUDED WITH YOUR W-2 TO HELP DESCRIBE PORTIONS IN MORE DETAIL.

THE REVERSE SIDE INCLUDES GENERAL INFORMATION THAT YOU MAY ALSO FIND HELPFUL.


1. THE FOLLOWING INFORMATION REFLECTS YOUR FINAL 2000 PAY STUB PLUS ANY ADJUSTMENTS SUBMITTED BY YOUR EMPLOYER.
   ---------------------------------------------------------------------------------------------------------------------------------
   GROSS PAY    49464101.85      SOCIAL SECURITY                FL. STATE INCOME TAX
                                 TAX WITHHELD                   BOX 18 OF W-2
                                 BOX 4 OF W-2                   LOCAL INCOME TAX
                                                                BOX 21 OF W-2
   FED INCOME   17675172.37      MEDICARE TAX   717229.47
   TAX WITHHELD                  WITHHELD                       SUI/SDI
   BOX 2 OF W-2                  BOX 5 OF W-2                   BOX 14 OF W-2

2. YOUR GROSS PAY WAS ADJUSTED AS FOLLOWS TO PRODUCE YOUR W-2 STATEMENT.
   ---------------------------------------------------------------------------------------------------------------------------------
                                   WAGES, TIPS, OTHER   SOCIAL SECURITY   MEDICARE        FL. STATE WAGES,
                                   COMPENSATION         WAGES             WAGES           TIPS, ETC.
                                   BOX 1 OF W-2         BOX 3 OF W-2      BOX 5 OF W-2    BOX 17 OF W-2

     GROSS PAY                     49,464,101.85        49,464,101.85     49,464,101.85
REPORTED W-2 WAGES                 49,464,101.85                 0.00     49,464,101.85




3. EMPLOYEE W-4 PROFILE.  TO CHANGE YOUR EMPLOYEE W-4 PROFILE INFORMATION, FILE A NEW W-4 WITH YOUR PAYROLL DEPT.
   ---------------------------------------------------------------------------------------------------------------------------------
   L. DENNIS KOZLOWSKI                   SOCIAL SECURITY NUMBER:    ###-##-####
   ONE TOWN CENTER ROAD                 TAXABLE MARITAL STATUS:    SINGLE
   BOCA RATON,FL  33486                 EXEMPTIONS/ALLOWANCES:
                                           FEDERAL:   0
                                           STATE:     NO STATE INCOME TAX


(C) 2000 AUTOMATIC DATA PROCESSING INC.




------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               49464101.85                                   17675172.37
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD

------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               49464101.85                                    717229.47
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073007 8J-                                 T                      60
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TME MANAGEMENT CORP
   1 TOWN CENTER RD
   BOCA RATON FL  33486




------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                02-0493878                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1
                                                        113822.39
------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER

                                                49464101.85 TXREL
------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.
                                 X
------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYER'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
                  F E D E R A L   F I L I N G   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY B TO BE FILED WITH EMPLOYEE'S FEDERAL INCOME TAX RETURN
------------------------------------------------------------------------





------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               49464101.85                                   17675172.37
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD

------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               49464101.85                                    717229.47
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073007 8J-                                 T                      60
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TME MANAGEMENT CORP
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01463
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                02-0493878                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1
                                                        113822.39
------------------------------------------------------------------------
13                                   14 OTHER

                                                49464101.85 TXREL

------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.
                                 X
------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYEE'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.
    FL
------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
            F L .   S T A T E   R E F E R E N C E   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY 2 TO BE FILED WITH EMPLOYEE'S STATE INCOME TAX REFUND
------------------------------------------------------------------------




------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               49464101.85                                   17675172.37
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD

------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               49464101.85                                    717229.47
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073007 8J-                                 T                      60
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TME MANAGEMENT CORP
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01463
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                02-0493878                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1
                                                        113822.39
------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER

                                                49464101.85 TXREL

------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.
                                 X                           X
------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

                                                         TY-CR 0000416

------------------------------------------------------------------------
16 STATE   EMPLOYEE'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.
    FL
------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
                F L .   S T A T E   F I L I N G   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY 2 TO BE FILED WITH EMPLOYEE'S STATE INCOME TAX REFUND
------------------------------------------------------------------------


                                                         TY-XX 0400047
                                                      CONFIDENTIAL GRAND
                                                         JURY MATERIAL


                                    99.8-146


                              PAGE   1
------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               98740.38                                   19151.41
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD
                  76200.00                                       4724.40
------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               98740.38                                    1431.74
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073006 8JX         851                     A                      52
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TYCOM MANAGEMENT INC
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01315
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                65-1000313                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1

------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER



------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.

------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYER'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
              E M P L O Y E E   R E F E R E N C E   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY C FOR EMPLOYEE'S RECORDS
------------------------------------------------------------------------



THIS BLUE EARNINGS SUMMARY SECTION IS INCLUDED WITH YOUR W-2 TO HELP DESCRIBE PORTIONS IN MORE DETAIL.

THE REVERSE SIDE INCLUDES GENERAL INFORMATION THAT YOU MAY ALSO FIND HELPFUL.


1. THE FOLLOWING INFORMATION REFLECTS YOUR FINAL 2000 PAY STUB PLUS ANY ADJUSTMENTS SUBMITTED BY YOUR EMPLOYER.
   ---------------------------------------------------------------------------------------------------------------------------------
   GROSS PAY       98740.38      SOCIAL SECURITY   4724.40      FL. STATE INCOME TAX
                                 TAX WITHHELD                   BOX 18 OF W-2
                                 BOX 4 OF W-2                   LOCAL INCOME TAX
                                                                BOX 21 OF W-2
   FED INCOME      19151.41      MEDICARE TAX      1431.74
   TAX WITHHELD                  WITHHELD                       SUI/SDI
   BOX 2 OF W-2                  BOX 6 OF W-2                   BOX 14 OF W-2

2. YOUR GROSS PAY WAS ADJUSTED AS FOLLOWS TO PRODUCE YOUR W-2 STATEMENT.
   ---------------------------------------------------------------------------------------------------------------------------------
                                   WAGES, TIPS, OTHER   SOCIAL SECURITY   MEDICARE
                                   COMPENSATION         WAGES             WAGES
                                   BOX 1 OF W-2         BOX 3 OF W-2      BOX 5 OF W-2

    GROSS PAY                          98,740.38            98,740.38         98,740.38
    WAGES OVER LIMIT                         N/A            22,540.35               N/A
REPORTED W-2 WAGES                     98,740.38            76,200.00         98,740.38




3. EMPLOYEE W-4 PROFILE.  TO CHANGE YOUR EMPLOYEE W-4 PROFILE INFORMATION, FILE A NEW W-4 WITH YOUR PAYROLL DEPT.
   ---------------------------------------------------------------------------------------------------------------------------------
   L. DENNIS KOZLOWSKI                   SOCIAL SECURITY NUMBER:    ###-##-####
   ONE TOWN CENTER ROAD                 TAXABLE MARITAL STATUS:    SINGLE
   BOCA RATON,FL  33486                 EXEMPTIONS/ALLOWANCES:
                                           FEDERAL:   0 TAX BLOCKED


(C) 2000 AUTOMATIC DATA PROCESSING INC.




------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               98740.38                                   19151.41
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD
                  76200.00                                       4724.40
------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               98740.38                                    1431.74
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073006 8JX         851                     A                      52
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TYCOM MANAGEMENT INC
   1 TOWN CENTER RD
   BOCA RATON FL  33486




------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                65-1000313                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1

------------------------------------------------------------------------
13 SEE INSTRS. FOR BOX 13            14 OTHER



------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.

------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYEE'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
                  F E D E R A L   F I L I N G   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY B TO BE FILED WITH EMPLOYEE'S FEDERAL INCOME TAX RETURN
------------------------------------------------------------------------





------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               98740.38                                   19151.41
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD
               76200.00                                    4724.40
------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               98740.38                                    1431.74
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073006 8JX         851                     A                      52
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TYCOM MANAGEMENT INC
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01463
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                65-1000313                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1

------------------------------------------------------------------------
13                                   14 OTHER



------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.

------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

------------------------------------------------------------------------
16 STATE   EMPLOYEE'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
                 S T A T E   R E F E R E N C E   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY 2 TO BE FILED WITH EMPLOYEE'S STATE INCOME TAX RETURN
------------------------------------------------------------------------




------------------------------------------------------------------------
1  WAGES, TIPS, OTHER COMP.          2  FEDERAL INCOME TAX WITHHELD
               98740.38                                   19151.41
------------------------------------------------------------------------
3  SOCIAL SECURITY WAGES             4  SOCIAL SECURITY TAX WITHHELD
               76200.00                                    4724.40
------------------------------------------------------------------------
5  MEDICARE WAGES AND TIPS           6  MEDICARE TAX WITHHELD
               98740.38                                    1431.74
------------------------------------------------------------------------
A  CONTROL NUMBER    DEPT.           CORP.     EMPLOYER USE ONLY
    073006 8JX         851                     A                      52
------------------------------------------------------------------------
C  EMPLOYER'S NAME, ADDRESS, AND ZIP CODE

   TYCOM MANAGEMENT INC
   1 TOWN CENTER RD
   BOCA RATON FL  33486



                                                            BATCH #01463
------------------------------------------------------------------------
B  EMPLOYER'S FED ID NUMBER          D  EMPLOYEE'S SSA NUMBER
                65-1000313                            ###-##-####
------------------------------------------------------------------------
7  SOCIAL SECURITY TIPS              8  ALLOCATED TIPS

------------------------------------------------------------------------
9  ADVANCE EIC PAYMENT               10 DEPENDENT CARE BENEFITS

------------------------------------------------------------------------
11 NONQUALIFIED PLANS                12 BENEFITS INCLUDED IN BOX 1

------------------------------------------------------------------------
13                                   14 OTHER



------------------------------------------------------------------------
15 STRT CMP.   DECREASED   PENSION PLAN   LEGAL REP.   DEFERRED COMP.

------------------------------------------------------------------------
C/O EMPLOYEE'S NAME, ADDRESS AND ZIP CODE

 L. DENNIS KOZLOWSKI
 ONE TOWN CENTER ROAD
 BOCA RATON,FL  33486

                                                         TY-CR 0000413

------------------------------------------------------------------------
16 STATE   EMPLOYEE'S STATE ID NO.   17 STATE WAGES, TIPS, ETC.

------------------------------------------------------------------------
18 STATE INCOME TAX                  19 LOCALITY NAME

------------------------------------------------------------------------
20 LOCAL WAGES, TIPS, ETC.           21 LOCAL INCOME TAX

------------------------------------------------------------------------
         C I T Y   O R   L O C A L   R E F E R E N C E   C O P Y
                        W A G E   A N D   T A X
  W-2                       S T A T E M E N T                     2000
                                                       CMB NO. 1545-0000
COPY 2 TO BE FILED WITH EMPLOYEE'S CITY OR LOCAL INCOME TAX RETURN
------------------------------------------------------------------------


                                                         TY-XX 0400048
                                                      CONFIDENTIAL GRAND
                                                         JURY MATERIAL

                                    99.8-147

                                                                      EXHIBIT 21










                                    99.8-148

                             TYCO INTERNATIONAL LTD.
                         COMPENSATION COMMITTEE MEETING
                                January 22, 2001

A meeting of the Compensation Committee of the Board of Directors of Tyco International Ltd. was held on January 22, 2001.

Present:           P. M. Hampton, Chairman
                   S. W. Foss
                   W. P. Slusser
                   J. S. Pasman, Jr.

In Attendance:     L. Dennis Kozlowski
                   Mark H. Swartz
                   Patricia Prue

1.   EXECUTIVE RETENTION AGREEMENTS
     Mr. Hampton presented summaries of key points of executive retention agreements for L. Dennis Kozlowski and Mark H. Swartz, which each Committee member had received prior to the meeting and which include specified equity awards. After discussion, all members of the Committee voted to approve the retention agreements and passed the following resolutions:

        RESOLVED, that the executive retention agreements for L. Dennis Kozlowski and Mark H. Swartz, summaries of which are presented in Exhibit A, are hereby approved; and further

        RESOLVED, that the Committee award to L. Dennis Kozlowski 800,000 shares of common stock of the Company, with vesting of 100,000 shares each year on the anniversary of the grant date and with such other terms as are contained in Mr. Kozlowski's retention agreement; and further

        RESOLVED, that the Committee award to Mark H. Swartz 500,000 shares of common stock of the Company, with 100% vesting on the fifth anniversary of the grant date and with such other terms as are contained in Mr. Swartz's retention agreement; and further

        RESOLVED, that the appropriate officers of the Company are, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions in order to carry into effect the foregoing resolutions.

     Mr. Hampton requested that Ms. Prue employ independent outside counsel to draft the agreements and present them for review at the Committee's next meeting.

2.   FISCAL YEAR 2001 UPDATE
     Next Mr. Swartz led a discussion on Tyco's financial performance detailing specifically current forecast for pre-tax income, operating cash flow and earnings per share. Mr. Swartz further detailed each of the operating division's performance. Current forecasted performance results and correlating compensation is shown on Exhibit B.

                                    99.8-149

     All Committee members concurred that holding quarterly meetings, whether in the format of a formal meeting or an informal discussion session, to review forecasted performance is a good process to continue.

3.   TYCOM SUPPLEMENTAL BONUS PLAN AND EQUITY AWARD

     Mr. Swartz and Mr. Kozlowski discussed that TyCom's financial targets and critical projects are on schedule. Mr. Kozlowski discussed the rational for the extra incentive compensation for TyCom's management team with regards to the completion of the TyCom Global Network - Atlantic link, as well as recording some capacity sales by the end of the third quarter of fiscal 2001. The Committee members ratified the additional TyCom cash bonus and options (detailed in Exhibit C) that were approved by the TyCom Compensation Committee on January 10, 2001, as follows:

          RESOLVED, that the Committee hereby approves and ratifies the additional incentive plan and Tyco stock option awards approved by the TyCom Compensation Committee on January 10, 2001 for senior members of the TyCom management team, as outlined on Exhibit C; and further

          RESOLVED, that the appropriate officers of the Company are, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions in order to carry into effect the foregoing resolutions.

There being no further business, the discussion session was adjourned.


                                                /s/ Philip M. Hampton
                                                --------------------------------
                                                Philip M. Hampton,
                                                Chairman, Compensation Committee

                                    99.8-150

                                    EXHIBIT A

                   EXECUTIVE AGREEMENT FOR L. DENNIS KOZLOWSKI

The Purpose of this Executive Retention Agreement is to ensure the continued leadership by Tyco's CEO until retirement and solidify his commitment towards succession planning.

PROVIDE ONGOING COMPENSATION & BENEFITS FOR THREE YEARS FOLLOWING AGE 62 WITH THE ABILITY TO TRIGGER PRIOR TO AGE 62. THIS INCLUDES:

          *Salary & Proxy Bonus

          *The continuation of all applicable benefits such as welfare, relocation, perquisites including New York city gross-up for state and city taxes.

ADDITIONAL RETENTION BENEFITS AND EQUITY AWARD

     Lifetime welfare benefits and access to Company facilities and services comparable to those provided while CEO.

          *Financial planning (tax, accounting, and legal)

          *Use of Company plane, car and services

          *Office, secretarial and administrative support

     Equity Retention Plan

          800,000 Shares which vest pro-rata through age 62

AGREEMENT PROVISIONS

          Executive shall provide the Company with annual consulting services of at least a minimum of 30 days per year as a condition of receiving pay and benefits described above.

          Executive will provide a viable "successor nomination" for Board consideration.

          Change of Control provision, which includes the vesting of Share Grant and all benefits described in the Executive Agreement.

          Upon early retirement, provided a successor is named and with Board consent, Executive will receive all benefits described in the Executive Agreement including accelerated vesting of the Share Grant.

          If Executive terminates employment due to permanent disability at any time, Executive will receive all benefits described in the Executive Agreement including accelerated vesting of the Share Grant.

          Upon Executive's death, if Executive has a surviving spouse or domestic partner who is covered by company health benefits, she will be eligible to continue to receive health benefits, as provided prior to the Executive's death.

          Non-compete, non-solicitation, non-disparagement (mutual) provision.

                                    99.8-151

                       EXECUTIVE AGREEMENT FOR MARK SWARTZ

The Purpose of this Executive Retention Agreement is to ensure the continued leadership by Tyco's CFO for a five year period.

EQUITY RETENTION GRANT

     Grant 500,000 Restricted Shares
     Vesting Schedule: Vest 100% after five years

CHANGE IN CONTROL OR CHANGE IN REPORTING RELATIONSHIP BENEFITS

     Provide ongoing Compensation & Benefits for three years following a CC or CRR. This includes:

          *Salary & Proxy Bonus

          *The continuation of all applicable benefits such as welfare, relocation, perquisites including New York city gross-up for state and city taxes.

          *Access to Company facilities and services comparable to those provided while CFO

               *Financial planning (tax, accounting, and legal)

               *Use of Company plane, car and services

               *0ffice, secretarial and administrative support

AGREEMENT PROVISIONS

          Change of Control provision, which includes for the vesting of Share Grant and all benefits described in the Executive Agreement.

          Change in Reporting Relationship provision, which includes the vesting of Share Grant and all benefits, described in the Agreement provided Executive continues in his role as CFO for at least one year following a change in the Reporting Relationship.

          Executive shall provide the Company with annual consulting services of at least a minimum of 30 days per year for three years following his termination as a condition of receiving pay and benefits described above.

          At the end of the three year period following a CC or CRR, Executive shall have the ability to purchase from the company the benefits described above.

          If Executive terminates employment due to permanent disability at any time, Executive will receive all benefits described in the Executive Agreement including accelerated vesting of the Share Grant.

          Upon Executive's death, if Executive has a surviving spouse or domestic partner who is covered by company health benefits, she will be eligible to continue to receive health benefits, as provided prior to the Executive's death.

          Non-compete, non-solicitation, non-disparagement (mutual) provision.

                                    99.8-152

                                    EXHIBIT B

                          FY 2001 EXECUTIVE BONUS PLAN
                              (DECEMBER FORECAST)

        MEASUREMENT                   L. D. KOZLOWSKI     M. H. SWARTZ
------------------------------------------------------------------------
       Pre-Tax Income    6.634 (B)   $      9,076,000   $      4,538,000

  Operating Cash Flow    5.944 (B)   $      1,419,000   $        709,500

   Earnings Per Share  $  2.70         304,000 shares     152,000 shares
------------------------------------------------------------------------

                    FY 2001 OPERATING PRESIDENTS' BONUS PLANS
             (DECEMBER FORECAST WITH ACQUISITIONS THROUGH 12/15/00)

                     EBIT ($B)     CASH BONUS      SHARE BONUS
----------------------------------------------------------------
Juergen Gromer         3.279      $  3,992,032    59,920
----------------------------------------------------------------
Rich Meelia            1.488      $    538,384    19,849
----------------------------------------------------------------
Jerry Boggess          1.100      $    608,636    18,091
----------------------------------------------------------------
Steve McDonough        1.073      $  1,178,344    23,439
----------------------------------------------------------------
Neil Garvey*            .550      $  1,000,000    10,000 (TyCom)
----------------------------------------------------------------

*Excludes special incentive bonus based on completion of TGN - Atlantic by end of Q3.

                                    99.8-153

                                    EXHIBIT C

                                   TYCOM LTD.

                FISCAL YEAR 2001 - SUPPLEMENTAL PERFORMANCE BONUS
                           AND EXECUTIVE EQUITY AWARDS

It is critical to the continued success of the company to have Phase I of the network completed with TGN - Atlantic "lit" and with capacity sales recognized in fiscal Q3.

As an extra incentive, the TyCom Compensation Committee approved special compensation for senior executives of TyCom with oversight and responsibility for completion of the project.

EXECUTIVE              CASH BONUS      TYCO STOCK OPTIONS*
----------------       -------------   -------------------
Neil Garvey            $ 3.0 Million        200,000
Claire Calandra        $ 1.8 Million        100,000
Peter Runge            $ 1.5 Million         90,000
David Van Rossum       $ 1.5 Million         90,000
William Jackson        $1.05 Million         90,000

Cash will be earned at the end of Q3 if TyCom Global Network - Atlantic is "lit" and capacity sales have been recognized by the end of Q3. Option grant date is January 10, 2001, with cliff vesting on the third anniversary of the grant date or, if earlier, upon a "change in control".

*USE OF TYCO OPTIONS TO HIGHLIGHT HOW THE VALUE OF TYCO IS TIED IN WITH THE VALUE OF TYCOM.

                                    99.8-154

                                                                      EXHIBIT 22










                                    99.8-155

                             TYCO INTERNATIONAL LTD.
                                 MINUTES OF THE
                         COMPENSATION COMMITTEE MEETING
                                 October 1, 2001

A meeting of the Compensation Committee of the Board of Directors of Tyco International Ltd. that was held in Montreal, Canada on October 1, 2001.

Present:         S. W. Foss, Chairman
                 W. P. Slusser
                 J. S. Pasman, Jr.

In Attendance:   Patricia Prue

ADOPTION OF RESOLUTIONS
The Compensation Committee reviewed then adopted the resolutions that it had discussed and recommended at the Committee's discussion session held on September 19, 2001, a copy of which are attached hereto and which contain Exhibits A, B, C and D.

EXECUTIVE MATTERS
The Committee acknowledged that Messrs. Kozlowski and Swartz declined the TyCom stock option grants and the Tyco retention shares granted during fiscal 2001, however the Committee feels it is necessary to make long-term incentive compensation awards to Messrs. Kozlowski and Swartz. After discussion, the Committee passed the following resolutions:

     RESOLVED, that, the Committee hereby award to L. Dennis Kozlowski and
     Mark H. Swartz grants of 800,000 and 500,000 shares of restricted stock, respectively, with a grant date of January 22, 2002, with vesting as described in to the amendment each of their retention agreements, and with the terms and conditions as described in each of their retention agreements; and further

     RESOLVED, that for the purpose of exempting the transaction under Rule 16b-3(e), the disposition by Messrs. Kozlowski or Swartz of any restricted shares, share bonus, and/or shares acquired upon option exercise to the company at the fair market value on the date of the sale is approved; and further

     RESOLVED, that the appropriate officers of the Company are, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions in order to carry into effect the foregoing resolutions.

BOARD UPDATE
Following the meeting, Mr. Foss informed the Board of the adjustment made to the remuneration package for Board members for FY 2002. Mr. Foss then informed the Board that, subject to verification by the year-end financial audit, the Compensation Committee ratified the FY 2001 incentive compensation payments to executive management and that the proposed FY 2002 compensation plans, including the proposed stock option and equity grants to senior management, were approved by the Committee. The Board approved a resolution adopting the recommended remuneration package for the Board.


                                                /s/ Stephen Foss
                                                --------------------------------
                                                Stephen Foss
                                                Chairman, Compensation Committee

                                    99.8-156

                       COMPENSATION COMMITTEE RESOLUTIONS
                            ADOPTED OCTOBER 1, 2001

BOARD REMUNERATION

     RESOLVED, that the Committee hereby approve the increase in the cash remuneration for fiscal year 2002 to $80,000 for non-employee directors of Tyco International Ltd, as shown on Exhibit A; and further

     RESOLVED, that the Committee hereby approve the increase in the stock option award for non-employee directors for fiscal year 2002 to options to purchase 20,000 common shares of Tyco, as shown on Exhibit A; and further

     RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions in order to carry into effect the foregoing resolutions.

FY 2001 INCENTIVE PLAN PROJECTED PAYMENTS

     RESOLVED, that, subject to verification by the year-end financial audit, the Committee hereby certify that performance measurements as set forth on Exhibit B were achieved for the fiscal year ending September 30, 2001 ("FY 01"); and further

     RESOLVED, that the Committee award cash bonuses to the executives listed below in recognition of their satisfaction of the performance goals established for fiscal year 2001:

     L. Dennis Kozlowski: $4,000,000; Mark H. Swartz: $2,000,000; Jerry Boggess:
     $6,078,510; Albert Gamper: $2,002,040; Neil Garvey: $3,000,000; Juergen
     Gromer: $1,750,000; Richard Meelia: $7,553,350; Robert Mead: $1,500,000;
     and Steve McDonough: $1,000,000; and further

     RESOLVED, that, the Committee hereby certify that shares of stock for the executives listed below vested on June 20, 2001 in conjunction with the gain on the sale of TyCom shares:

     L. Dennis Kozlowski: 262,935; and Mark H. Swartz: 131,467.

     RESOLVED, that, on October 1, 2001, the Committee hereby award share bonuses and/or vest shares of restricted stock of Tyco International Ltd. for the executives listed below in accordance with the satisfaction of the performance goals established for FY 01:

     L. Dennis Kozlowski: 189,065; Mark H. Swartz: 94,533 restricted shares to vest and a stock bonus of 11,186 shares; Jerry Boggess: 41,796; Albert
     Gamper: 25,020; Richard Meelia: 96,970; Robert Mead: 20,000; and Steve
     McDonough: 11,403; and further

     RESOLVED, that, contingent upon the successful integration of C1T,
     L. Dennis Kozlowski and Mark H. Swartz shall vest in 194,935 and 97,467 shares, respectively, on January 1, 2002; and further

     RESOLVED, that Juergen Gromer shall vest in 35,000 shares on January 30, 2002, provided Mr. Gromer remains an employee of the Company on such date; and further

                                    99.8-157

     RESOLVED, that, in recognition for his effectively managing a significant cost reduction program for his business, Dr. Gromer shall receive a special nonrecurring bonus of $4 million, to be paid on November 30, 2001; and further

     RESOLVED, that for the purpose of exempting the transaction under Rule 16b-3(e), the disposition of shares awarded to executive officers may be made to the Company (or any subsidiary thereof) pursuant to procedures previously established for sales by executive officers at the fair market value on the sale date; and further

     RESOLVED, that the appropriate officers of the Company be and they hereby are authorized to take such action as they deem necessary or desirable to carry out the intent of the foregoing resolutions.

EXECUTIVE BENEFIT PLANS

     RESOLVED, that in recognition of Mr. Kozlowski's contributions to the financial success of the Company, $26,719,552 be and it hereby is authorized to be contributed to the Executive Life Insurance Policy for Mr. Kozlowski for fiscal year 2001, such amount to be funded in the rabbi trust set up for making premium payments to the insurance policy, and that funding in a similar amount be and it hereby is also approved for fiscal year 2002; and further

     RESOLVED, that in recognition of Mr. Swartz's contributions to the financial success of the Company, $13,600,342 be and it hereby is authorized to be contributed to the Executive Life Insurance Policy for Mr. Swartz for fiscal year 2001, such amount to be funded in the rabbi trust set up for making premium payments to the insurance policy, and that funding in a similar amount be and it hereby is also approved for fiscal year 2002; and further

     RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions, and to execute and deliver or cause to be delivered all such further instruments and documents in the name and on behalf of the Company (where necessary, under the common seal of the Company) and to incur all such fees and expenses, all as in his or her judgment is deemed necessary or advisable in order to carry into effect each of the foregoing resolutions.

2001 COMPENSATION AND PROPOSED INCENTIVE PLANS

     RESOLVED, that effective October 1, 2001, the base salary of L. Dennis Kozlowski be and it hereby is increased to $1,770,000, the base salary of Mark H. Swartz be and it hereby is increased to $1,025,000, and the base salary for each Operating President be and it hereby is increased as presented in the meeting (shown on Exhibit C); and further

     RESOLVED, that the incentive plans for Fiscal Year 2002 as shown on Exhibit D (for L. Dennis Kozlowski and Mark H. Swartz) and Exhibit C (for Operating Presidents) be and they hereby are approved; and further

     RESOLVED, that as of October 1, 2001, L. Dennis Kozlowski and
     Mark H. Swartz be awarded 600,000 and 300,000 shares of restricted stock respectively as of the date of this

                                    99.8-158
     meeting, such shares to vest in accordance with performance criteria established under the annual incentive plans; and further

     RESOLVED, that as of October 1, 2001, L. Dennis Kozlowski and
     Mark H. Swartz be awarded options to purchase 3,000,000 and 1,500,000 shares of common stock respectively as of the date of this meeting, such options to vest one-third on each anniversary of the grant date; and further

     RESOLVED, that the stock option and restricted stock awards presented at the meeting and summarized on Exhibit C for the Operating Presidents be and they hereby are approved; and further

     RESOLVED, that the appropriate officers of the Company be and they hereby are authorized to take such actions as they deem necessary or desirable to carry out the intent of the foregoing resolutions, including the adjustment of the FY 2002 target levels to account for mergers and acquisitions as described therein.

                                    99.8-159

                                    EXHIBIT A

                      TYCO BOARD OF DIRECTORS' COMPENSATION


The Compensation Committee approved the following changes to the Tyco Board of Directors' compensation

- Effective September 19, 2001, the 10,000 TyCom options granted on July 12, 2001 to Directors were rescinded.

- Effective October 1, 2001, the Tyco Directors' Compensation will increase to $80,000 cash and 20,000 Tyco Stock Options.

     - Directors continue to have the choice of receiving remuneration in cash, converting it into additional options, purchasing shares under the Directors' Trust, or deferring fees under the Deferred Compensation Plan.

     - If directors choose to convert the full amount of cash to Tyco options, the number of options granted would be 4,660, based on a Black-Scholes value of $17.17.

                                    99.8-160

                                    EXHIBIT B
                        CERTIFICATION OF FISCAL YEAR 2001
                               FINANCIAL RESULTS

Tyco International Ltd. had the following results for the fiscal year October 1, 2000 - September 30, 2001 based on internal financial statements:

EARNINGS PER SHARE                  $       2.81

PRE-TAX INCOME                      $  6,755,438  (BEFORE MINORITY INTEREST (NET OF TAX) OF $51.1M)

NET INCOME GROWTH                   $  5,200,284  (BEFORE MINORITY INTEREST OF $51.1M)

OPERATING CASH FLOW                 $  6,925,500  (EXCLUDES CIP FOR TGN AND CASH FLOW FOR TYCO CAPITAL)

EBIT

  Tyco Electronics                  $  2,792,144  ($2,856,891 W/FX ADJ.)

  Tyco Capital (Pre-Tax Income)     $    444,651  (AFTER MINORITY INTEREST)

  Tyco Fire & Security Services     $  1,306,587  ($1,347,l50 W/FX ADJ.)

  Tyco Flow Control                 $    673,275  ($693,788 W/FX ADJ.)

  Tyco HealthCare Group             $  1,563,910  ($1,634,257 W/FX ADJ.)

  Tyco Plastics & Adhesives         $    300,579  ($302,105 W/FX ADJ.)

  TyCom Ltd.                        $    406,758  (AFTER MINORITY INTEREST)


------------------------------------
Mark Swartz
Chief Financial Officer
Tyco International Ltd.


------------------------------------
Mark Foley
SVP, Finance
Tyco International (US) Inc.

                                    99.8-161

                        CERTIFICATION OF FISCAL YEAR 2001
             BONUS PAYMENTS AND RESTRICTED STOCK/STOCK BONUS VESTING

We certify that the bonus payments and restricted stock/stock bonus vesting listed below for Fiscal Year 2001 have been determined in accordance with the terms of the FY 2001 Bonus Plan and the internal financial statements for the fiscal year October 1, 2000 - September 30, 2001, the latter as certified by the Chief Financial Officer and the SVP, Finance.

NAME                     CASH BONUS      RESTRICTED SHARES    STOCK BONUS
L. Dennis Kozlowski    $  4,000,000          539,000(l)
Mark H. Swartz         $  2,000,000          269,500(2)          11,186
Jerry Boggess          $  6,078,510                              41,796
Albert Gamper          $  2,002,040                              25,020
Neil Garvey            $  3,000,000(3)
Juergen Gromer(4)      $  1,750,000
Richard Meelia         $  7,553,350                              96,970
Robert Mead            $  1,500,000                              20,000
Steve McDonough        $  1,000,000                              11,403

(1) INCLUDES 155,000 TYCOM RELATED SHARE VESTING AND 194,935 SHARES TO VEST
    1/2/02
(2) INCLUDES 77,500 TYCOM RELATED SHARE VESTING AND 97,467 SHARES TO VEST 1/2/02
(3) BONUS FOR PHASE I OF TGN
(4) BONUS PAID ON 4TH QTR EBIT; INCLUDES DISCRETIONARY BONUS; RECEIVED TIME-BASED RESTRICTED SHARES


------------------------------------
Mark H. Swartz
Chief Financial Officer
Tyco International Ltd.


------------------------------------
Mark Foley
SVP, Finance
Tyco International (US) Inc.


------------------------------------
Patricia Prue
SVP, Human Resources
Tyco International (US) Inc.

                                    99.8-162

                                    EXHIBIT C
           PROPOSED FY 2002 COMPENSATION OPERATING PRESIDENTS SUMMARY

LEVEL 1

                         GROWTH
                          OVER                       % SALARY                                           SHARE
                          FY01       SALARY          INCREASE     EBIT ($B)(1)       BONUS              BONUS       OPTIONS(2)
-------------------------------------------------------------------------------------------------------------------------------
J                           7.5%  $    650,000            8.3%      1,602,000      $    325,000         10,000        400,000
-------------------------------------------------------------------------------------------------------------------------------
A                           7.0%  $  1,000,000            n/a       1,510,700      $    500,000              0        400,000
-------------------------------------------------------------------------------------------------------------------------------
N                                 $    577,500            5.0%                TO BE DETERMINED                        500,000
-------------------------------------------------------------------------------------------------------------------------------
J      Redacted            -4.8%     1,545,906 GDM        5.4%        620,000      $    150,000          4,000        400,000
                                  $   (695,500)                              (Q1)
-------------------------------------------------------------------------------------------------------------------------------
S                           7.6%  $    580,000            5.5%        372,000      $    165,000          4,000        400,000
-------------------------------------------------------------------------------------------------------------------------------
B                           7.5%  $    550,000            9.1%        831,000      $    250,000          4,000        400,000
-------------------------------------------------------------------------------------------------------------------------------
R                           7.5%  $    670,000            7.2%      1,844,000      $    325,000         10,000        400,000
-------------------------------------------------------------------------------------------------------------------------------

LEVEL 2

                     GROWTH OVER                                                          SHARE
                       FY01(1)        SALARY           EBIT ($B)        BONUS             BONUS       OPTIONS(2)
-----------------------------------------------------------------------------------------------------------------
J                       10.1%      $    650,000        1,640,000     $  1,250,000         20,000        400,000
-----------------------------------------------------------------------------------------------------------------
A                       15.0%      $  1,000,000        1,624,000     $  3,000,000         10,000        400,000
-----------------------------------------------------------------------------------------------------------------
N                                  $    577,500                   TO BE DETERMINED                      500,000
-----------------------------------------------------------------------------------------------------------------
J      Redacted         -0.2%         1,545,906 GDM      650,000(Q1) $    500,000          8,000        400,000
                                   $   (695,500)
-----------------------------------------------------------------------------------------------------------------
S                        9.9%      $    580,000          380,000     $    400,000         10,000        400,000
-----------------------------------------------------------------------------------------------------------------
B                       11.8%      $    550,000          864,000     $    925,000         20,000        400,000
-----------------------------------------------------------------------------------------------------------------
R                       11.9%      $    670,000        1,920,000     $  1,250,000         25,000        400,000
-----------------------------------------------------------------------------------------------------------------

LEVEL 3

                     GROWTH OVER                                                          SHARE
                       FY01(1)        SALARY           EBIT ($B)        BONUS             BONUS       OPTIONS(2)
-----------------------------------------------------------------------------------------------------------------
J                       26.6%      $    650,000        1,886,000     $  3,500,000         45,000        400,000
-----------------------------------------------------------------------------------------------------------------
A                       23.2%      $  1,000,000        1,740,000     $  4,000,000         25,000        400,000
-----------------------------------------------------------------------------------------------------------------
N                                  $    577,500                    TO BE DETERMINED                     500,000
-----------------------------------------------------------------------------------------------------------------
J      Redacted          9.8%         1,545,906 GDM      715,000(Q1) $  1,000,000         12,000        400,000
                                   $   (695,500)
-----------------------------------------------------------------------------------------------------------------
S                       20.1%      $    580,000          415,000     $  1,000,000         20,000        400,000
-----------------------------------------------------------------------------------------------------------------
B                       25.0%      $    550,000          966,000     $  2,000,000         40,000        400,000
-----------------------------------------------------------------------------------------------------------------
R                       20.0%      $    670,000        2,059,000     $  3,000,000         50,000        400,000
-----------------------------------------------------------------------------------------------------------------

LEVEL 4
                    GROWTH OVER                                                           SHARE
                      FY01(1)         SALARY           EBIT ($B)        BONUS             BONUS       OPTIONS (2)
-----------------------------------------------------------------------------------------------------------------
R      Redacted            28.6%     $  670,000        2,206,000     $  4,000,000         90,000        400,000
-----------------------------------------------------------------------------------------------------------------

(1) TYCO CAPITAL (GAMPER) BONUS IS BASED ON PRE-TAX INCOME TARGET. TYCO ELECTRONICS (GROMER) WILL HAVE QUARTERLY BONUS PLANS.

(2) GAMPER RECEIVED 1.2 MILLION OPTIONS THAT VEST 1/3 OVER 3 YEARS ON 06/01/01; THE 400,000 SHOWN VEST ON 6/1/02; GARVEY RECEIVED 500,000 TYCOM OPTIONS ON 07/12/01; OTHERS - RECOMMENDED TYCO OPTIONS AS OF 10/01/01.

                                    99.8-163

                                    EXHIBIT D
            FISCAL YEAR 2001 & FISCAL YEAR 2002 COMPENSATION SUMMARY
                     L. DENNIS KOZLOWSKI AND MARK H. SWARTZ

FISCAL YEAR 2001

                                             Net Income Growth                     Operating Cash Flow
                                 -------------------------------------   --------------------------------------      Total
                        Base     % over FY 00  Income ($M)   Bonus(1)    % over FY 00   Income ($M)   Bonus(1)    Cash Bonus
                    -----------  ------------  -----------  ----------   ------------   -----------  ----------   ----------
L. Dennis Kozlowski $ 1,650,000      38.9%      $5,200.30   $2,000,000      31.3%        $6,925.50   $2,000,000   $4,000,000


[ILLEGIBLE]         $   775,000      38.9%      $5,200.30   $1,000,000      31.3%        $6,925.50   $1,000,000   $2,000,000
  Redacted

                                 -------------------------------------   --------------------------------------

                                Earnings Per Share
                      -------------------------------------
                      % over FY 00    EPS       # Shares(1)
                      ------------   -----      -----------
L. Dennis Kozlowski      28.9%       $2.81       189,065
                                                 262,935(2)
                                                 194,935(3)
[ILLEGIBLE]              28.9%       $2.81        94,533
  Redacted                                       131,467(2)
                                                  97,467(3)
                      -------------------------------------

[ILLEGIBLE]   also received a stock bonus of 11,186 shares, valued at $500,014.

(1) THE COMPENSATION COMMITTEE USED ITS DISCRETION TO LOWER CASH BONUS AND SHARE AMOUNTS.
(2) INCLUDES TYCOM AND TAX-RELATED VESTING ON 6/20/01
(3) SHARES TO VEST 1/1/02 UPON THE SUCCESSFUL INTEGRATION OF CIT (TYCO CAPITAL). ADDITIONAL FUNDING OF EXECUTIVE LIFE INSURANCE POLICIES WILL ALSO BE PROVIDED TO THE EXECUTIVES.

FISCAL YEAR 2002 PLAN (ESTIMATE)

                                             Net Income Growth                     Operating Cash Flow
                                 --------------------------------------  ------------------------------------        Total
                      Base(4)    % over FY 01  Income ($M)      Bonus     % over FY 01 Income ($M)    Bonus       Cash Bonus
                    -----------  ------------  -----------  -----------  ------------- -----------  ----------   ------------
L. Dennis Kozlowski $ 1,770,000      15.0%       5,980.3   $          0        7.5%      7,444.9   $         0   $          0
                                     16.0%       6,034.2   $  1,045,933       15.0%      7,964.3   $ 5,193,875   $  6,239,808
                                     20.0%       6,237.5   $  5,040,235       20.0%      8,310.6   $ 8,656,875   $ 13,697,110
                    FY02 BUDGET      40.3%       7,298.5   $ 25,835,838       17.0%      8,086.0   $ 6,410,875   $ 32,246,713
                                 --------------------------------------  -------------------------------------

                                           Earnings Per Share
                             -----------------------------------------------
                             % over FY 01             EPS           # Shares
                             ------------        ---------------    --------
L. Dennis Kozlowski          LESS THAN 19%       LESS THAN $3.34           0
                                     19.0%                 $3.34     379,000
                                     25.0%                 $3.51     475,000
                                     31.5%                 $3.70     579,000
                             -----------------------------------------------

                                                Net Income Growth                     Operating Cash Flow
                                    --------------------------------------  -------------------------------------       Total
                         Base(4)    % over FY 01  Income ($M)     Bonus     % over FY 01 Income ($M)     Bonus       Cash Bonus
                       -----------  ------------  ----------- ------------  ------------ -----------  -----------   ------------
[ILLEGIBLE] Redacted   $ 1,025,000         15.0%    5,980.3   $          0       7.5%     7,444.9     $         0   $          0
                                           16.0%    6,034.2   $    522,967      15.0%     7,964.3     $ 2,596,938   $  3,119,904
                                           20.0%    6,237.5   $  2,520,118      20.0%     8,310.6     $ 4,328,438   $  6,848,555
                       FY02 BUDGET         40.3%    7,298.5   $ 12,917,919      17.0%     8,086.0     $ 3,205,438   $ 16,123,357
                                    --------------------------------------  -------------------------------------

                                            Earnings Per Share
                             ----------------------------------------------
                             % over FY 01             EPS          # Shares
                             ------------        ---------------   --------
[ILLEGIBLE] Redacted         LESS THAN 19%       LESS THAN $3.34          0
                                     19.0%                 $3.34    189,500
                                     25.0%                 $3.51    237,500
                                     31.5%                 $3.70    289,500
                             ----------------------------------------------

Recommended equity awards:-     Perf Rest. Shares        Tyco Stock Options
                                -----------------        ------------------
                   LDK                600,000               3,000,000
                   M                  300,000               1,500,000
                       Redacted

(4) Messrs. Kozlowski and Swartz  will not receive Board fees.

                                    99.8-164

     RESOLVED, that, as of the end of the 2002 fiscal year, the Committee hereby award and/or vest common shares of Tyco International Ltd. for the executives listed below in accordance with the satisfaction of the performance goals established for the first quarter of fiscal year 2002, provided that each such award is subject to the executive being employed at the end of the fiscal year:

     Jerry Boggess: 5,625; Albert Gamper: 1,259; Neil Garvey: 403; Richard
     Meelia: 6,357; Robert Mead: 574; and Steve McDonough: 2,529; and further

     RESOLVED, that for the purpose of exempting the transaction under Rule 16b-3(e), the disposition by any Division President of any restricted shares or share bonus to the company at the fair market value on the date of the sale is approved; and further

     RESOLVED, that the appropriate officers of the Company be and they hereby are authorized to take such action as they deem necessary or desirable to carry out the intent of the foregoing resolutions.

Ms. Prue then presented and the Committee reviewed the performance plans for the second quarter of fiscal year 2002 for the Division Presidents.

Ms. Prue then presented and the Committee reviewed the annual performance plans for L. Dennis Kozlowski and Mark H. Swartz.

EQUITY PLAN REVIEW.
Ms. Prue presented information on the number of shares available for future grants under Tyco's stock option and restricted share plans.


                                                /s/ Stephen Foss
                                                --------------------------------
                                                Stephen Foss
                                                Chairman, Compensation Committee

                                    99.8-165

                                                                      EXHIBIT 23










                                    99.8-166

                                                               Booked in 1/2002

[LETTERHEAD OF TYCO]

          Interoffice Memorandum

          THIS CORRESPONDENCE MAY CONTAIN CONFIDENTIAL INFORMATION INTENDED FOR THE USE OF THE INDIVIDUAL OR ENTITY TO WHOM IT IS ADDRESSED. IF THE READER IS NOT THE INTENDED RECIPIENT, OR THE EMPLOYEE OR AGENT RESPONSIBLE TO DELIVER IT TO THE INTENDED RECIPIENT, YOU ARE HEREBY NOTIFIED THAT ANY DISSEMINATION OR COPYING IS STRICTLY PROHIBITED.

DATE           01/08/2002

TO             Linda Auger

FROM           Mark Swartz

SUBJECT        KIV


Linda,

Please credit Dennis Kozlowski's. Key Employee Loan account for the following amounts paid to White Mountain Films on Tyco's behalf.

10/11/00                200,000.00
04/16/01                300,000.00
04/19/01                200,000.00


Dennis pd to make film The Endurance
     Shakleton's Antarctic expedition


                                    99.8-167

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is made as of the 19th day of November 2001, by and between L. Dennis Kozlowski, One Town Center Road, Boca Raton, Florida ("Assignor"), and Tyco International (US) Inc., One Tyco Park, Exeter, New Hampshire 03833 ("Assignee").

                              W I T N E S S E T H:

     WHEREAS, Assignor, for and on behalf of Assignee, and White Mountain Films, LLC, entered into that certain Agreement (the "Agreement"), dated as of April 6, 2001, under which, among other things Assignor agreed to make certain investments for the purposes stated in the Agreement; and

     WHEREAS, Assignor made such investments for and on behalf of Assignee; and

     WHEREAS, Assignor wishes to assign to Assignee all of Assignor's interest in and to the Agreement and to all investments made thereunder, and Assignee agrees to accept such assignment and assume all obligations of Assignor under the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in, to and under the Agreement and all of Assignor's rights to any benefits thereunder.

     2. Assignee hereby accepts the within assignment and agrees to assume, perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Agreement to be' performed from and after the date hereof.

     3. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in and to the following investments:
October 11, 2001, $200,000; April 16, 2001, $300,000; and April 19, 2001,
$200,000, amounting to a total of $700,000 (collectively, the "Investments"), and the rights and benefits associated therewith:

     4. This Assignment and the obligations of Assignor and Assignee hereunder shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns, shall be governed by and construed in accordance with the laws of the State of New York and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith. Assignor and Assignee agree to execute any and all other assignments, documents, certificates and other instruments as may at any time be deemed reasonably necessary to further evidence or consummate this Assignment.

                                    99.8-168

     IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.

ASSIGN0R:                                  ASSIGNEE:

                                           Tyco International (US) Inc.

/s/ L. Dennis Kozlowski                    By:  [ILLEGIBLE]
------------------------------                ----------------------------------
L. Dennis Kozlowski
                                           Title:  Secretary
                                                 -------------------------------


Receipt acknowledged this 19 day of November, 2001

WHITE MOUNTAIN FILMS, LLC

By:  [ILLEGIBLE]
   -------------------------------------

Title:    President
      ----------------------------------

                                    99.8-169

                              TYCO INTERNATIONAL US
                              JOURNAL ENTRY LISTING

BATCH     CO       JE CD  PERIOD     DATE     STATUS  SRC   REF  COMMENT            CO       ACCT     SUB    OEP    TY
-----------------------------------------------------------------------------------------------------------------------
s30126a   BOCA40   11847  200204   01/28/02   Posted  JE         Reclass Shakleton  BOCA40   160000   0001   900    F
                                                                 Reclass Shakleton  BOCA40   209000   0006   900    F

ACCOUNT DESCRIPTION               DEBIT AMOUNT   CREDIT AMOUNT
--------------------------------------------------------------
NOTES RECEIVABLE KEY EMPLOYEES            0.00      700,000.00
ACCRUED CHARITABLE CONTRIBUTION     700,000.00            0.00
                                  ------------   -------------
                                  $ 700,000.00   $  700,000.00
                                  ============   =============

                                    99.8-170

                                                                      EXHIBIT 24










                                    99.8-171

PACITTI, BETH
--------------------------------------------------------------------------------
From:            Pacitti, Beth
Sent:            Monday, April 23, 2001 12:23 PM
To:              'eharris@carlson.com'; 'fdt@pronet.it'; 'jimmy@micronet.it';
                   Jacques, Barbara
Subject:         Birthday Bash - June 14, 2001


BJ, Ellen, Herni, & Jimmy:

Guests arrive at the club starting at 7:15 p.m. The van pulls up to the main entrance. Two gladiators are standing next to the door, one opens the door, the other helps the guests. We have a lion or horse with a chariot for the shock value. The guests proceed through the two rooms. We have gladiators standing guard every couple feel and they are lining the way. The guests come into the pool area, the band is playing, they are dressed in elegant chic. Big ice sculpture of David, lots of shellfish and caviar at his feet. A waiter is pouring stoll vodka into his back so it comes out his penis into a crystal glass. Waiters are passing cocktails in chalices. They are dressed in linen togas with fig wreath on head. A full bar with fabulous linens. The pool has floating candles and flowers. We have rented fig trees with tiny lights everywhere to fill some space, 8:30 the waiters instruct that dinner is served. We all walk up to the loggia. The tables are all family style with the main table in front. The tables have incredible linens with chalices as wineglasses. The food is brought out course by course, family style, lots of wine, and it's starting to get dark. Everyone is nicely buzzed, LDK gets up and has a toast for K.

Everyone is jumping from table to table. E Cliff has continued to play light music through dinner. They kick it up a bit. We start the show of pictures on the screen, great background music in sync with the slides. At the end Elvis is on the screen wishing K a Happy Birthday and apologizing that he could not make it. It starts to fade and Elvis is on stage and starts singing happy birthday with the Swingdogs. A huge cake is brought out with the waiters in togas singing and holding the cake up for all to see. The tits explode, Elvis kicks it in full throttle. Waiters are passing wine, after dinner drinks, and there is dancing. 11:30 light show starts. HBK is displayed on mountain, fireworks coming from both ends of the golf course in sync with music. Swingdogs start up and the night is young.


Here is the invitation:

                                  Ottima Festa
                                  Ottima Amici

                         Our summer party is moving from Nantucket to Sardinia.
               Please join us in the celebration of friendships and Karen's 40th birthday in the scenic Costa Smeralda.

                         Accommodations have been arranged at the Hotel Cala dl
               Volpe Resort. We look forward to seeing you there - the fun begins the evening of June 10th.

                         Buon viaggio e felice arrivo - a prestol

                                          Karen & Dennis

                         The best present for my birthday is your company so
               please, no gifts.

                                    99.8-172

                      GUEST LIST FOR KAREN'S BIRTHDAY BASH

Dennis Kozlowski and Karen Mayo
Gary and Valerie Fagin
Dan and Jenifer McDougal
Sally and Dave Lurie
Irving and Barbara Gutin
Mark and Karen Swartz
Jeff and Beth Maltfolk
Todd McCabe and Allison Barber
Kathy and Burton Richardson
Rita and Peter Carey
Sally Bates and Brook
Pete and Thea Kaizer
Pete and Hilary Musser
Marion and Sonny Mandell
Wendy Valliere and Billy Rowe
Hal and Woodic Mayo
Steve and Brenda McDonouna (Sp.7)
Brad and Terri McGee
Lou and Minni Cheisa
Peter Wiedenman and Beth Riungu
James Bartle
Barbara Jacques
Cheryl Kozlowski
Sandy Kozlowski and guest
Bermie & Maria [Mucci]
Michael & [Pascale Castania]
Endeavor Crew 9

                                    99.8-173

                             ADDRESSES FOR INVITEES

Lord Michael Ashcroft (Susie Ashcroft)
         Redacted

James Bartle
         Redacted

Sally Bates Hall (Brooks Chapman Hall)
         Redacted

Peter C. Gary (Rita V. Lapas)
         Redacted

Michael Castania (Pascale Castania)
         Redacted

Lou Chiesa (Mimi Chiesa)
         Redacted

Christina Cuccia
         Redacted

Robert R. DeCosta (Debra P. DeCosta)
         Redacted

Jill Garrison Evarts (Douglas E. Hawkes)
         Redacted

                                    99.8-174

Gary Fagin (Valerie Ann Fagin)
         Redacted

Karin Finegin (Tony Jalbert)
         Redacted

Irving Gutin (Barbara Gutin)
         Redacted

Barbara Jacques
         Redacted

Peter H. Kaizer, Jr. (Thea K. Kaizer)
         Redacted

Spanky Kania (Kitty) - Cancelled

Cheryl Kozlowski
         Redacted

Sandy Kozlowski

Dave Lurie (Sally Lurie)
         Redacted

Sonny Mandell (Miriam Mandell)
         Redacted

Jeff Mattfolk (Beth Mattfolk)
         Redacted

Hal Mayo (Woodie Mayo)

                                    99.8-175

Todd McCabe (Allison Barber)
         Redacted

Stephen B. McDonough (Brenda McDonough)
         Redacted

Daniel R. McDougall (Jennifer McDougall)
         Redacted

Brad McGee (ILLEGIBLE)
         Redacted

Bernard M. Mucci (Maria Mucci)
         Redacted

Hillary Grinker (Warren Musser)
         Redacted

Burton Richardson (Kathy)
         Redacted

William T. Rowe (Sharron W. Valliere)
         Redacted

Rob Sharpe (Maria Sharpe)
         Redacted

Mark Swartz (Karen Swartz)
         Redacted

Joe Curcio (Paula)
         Redacted

                                    99.8-176

Tom Landry (Coach)

Nelson Cantave (Peggy)
         Redacted

Pete Musser

Dennis (Karen)

Endeavor Crew

Joseph Rapier

                                    99.8-177

                                                                      EXHIBIT 25










                                    99.8-178

[LETTERHEAD OF TYCO]                        L. DENNIS KOZLOWSKI
                                            CHAIRMAN
                                            CHIEF EXECUTIVE OFFICER  [ILLEGIBLE]

   January 4, 2001

   Nantucket Conservation Foundation, Inc.
   118 Cliff Road
   Nantucket, MA 02554-0013

   Attn: James F. Lentowski

   Dear James:

   I am pleased to enclose a check in the amount of $650,000.00 which represents our first installment of a two year pledge to the Nantucket Conservation Foundation, Inc.

   Sincerely,

   /s/ L. Dennis Kozlowski

   L. Dennis Kozlowski

   enclosure

                                    99.8-179

[LETTERHEAD OF TYCO]                   L. DENNIS KOZLOWSKI
                                       CHAIRMAN
                                       CHIEF EXECUTIVE OFFICER       [ILLEGIBLE]

   December 21, 2001

   Nantucket Conservation Foundation, Inc:
   118 Cliff Road
   Nantucket, MA 02554-0013

   Attn: James F. Lentowski

   Dear James,

   I am pleased to enclose a check in the amount of $650,000 which represents our second installment of a two year pledge to the Nantucket Conservation Foundation, Inc.

   Sincerely,

   /s/ L. Dennis Kozlowski

   L. Dennis Kozlowski

   enclosure

                                    99.8-180

                                                                      EXHIBIT 26










                                    99.8-181

[LETTERHEAD OF TYCO INTERNATIONAL LTD.]                      L. DENNIS KOZLOWSKI
                                                                        CHAIRMAN
                                                         CHIEF EXECUTIVE OFFICER

                                                       $5,000,000 Total
                                                       $8,100,000 Payout S of S

                                                       cc: Bernie Mucci

   VIA FEDERAL EXPRESS

   August 5, 1997

   Mr. John H Shannon
   Vice President - University Affairs
   Seton Hall University
   South Orange, NJ [ILLEGIBLE]

   Dear Jack

   Congratulations on your new appointment as Vice President of University Affairs. I believe you are an outstanding choice and Seton Hall is fortunate to have you. To get you started on the right foot, I have enclosed a check for $1 million in payment toward my pledge to Seton Hall University.

   We should discuss my commitment to insure a mutual understanding in your new role.

   Best regards,

  /s/ L. Dennis Kozlowski

   cc   Reverend Thomas Peterson
        Monsignor Robert Sheeran

[LETTERHEAD OF TYCO INTERNATIONAL LTD.]

[ILLEGIBLE]

     DATE        CHECK NO         AMOUNT
   ------------------------------------------
   08/05/97       1694      ****$1,000,000.00
   ------------------------------------------

   ONE MILLION AND 00/100 DOLLARS

              SETON HALL UNIVERSITY                /s/ [ILLEGIBLE]
   PAY        OFFICE OF UNIVERSITY AFFAIRS         -----------------------------
   TO THE     SOUTH ORANGE, NJ 07079
   [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
                                                   -----------------------------
   [ILLEGIBLE]

                                    99.8-182

                                                                      EXHIBIT 27

                                    99.8-183

[LETTERHEAD OF TYCO INTERNATIONAL LTD.]                      L. DENNIS KOZLOWSKI
                                                                        CHAIRMAN
  July 1, 1999                                           CHIEF EXECUTIVE OFFICER

  Luke I. O'Neill
  President
  Shackleton Schools, Inc.
  36 Bromfield Street, Suite 500
  Boston, MA 02108

  Dear Luke:

  Just after your New York event, my daughter Cheryl introduced me to the good work you are doing with young people at Shackleton Schools. The short video, One Leader at a Time, and the printed materials impressed me a great deal. It appears that you have built an effective program as well as a remarkable team of committed individuals who will guide the organization towards your educational vision.

  I would like to see you realize your vision. To this end, I hereby pledge $1,000,000.00 to Shackleton Schools, Inc. Enclosed is a check for $200,000.00 representing the first payment toward our pledge. The remaining payments will be paid in four (4) equal annual installments according to the following schedule:

          Second Payment       July 1, 2000
          Third Payment        July 1, 2001
          Fourth Payment       July 1, 2002
          Fifth Payment        July 1, 2003

  Provided, however, that prior to making the second, third, fourth, and fifth payments, Shackleton Schools will provide me with a report demonstrating that the school has succeeded in maintaining a total enrollment that is not less than ten percent (10%) of its current enrollment targets. The current enrollment targets are contained in the attached report.

  Finally, Shackleton Schools, Inc. may use the proceeds of my gift for whatever purpose it wishes. It is my intention to see the organization grow to serve more and more students who deserve the chance to learn in a supportive, caring environment.

  I wish you well on your bold expedition.

  Sincerely,


  /s/ L. Dennis Kozlowski
  L. Dennis Kozlowski

  cc: Cheryl Kozlowski

  Enclosure

    THE GIBBONS BUILDING, 10 QUEEN STREET, SUITE 301, HAMILTON HM 11, BERMUDA
                                  (441)292-8674

                                    99.8-184

                                                                      EXHIBIT 28










                                    99.8-185

[MIDDLEBURY LOGO]

                                                      October 4, 2000

PERSONAL & CONFIDENTIAL
Mr. L. Dennis Kozlowski
3 Tyco Plaza
Exeter, NH 09833-1108

Dear Dennis:

     I am so very grateful to you for your additional commitment to the Bicentennial Campaign in support of our child care initiative. The particulars of that initiative were described in my letter of July 31. They remain unchanged, and I attach a copy of that letter for your reference.

     I am sending along a commitment form, which I hope you will sign and return at your earliest convenience. As we discussed, your commitment is for $2.5 million, which will create an endowment fund to support the College's annual contribution to United Way and the [ILLEGIBLE] Community Foundation, through which we are supporting the creation of additional child care slots. I would suggest we define the endowment fund as follows.

     THE KOZLOWSKI FUND Created in 2000 by L. Dennis Kozlowski [ILLEGIBLE] and [ILLEGIBLE] and member of the Board of Trustees. To be used at the discretion of the President to support the College's efforts to meet employees' child care or other parental needs. Income from the fund will be used initially to help meet the College's annual contribution to support a community effort to increase the number of available child care slots and will be devoted in full to that purpose. At the discretion of the President, or if the circumstances that determined the initial allocation of fund income should change, some or all of the income may, on occasion or over time, be directed to meet other College employee parental needs as may be defined by the President.

     I have tried in this wording, Dennis, both to address the current needs and also to acknowledge that over time specific needs may change. I hope it provides the flexibility our successors may require as well as the assurance our contemporaries need. Please let me know if you prefer alternative or additional wording.

     Finally, I thank you for permission to announce this commitment, and to launch the challenge it makes to raise the balance of the funds we will need annually. I know that many of my colleagues will want to express their gratitude to you personally.

     Your support for this effort is deeply appreciated. I am grateful as well for your willingness to direct your giving to areas of most acute need and to entrust us with the responsibility to be wise and faithful stewards of so generous a gift, and its spirit, now and for all time to come.

                                                Sincerely,

                                                /s/ John M. McCardell, Jr.

                                                John M. McCardell, Jr.

  JMM. [ILLEGIBLE]                                [ILLEGIBLE]
  Enclosure

                                    99.8-186

                                     [LOGO]

                                  [ILLEGIBLE]
                             STATEMENT OF INTENTION

I/we intend to give to Middlebury College, for the Bicentennial Campaign, a gift totaling $ 2,500,000 Enclosed is my/our check for $_____________.

I/we hereby intend to give to Middlebury College $2,500,000 payable over 5 years according to the following payment schedule.

Payment schedule:     2000-2001  500,000  2002-2003   500,000  2004-2005  500,000
                      2001-2002  500,000  2003-2004   500,000

Please remind me      / / annually (November)   / / semi-annually (May/November)

 /s/ [ILLEGIBLE]                                     October 12, 2000
------------------------------                       ---------------------------
 Signature                                            Date

------------------------------                       ---------------------------
 Signature                                            Date

 NAME(s)           L. DENNIS KOZLOWSKI

 STREET ADDRESS    c/o Tyco - 1 Tyco [ILLEGIBLE]

 CITY/STATE/ZIP    EXETER, N.H. 03837

                   My/our gift is designated for:

                   %   to the Annual Fund
                   ----
                   %   for unrestricted Campaign purposes
                   ----
                   %   for other purposes as follows:
                   ----
                       __________________________________

                       __________________________________

 PLEASE RETURN TO:  External Affairs
                    Munford House
                    Middlebury College
                    Middlebury, Vermont [ILLEGIBLE]
                    (802)443-5181

I reserve the right to alter these gift plans as I [ILLEGIBLE] unforeseen circumstances so warrant. This is an intent and not to be construed to be legally enforceable.

                                    99.8-187

[LETTERHEAD OF TYCO]            L. DENNIS KOZLOWSKI                 [ILLEGIBLE]
                                   CHAIRMAN
                                   CHIEF EXECUTIVE OFFICER

   November 15, 2000

   Office of the President
   Middlebury College
   Middlebury, VT 05753

   Attn: John M. McCardell, Jr.

   Dear John:

   I am pleased to enclose a check in the amount of $500,000.00 which represents our first payment of a five-year pledge to the Bicentennial Campaign in support of the child care initiative.

   We wish you much success with your fundraising efforts.

   Sincerely,

   /s/ L. Dennis Kozlowski

   L. Dennis Kozlowski

   enclosure

                                    99.8-188

                                                                      EXHIBIT 29










                                    99.8-189

[LETTERHEAD OF TYCO INTERNATIONAL LTD.]   [ILLEGIBLE]        L. DENNIS KOZLOWSKI
                                                                        CHAIRMAN
                                                         CHIEF EXECUTIVE OFFICER

   December 30, 1997

   Mr. Richard Ridgway
   Berwick Academy
   Academy Street
   South Berwick, ME 03908

   Dear Hap:

   Enclosed is a check for $300,000 which represents Tyco's final payment toward the "Koz Plex" pledge.

   Hope you and your family enjoyed the holiday season and may 1998 be the best year yet!

   Sincerely,

   /s/ L. Dennis Kozlowski

[TYCO INTERNATIONAL LTD. LOGO]
   ONE TYCO PARK
   EXETER, NEW HAMPSHIRE
   03833-1108

[ILLEGIBLE]

     DATE       CHECK NO.       AMOUNT
   ---------------------------------------
   12/30/97       5418        *$300.000.00
   ---------------------------------------

   THREE HUNDRED THOUSAND AND 00/100 DOLLARS

[ILLEGIBLE]

         BERWICK ACADEMY
         ACADEMY STREET                                       /s/ [ILLEGIBLE]
         SOUTH BERWICK, ME 03908                              ------------------

     [ILLEGIBLE]                                              /s/ [ILLEGIBLE]
PITTSBURGH, PENNSYLVANIA.                                     ------------------

                                    99.8-190

                                                                      EXHIBIT 30










                                    99.8-191

[LETTERHEAD OF TYCO INTERNATIONAL LTD.]                     L. DENNIS KOZLOWSKI
                                                                        CHAIRMAN
                                                         CHIEF EXECUTIVE OFFICER

                                  March 6, 1996

   Dr. John M. Driscoll, Jr.
   Acting Chairman Department of
   Pediatrics and Acting Director
   of Pediatric Service
   Babies & Children's Hospital of New York
   630 West 168th Street
   Room BHS-102
   New York, NY 10032-3784                               Suspense
                                                         October 1996
   Dear John,

   As you know I've committed to a pledge of $1 million over the next four years to Babies & Children's Hospital Lung and Cystic Fibrosis Center. The gift will commence with the enclosed check for $200,000. An additional $200,000 will be forwarded in October of this year, and then $200,000 a year in October 1997, 1998 and 1999.

   I am sure we can discuss at our mutual convenience your offer of a naming opportunity. In the meantime I look forward to seeing you on April 25th at the Beach Boys (they must be Beach "Men" by now), with my sunglasses.

   Sincerely,

   /s/ L. Dennis Kozlowski

   LDK/lac

   Enclosure

                ONE TYCO PARK, EXETER, NEW HAMPSHIRE 03833-1108
                (603) 778-9700              FAX: (603) 778-7330


LDK will write cover letter

                                    99.8-192

                                                                      EXHIBIT 31










                                    99.8-193

TEAM DENNIS CONNER

                                       [STARS & STRIPES AMERICA'S CUP 2003 LOGO]
2525 SHELTER ISLAND DRIVE, SUITE E
SAN DIEGO, CA 92106
UNITED STATES OF AMERICA

619/523-5131
619/523-5279 FAX
EMAIL 102735 3645@COMPUSERVE.COM

  September 26, 2000

  Ms. Geri Kierstead
  Tyco International US, Inc.
  One Tyco Park
  Exeter, NH 03833

  Dear Geri:

  Dennis requested that I forward on to you the enclosed information on California International Sailing Association (CISA) the 50l(c)(3) tax deductible foundation that our America's Cup effort uses for donations to the team to fund the program.

  Dennis' donation should be made payable to CISA but mailed to our office here in San Diego at:

                                    Team Dennis Conner
                                    2525 Shelter Island Drive, Suite E
                                    San Diego, CA 92106

  We will deliver the check to CISA and they will provide you with a letter in return authenticating your donation. If you have any questions regarding CISA, you can speak to Dale Snider Team Dennis Conner's CFO at our San Diego office. Telephone (619) 523-5131.

  The first donation check was to be $1,000,000.00 sent in October 2000, with the same amount being sent each quarter for ten quarters. We very much appreciate your help in expediting Dennis expression of support to the Stars & Stripes team in our quest to return the America's Cup to the United States where it belongs.

  Warm regards,

  /s/ Dennis Conner
  Dennis Conner

                                    99.8-194

[LETTERHEAD OF TYCO]             L. DENNIS KOZLOWSKI                [ILLEGIBLE]
                                    CHAIRMAN
                                    CHIEF EXECUTIVE OFFICER

   November 2, 2000

   Team Dennis Conner
   2525 Shelter Island Drive
   Suite E
   San Diego, CA 92106

   Attn: Dennis Conner

   Dear Dennis:

   I am pleased to enclose a check in the amount of $1,000,000.00 which represents our first payment to the California International Sailing Association.

   Sincerely,

   /s/ L. Dennis Kozlowski

   L. Dennis Kozlowski

   enclosure

                                    99.8-195

                                                                      EXHIBIT 32










                                    99.8-196

[LETTERHEAD OF TYCO]                    [ILLEGIBLE]                  [ILLEGIBLE]

   August 14, 2001

   John J. Bowen
   Vice President
   Development and External Affairs
   MSPCA Angell Memorial
   350 South Huntington Avenue
   Boston, MA 03130

   Dear John

   On behalf of L. Dennis Kozlowski and Tyco International, I am pleased to confirm the additional $1.5 million pledge to fund the [ILLEGIBLE] Care Center at Angell Memorial Hospital bringing the total donation to $2.5 million.

   Payments will be made in the amount of $300,000 each year for a period of five years commencing August 2002.

   John, if you have any questions or need any further assistance, please do not hesitate to contact me.

   Sincerly,

   /s/ [ILLEGIBLE]

                                    99.8-197

                                                                      EXHIBIT 33










                                    99.8-198

[LETTERHEAD OF TYCO INTERNATIONAL (US) INC.]                L. DENNIS KOZLOWSKI
                                                                        CHAIRMAN
                                                         CHIEF EXECUTIVE OFFICER

   October 5, 1999

   Nantucket Historical Association
   P.O. Box 1016
   Nantucket, MA 02554-1016

   Attn: Jean Grimmer

   Dear Jean:

   Enclosed is a check in the amount of $250,000 which represents L. Dennis Kozlowski's and Tyco International's first payment of a four year pledge to the Capital Campaign.

   Best wishes for a successful campaign!

   Sincerely,

   /s/ [ILLEGIBLE]

   Enclosure

                 ONE TYCO PARK, EXETER, NEW HAMPSHIRE 03833-1108
                 (603) 778-9700             FAX: (603) 778-7330

                        A TYCO INTERNATIONAL LTD COMPANY

                                    99.8-199